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                                                                    EXHIBIT 10.1




                             EDGE JOINT VENTURE II













                                                         Dated:  April 8th, 1991
                                                                       ---

                               TABLE OF CONTENTS

                            JOINT VENTURE AGREEMENT

                                                                  Page
                                                                  ----
                                  ARTICLE I.

ORGANIZATIONAL MATTERS

1.1     Formation..............................................     1
1.2     Name...................................................     1
1.3     Principal Place of Business............................     1
1.4     Filings................................................     1
1.5     Term...................................................     1
1.6     Representations, Warranties and Agreements.............     2


                                  ARTICLE II.

DEFINITIONS....................................................     3

                                 ARTICLE III.

PURPOSE........................................................    10

                                  ARTICLE IV.

CAPITAL CONTRIBUTIONS

4.1     Initial Capital Contributions..........................     10
4.2     Additional Capital Contributions.......................     10
4.3     Capital Accounts.......................................     11
4.4     Interest on Contributions..............................     13
4.5     No Withdrawal of Capital Contributions.................     13
4.6     Obligation to Restore Negative Capital Accounts........     13

                                  ARTICLE V.

ALLOCATIONS OF INCOME AND LOSS

5.1     Income and Loss........................................     13
5.2     Precontribution Gain...................................     13
5.3     Corrective Allocations.................................     14
5.4     Minimum Gain Chargeback................................     14
5.5     Transfer of Interest...................................     14

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                                  ARTICLE VI.

CURRENT DISTRIBUTIONS AND RELATED MATTERS

 6.1    Cash Distributions....................................... 15
 6.2    Distribution of Carried Interests........................ 15
 6.3    Valuation of Carried Interests........................... 16
 6.4    Property Distributions................................... 17
 6.5    Repayment of Venturer Loans.............................. 17
 6.6    Matters Regarding Loan Documents......................... 17
 6.7    Pro Rata Distributions................................... 17

                                 ARTICLE VII.

RIGHTS, POWERS AND DUTIES OF THE VENTURERS

 7.1    General.................................................. 18
 7.2    Formation Authority...................................... 18
 7.3    Authority and Duties of the Managing Venturer............ 19
 7.4    Reliance by Third Parties................................ 21
 7.5    Personnel................................................ 21
 7.6    Authority of Managing Venturer to Act as Nominee......... 22
 7.7    Restrictions of the Authority of the Managing
          Venturer............................................... 22
 7.8    Authority, Rights and Duties of the EG II Venturer....... 23
 7.9    Compensation and Reimbursement of Managing Venturer...... 24
 7.10   Compensation and Reimbursement of EG II Venturer......... 25
 7.11   Outside Activities....................................... 25
 7.12   Joint Venture Funds...................................... 29
 7.13   Other Matters Concerning Managing Venturer............... 29


                                ARTICLE VIII.

BUDGETARY AND FINANCIAL MATTERS

 8.1    General.................................................. 30
 8.2    Initial Budget........................................... 30
 8.3    Indirect Costs Budget.................................... 30
 8.4    Capital Item............................................. 31
 8.5    Direct Costs Budget...................................... 31
 8.6    Indirect Research and Development Costs.................. 32
 8.7    Reserve Costs............................................ 32


                                 ARTICLE IX.

TRANSFERABILITY OF VENTURER'S INTEREST........................... 32

                                  ARTICLE X.

INCOME TAX MATTERS

10.1    Preparation of Tax Returns............................... 32
10.2    Organizational Expenses.................................. 33
10.3    Taxation as a Partnership................................ 33
10.4    Tax Matters Partner...................................... 33


                                  ARTICLE XI.

ACCOUNTING PROCEDURES; REPORTS AND INFORMATION

11.1    Fiscal Year.............................................. 33
11.2    Financial Records........................................ 33
11.3    Financial Reports........................................ 33
11.4    Tax Reports.............................................. 34


                                 ARTICLE XII.

DISSOLUTION, LIQUIDATION AND TERMINATION

12.1    Events Causing Dissolution............................... 34
12.2    Liquidating Agent........................................ 34
12.3    Rights as Regards Prospects, Etc......................... 35
12.4    Rights as Regards Seismic Information, Etc............... 37
12.5    Terminating Distributions................................ 38
12.6    Distribution of the Retained Carried Interests, Etc...... 39
12.7    Indemnification of the Liquidating Agent................. 39
12.8    Certain Powers and Rights of the Liquidating Agent....... 40
12.9    Complete Distribution.................................... 40


                                ARTICLE XIII.

AMENDMENTS AND CONSENTS

13.1    Amendments............................................... 40
13.2    Method of Giving Consent................................. 41

                                 ARTICLE XIV.

INDEMNIFICATION AND LIABILITY

14.1    Indemnification.......................................... 41
14.2    Indemnity Limitations.................................... 44
14.3    Limitations on Liability................................. 44
14.4    Procedure for Indemnification............................ 44
14.5    Contribution of Net Proceeds from any Claim.............. 45
14.6    Reimbursement............................................ 45
14.7    Third Party Beneficiaries................................ 45


                                  ARTICLE XV.

EFFECTIVE DATE AND GENERAL PROVISIONS

15.1    Effective Date........................................... 45
15.2    Scope.................................................... 45
15.3    Binding Effect........................................... 45
15.4    Headings................................................. 45
15.5    Waiver of Rights to Partition............................ 46
15.6    Violation................................................ 46
15.7    Severability............................................. 46
15.8    Counterparts............................................. 46
15.9    Applicable Laws.......................................... 46
15.10   Notices.................................................. 46

                            JOINT VENTURE AGREEMENT


        This Joint Venture Agreement (the "Agreement") is entered into as of the date indicated on the signature page hereto by and between New Edge Petroleum Corporation (herein called "EPC" or "Managing Venturer"), Edge Group II Limited Partnership, a Connecticut limited partnership ("Edge Group II"), and the parties identified on Exhibit A hereto (EPC, Edge Group II and the parties identified on Exhibit A hereto shall be referred to collectively as the "Venturers" and each separately as a "Venturer").


                                  ARTICLE I.

                            ORGANIZATIONAL MATTERS

        1.1 FORMATION. The Venturers hereby associate themselves in the formation of a joint venture (the "Joint Venture"), pursuant to the provisions of the Texas Uniform Partnership Act, Tex. Rev. Civ. Stat. Ann. Art. 6132b, as from time to time amended (the "Act").

        1.2 NAME.  The name of the Joint Venture shall be the EDGE JOINT VENTURE
II. Moreover, the Joint Venture's business may be conducted under any other name or names deemed advisable by the Managing Venturer. It is acknowledged and agreed that neither any Venturer nor the Joint Venture have or will have any rights or interests in the name "Edge" and each agrees upon reasonable notice received from EPC to change the names of such entities to remove the term "Edge" therefrom, if ever requested so to do.

        1.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Joint Venture shall be Houston, Texas.

        1.4 FILINGS. The Venturers agree to immediately execute all such certificates and other documents as may be necessary for the Managing Venturer to accomplish all filing, recording, publishing and other acts as may be necessary or appropriate to comply with all requirements for the formation, preservation and operation of the Joint Venture as a general partnership (or equivalent business organization) in all states of the United States in which the Joint Venture may conduct its business prior to the actual conduct of such business in any such state.

        1.5 TERM. The Joint Venture shall be effective as of the date hereof for all purposes, and shall continue in full force and effect for a period of five (5) years from the Effective Date hereof, unless sooner dissolved and terminated pursuant to the terms hereof (the "Term"). Thereafter, during the Wind-Up Period, the Joint Venture shall engage in Winding Up its business and affairs.

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        1.6  Representations, Warranties and Agreements.

             (a) EPC represents and warrants that it is a Texas corporation which has been duly formed, and is validly existing and in good standing with all requisite corporate power to carry on its business.

             (b) Edge Group II represents that it is a limited partnership, which has been formed under the laws of the State of Connecticut, with Napamco, Ltd., a New York corporation, and John Sfondrini as the general partners, and that it is validly existing and in good standing with all requisite power to carry on its business.

             (c) Gulfedge represents that it is a limited partnership which has been formed under the laws of the State of Texas, with New Edge Petroleum Corporation, a Texas corporation, as its general partner, and that it is validly existing and in good standing with all requisite power to carry on its business.

             (d) Edge Group Partnership represents that it is a general partnership which has been formed under the laws of the State of Connecticut, with Edge Limited Partnership, a Connecticut limited partnership ("Edge I"), Edge II Limited Partnership, a Connecticut limited partnership ("Edge II"), and Edge II Limited Partnership, a Connecticut limited partnership ("Edge III"), as its general partners, and John Sfondrini as the Authorized Person, and that it is validly existing and in good standing with all requisite power to carry on its business.

             (e) Each Venturer represents and agrees to furnish the other with any and all information which shall be reasonably requested, and to afford the other the opportunity to ask questions of and receive answers from the other and to obtain any additional information (to the extent such information is accessible or can be obtained without unreasonable effort or expense).

             (f) Each Venturer agrees to pledge its interest in the Joint Venture to RIMCO to secure the obligations of the Joint Venture as set forth in the Loan Agreement, on terms which are acceptable to both Venturers and RIMCO, which terms shall include that the debt evidenced by the Loan Agreement is non-recourse to the Venturers.

             (g) Each Venturer agrees that the Joint Venture shall assume and discharge and perform the obligations (but only those arising after the occurrence of the Effective Date) under that certain agreement by and between the Old Joint


                                       2

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        Venture and James C. Calaway dated February 2, 1989 (herein referred to as the "Two Percent Agreement").

             (h) Each Venturer respectively represents and warrants for itself that (i) the execution and delivery by it of this Agreement, and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or partnership action as the case may be, and (ii) this Agreement constitutes the valid and binding obligation of each respective Venturer enforceable against it in accordance with its terms, subject to (x) the principles of equity; and
        (y) bankruptcy, insolvency, and other laws relating to creditors' rights.

             (i) Edge Group II represents, warrants and covenants that (a) it has requested from its prospective limited partners appropriate information in the form of investor certifications for the purpose of verifying that such investors are "accredited investors" as defined in SEC Reg D; (b) it has used its best efforts to assure that its offering of limited partnership interests in the Edge Group II is in compliance with Reg D, or with Section 4(2) or 3(b) of the Securities Act of 1933, as amended, and any applicable state blue sky laws; and (c) it has imposed upon the holders of limited partnership interests in the Edge Group II, sufficient transfer limitations on the interests in order that the offering of limited partnership interests in the Edge Group II complies with Reg D.

             (j) Each Venturer agrees and acknowledges that the Joint Venture shall assume and discharge and perform the obligations (but only those arising after the occurrence of the Effective Date) to RIMCO as set forth in that certain agreement (the "RIMCO Agreement") between RIMCO and EPC dated May 1, 1990, wherein EPC agreed, among other things, to allow RIMCO to purchase up to twenty percent (20%) of any EPC prospect.

                                  ARTICLE II.

                                  DEFINITIONS

        When used herein, the following words shall have the meaning assigned to them:

        "ADDITIONAL CAPITAL CONTRIBUTION" means the amount of additional cash the Venturers agree to contribute to the capital of the Joint Venture, including amounts provided in Section 4.2.

        "AFFILIATE" means, when used with reference to a specified Venturer, (a) any Person directly or indirectly controlling,


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controlled by, or under common control with such Venturer; (b) any officer, director or partner of such Venturer; and (c) any Person in which a Venturer is a general partner.

        "AGREEMENT OF SALE" means a certain agreement of purchase and sale, in form and substance satisfactory to EPC and the EG II Venturer pursuant to which the Joint Venture will purchase from the Old Joint Venture the assets and assume certain liabilities of the Old Joint Venture, as more fully set forth in Section 7.2(b) hereof.

        "AVAILABLE CASH" means, at the time of determination, all Joint Venture cash, from whatever source derived, including operating profits and insurance proceeds, whether held in the form of cash, checking accounts, demand deposits or short-term marketable securities.

        "CAPITAL CONTRIBUTIONS" means for any Venturer the Initial Capital Contribution and Additional Capital Contribution of such Venturers (or the predecessor holder of the Interest of such Venturer).

        "CARRIED INTERESTS" means any interests, including without limitation, reversionary working interests, royalty interests, and any other forms of promoted or carried interests, in and to Leases, retained or received by the Joint Venture upon or in connection with the sale by or on behalf of the Joint Venture of a Prospect. "Carried Interests" as used herein shall be subject to the provisions of Section 1.6(e) herein. For purposes of this Agreement, the term "carried Interests" shall also indicate Reserves owned by the Joint Venture, however acquired.

        "CODE" means the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

        "CONTRIBUTED RESERVES" means the reserves and assets indicated on Exhibit A hereto which have an agreed value as set forth on Exhibit A.

        "DIRECT COSTS" shall mean all amounts paid, incurred or proposed to be incurred, whether by the Joint Venture or the Managing Venturer for the Joint Venture for the acquisition, holding, development, and marketing of specific Leases or Prospects. Direct Costs shall include, without limitation, all of the items set forth below, all subject to the foregoing definition: amounts for lease bonuses to landowners or others; commissions paid to lease brokers; costs of title opinions; fees paid to and expenses of project managers and land persons or scouts who acquire leases; recording fees; costs of abstracts; fees and salaries (including advances) of geologists, landmen, engineers, draftsmen, geophysicists, project managers or any other persons who perform

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similar services together with all social security taxes, health insurance benefits, professional dues, log library costs, parking and worker's compensation costs; costs of performing or acquiring seismic data (but not to include seismic which is an Indirect Research and Development Cost), seismic exploration rights and options (but only to the extent permitted by this Agreement); accounting and legal fees relating to the acquisition, holding, development and marketing of specific Leases or Prospects; consideration paid to others for acquisitions or assignments of leasehold interests or rights to acquire or retain interests; all costs of the offering for sale and sale of specific Leases or Prospects; any transfer taxes; printing, drafting or duplication of project materials, costs incurred in the acquisition, assimilation, and recording of geological and geophysical data, the cost of data processing services, computer software, travel and out-of-pocket expenses of employees of EPC incurred in connection with specific Leases or Prospects. Direct Costs shall also include any and all other charges similar to the foregoing, whether mentioned herein or not, which in the reasonable and good faith opinions of both Venturers are properly classified as Direct Costs, provided that the cost falls within the definition of Direct Costs expressed in the first sentence of this paragraph. Direct Costs shall not include any costs which are Indirect Research and Development Costs.

        "EDGE GROUP I" means the Edge Group Partnership, a general partnership with Edge Limited Partnership, Edge II Limited Partnership and Edge III Limited Partnership, as the general partners thereof, and John Sfondrini, as the managing partner.

        "EFFECTIVE DATE" means the date when this Agreement is executed by all Venturers.

        "EXCESS NET CASH FLOW" means the annual net income of the Joint Venture computed in accordance with generally accepted accounting principles as set forth in the statements delivered pursuant to Section 11.3 hereof from which shall be deducted: (i) twenty percent (20%) of the amount which the Joint Venture shall initially list on its books for any intangible assets acquired by the Joint Venture from the Old Joint Venture; and (ii) amounts paid or anticipated to be paid for the twelve (12) month period following the date of the most recent computation of Net Income on account of principal and interest under the Loan Agreement, or any other indebtedness incurred with the approval of both Participating Venturers. For purposes of subprovision (i), if any portion of the acquisition by the Joint Venture of the assets to be acquired pursuant to the Agreement of Sale is required by the independent auditors for the Joint Venture to be accounted for as a "rollover" or some similar classification whereby no new consideration is deemed to have been given, then for purposes of subprovision (i), the Joint Venture shall be deemed to have an amount of intangible assets, such amount determined by multiplying the total purchase price for the assets purchased pursuant to the Agreement of Sale by the percentage which is deemed to be a rollover, as aforesaid.

        "INCAPACITY" or "INCAPACITATED" means, with respect to any Venturer,
(i) the filing of a petition in bankruptcy, or (ii) the dissolution or termination (other than by merger or consolidation), as the case may be, unless, in the case of a dissolution, such Venturer is reconstituted and its business continued as provided in its organizational documents.

        "INDIRECT COSTS" means any and all costs or amounts paid, incurred or proposed to be incurred directly or indirectly, whether by the Joint Venture or the Managing Venturer and for the benefit of and allocable to the Joint Venture, which are neither Direct Costs, Reserve Costs, Indirect Research and Development Costs or costs of Capital Items, including, without limitation, the $40,000 annual consulting fee due James C. Calaway under the agreement dated March 18, 1989 between James C. Calaway and EPC.

        "INDIRECT RESEARCH AND DEVELOPMENT COSTS" means all costs incurred for regional seismic and other research and development data which costs are not, in the exercise of the Managing Venturer's reasonable judgment, allocable as a Direct Cost of the Joint Venture. It shall not include any Nonproprietary Seismic or other seismic acquired by the Joint Venture from the Old Joint Venture.

        "INITIAL CAPITAL CONTRIBUTIONS" means the cash amounts, and the agreed value of the Contributed Reserves, contributed to the Joint Venture by the Venturers as provided in Section 4.1.

        "INTEREST" means the entire ownership interest of a Venturer in the Joint Venture at any particular time, including the rights and obligations of such Venturer under this Agreement and the Act.

        "LEASES" means full or partial interests in oil and gas leases,oil and gas mineral rights, including applications for federal and state leases, fee rights, licenses, concessions or other rights authorizing the owner to explore for, drill, produce and sell oil, gas and other hydrocarbons, as well as rights to share in revenues from such activities and interests, and contractual rights to acquire any such interest.

        "LOAN DOCUMENTS" means any loan agreement, promissory notes, interest deferral notes, mortgages, security agreements, collateral mortgages, collateral mortgage notes and any and all other agreements, instruments, certificates or undertakings executed in connection with a borrowing by the Joint Venture of up to $4,500,000 from RIMCO or other source acceptable to the Venturers,

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

on which loan the Venturers shall have no liability, other than their interests in the Joint Venture.

        "NONPROPRIETARY SEISMIC" means seismic data purchased or obtained from third parties where the purchaser obtains the right to use such data, but may not sell it.

        "NOTIFICATION" means a writing containing the information required by this Agreement to be communicated to any Person, sent by registered or certified United States mail, return receipt requested, postage prepaid, to such Person at the last known address of such Person, the date of the mailing being deemed the date of the giving of Notification; provided, however, that any communication containing the information sent or delivered to the Person and actually received by the Person shall constitute Notification for all purposes of this Agreement.

        "OLD EPC" means old Edge Petroleum Corporation, a wholly-owned subsidiary of EPC.

        "OLD JOINT VENTURE" means the old Edge Joint Venture between Edge Petroleum Partnership and Edge Group I, evidenced by that certain Operating Agreement dated July 1, 1987.

        "PARTICIPATION AGREEMENTS" means an agreement whereby the Joint Venture, or the Managing Venturer for the benefit of the Joint Venture, agrees, as the owner of relevant Leases, or working interests, to sell and assign its interest in certain Leases to one or more Persons.

        "PARTICIPATING VENTURERS" means EPC and Edge Group II.

        "PERSON" means any individual, partnership, corporation, trust or other entity.

        "PROPRIETARY SEISMIC" means seismic data other than Nonproprietary Seismic.

        "PROSPECT" means a geographical and/or geological area deemed by the Managing Venturer to be prospective for the accumulation of production of oil, gas, condensate, or other hydrocarbons, or an interest therein, including, without limitation, any Leases acquired or considered for acquisition by the Joint Venture.

        "RESERVE COSTS" means any and all expenditures and costs incurred by the Joint Venture or the Managing Venturer on behalf of the Joint Venture with respect to the Contributed Reserves, any retained Carried Interests and any working interests retained by the Joint Venture in Prospects which it sells or offers for sale, including, without limitation, amounts to be paid with respect to any operating agreements that may pertain thereto, as well as intangible drilling costs, lease operating expenses, production and severance taxes, ad valorem taxes, lease and well equipment, pipelines and gathering systems, and any costs similar to the forgoing, whether mentioned herein or not.

        "RESERVES" means the rights to ownership of oil and gas or other hydrocarbon interests, whether by virtue of a working interest, royalty interest, net profits interest, production payment right, back in, carried interests, and any other similar type rights.

        "RIMCO" means collectively RIMCO Partners, L.P. II, RIMCO Partners, L.P. III and RIMCO/NYC, L.P.

        "SHARING RATIOS" means initially as to each Venturer as set forth on Exhibit B. After the occurrence of Sharing Ratio Shift A, and Sharing Ratio Shift B, the Sharing Ratios of the Venturers will be as set forth on Exhibit B.

        "SHARING RATIO SHIFT A" is that point in time, whether such occurs during the Term hereof, or during the Wind-Up Period, when the total amount of (i) cash, (ii) the value of Carried Interests actually distributed to the Venturers (with values being determined as set forth in Section 6.3) and (iii) the value of any other property distributed to the Venturers, pursuant to
Section 12.5 hereof, equals the Sharing Ratio Shift A Amount. Upon the occurrence of Sharing Ratio Shift A, all subsequent distributions based upon Sharing Ratios shall be made based upon the Sharing Ratios after the occurrence of Sharing Ratios Shift A, regardless of any other subsequent factors, including, without limitation, whether the value of any Carried Interests distributed to the Venturers shall decrease or diminish to an amount below the Sharing Ratio Shift A Amount. The foregoing notwithstanding in the event that there shall be a title failure with respect to any Carried Interest previously distributed, the value which was attributed to the Carried Interest when distributed shall be adjusted to reflect the diminished valuation which the Carried Interest would have received at the time it was distributed, if such title failure had been known, and if as a result of such change a Sharing Ratio Shift which had otherwise occurred would not have occurred at the time the Sharing Shift did occur, then 100% of future distributions will be made to the Venturers other than EPC in an amount equal to the amount of any distributions made to EPC which would not have been made to it had the Carried Interest been valued at the diminished value and the Sharing Ratio shall revert to what it was before the Sharing Ratio Shift. The 100% distributions will not be applied for purposes of determining a subsequent Sharing Ratio Shift. Further, if any such decrease occurs, no prior distribution (either of cash or Carried Interests) shall be affected by such subsequent change in value, such affecting only future distributions.

        "SHARING RATIO SHIFT A AMOUNT" shall mean the amount for each Venturer set forth on Exhibit B, subject to the adjustments set forth on Exhibit B.

        "SHARING RATIO SHIFT B" is that point in time, whether such occurs during the Term hereof, or during the Wind-Up Period, when the total amount of
(i) cash, (ii) the value of Carried Interests actually distributed to the Venturers (with value being determined as set forth in Section 6.3), and (iii) the value of any other property distributed to the Venturers, pursuant to Sections 12.5 hereof, equals the Sharing Ratio Shift B Amount. Upon the occurrence of Sharing Ratio Shift B, all subsequent distributions based upon Sharing Ratios shall be made based upon the Sharing Ratios after the occurrence of Sharing Ratio Shift B, regardless of any other subsequent factors, including, without limitation, whether the value of any Carried Interests distributed to any Venturer shall decrease or diminish to an amount below the Sharing Ratio Shift B Amount. Furthermore, if any such decrease occurs, no prior distribution (either of cash or Carried Interests) shall be affected by such subsequent change in value.

        "SHARING RATIO SHIFT B AMOUNT" means an amount six times the Sharing Ratio Shift A Amount.

        "SIMULATED DEPLETION DEDUCTIONS" means the simulated depletion allowance computed by the Joint Venture with respect to each oil and gas property by using either the cost depletion method or the percentage depletion method (computed in accordance with Code Section 613 at the rates specified in Section 613(c)(5) without regard to the limitation of Section 613A, which theoretically could apply to any partner) for each taxable year that the property is owned by the Joint Venture and subject to depletion, in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(k).

        "SIMULATED GAINS" and "SIMULATED LOSSES" means, respectively, the simulated gains or simulated losses computed by the Joint Venture with respect to its oil and gas properties pursuant to Treas. Reg. Section
1.704-1(b)(2)(iv)(k).

        "EG II VENTURER" means the Edge Group II.

        "TAXABLE PERIOD" means each calendar year which begins hereafter.

        "WINDING-UP" means the period during which the affairs of the Joint Venture are terminated and the liquidation and sale of the assets of the Joint Venture is accomplished, such process commencing when the Joint Venture is dissolved for any reason.


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

        "WIND-UP PERIOD" means a period not to exceed two (2) years during which Winding-Up of the affairs of the Joint Venture shall occur.


                                 ARTICLE III.

                                    PURPOSE

        The purpose of the Joint Venture is to engage in the business of Prospect generation and sales, and activities related thereto, within the domestic United States and offshore state waters. Without limiting the generality of the foregoing, the Joint Venture shall (a) conduct geological and geophysical research for the purpose of subsequently acquiring oil and gas leasehold interests covering oil and gas Prospects, all within the domestic United States and offshore state waters; (b) acquire oil and gas leasehold interests, all within the domestic United States and offshore state waters; (c) prepare the oil and gas Prospects for market; and (d) sell such Prospects by means of Participation Agreements, and other means, for, among other things, cash consideration, plus Carried Interests. In connection with this purpose, the Joint Venture shall engage in any other activities related or incidental thereto, including, without limitation, the purchase, lease or license of seismic data. The Joint Venture may also retain and manage working interests in Prospects which it sells or offers for sale. Further, the Joint Venture shall manage the oil and gas interests transferred into the Joint Venture by EPC, any generated or received during its operations, and any Carried Interests, prior to their distribution to the Venturers. The Joint Venture shall not engage in any other business activity.

                                  ARTICLE IV.

                             CAPITAL CONTRIBUTIONS

        4.1 INITIAL CAPITAL CONTRIBUTIONS. Upon the execution of this Agreement, the Venturers shall make the contributions indicated on Exhibit A hereto.

        4.2  ADDITIONAL CAPITAL CONTRIBUTIONS.
             --------------------------------

             (A)  NATURE OF CONTRIBUTIONS.
                  -----------------------

                  (i) Venturers EPC and Edge Group I agree to contribute to the
             Joint Venture as Additional Capital Contributions on or before July 1, 1992 the amounts indicated on Exhibit C.

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

                (ii) Venturer Edge Group II does hereby sell and assign to the Joint Venture, without recourse, those certain promissory notes due January 8, 1993, more particularly identified on Exhibit D hereto, as its Additional Capital Contribution.

                (iii) Venturer Gulfedge does hereby sell and assign to the Joint Venture, without recourse, those certain promissory notes due January 8, 1993, more particularly identified on Exhibit E hereto, as its Additional Capital Contribution.

        (b) Certain Defaults.

                (i) In the event that any maker of a note delivered to the Joint Venture by Edge Group II shall fail to pay such note as and when due, Edge Group II agrees to cooperate fully with the Joint Venture in collecting such note, and agrees to use its best efforts to implement at its expense any of the remedies available to Edge Group II as set forth in Section 6.3 of the Edge Group II Agreement of Limited Partnership, all as the Joint Venture shall designate, for the benefit of the Joint Venture to the extent of what is owed on such note, and only to the extent not inconsistant with what the Joint Venture is doing to collect such note.

                (ii) In the event that any maker of a note delivered to the Joint Venture by Gulfedge shall fail to pay such note as and when due, Gulfedge agrees to cooperate fully with the Joint Venture in collecting such note, and agrees to implement at its expense any of the remedies available to Gulfedge as set forth in Section 6.3 of the Gulfedge Agreement of Limited Partnership, all as the Joint Venture shall designate, for the benefit of the Joint Venture.

    Other than the foregoing, there shall be no obligation on the part of any Venturer to make any additional capital contributions to the Joint Venture.

    4.3 Capital Accounts.

        (a) A capital account shall be established for each Venturer which shall consist of the cash amount of such Venturer's Initial Capital Contribution plus the agreed value of the Contributed Reserves contributed to the Joint Venture by EPC, and the agreed value of any other property contributed by any other Venturer, increased by (i) the cash amount of any Additional Capital Contributions made by such Venturer to the Joint Venture pursuant to this Agreement, and (ii) all net income and gains allocated to such Venturer pursuant to Sections 5.1, 5.3 and 5.4; and decreased by (i) the cash or fair market value of property distributed to such Venturer pursuant to this Agreement, and (ii) all net losses and deductions, allocated to such Venturer pursuant to Sections 5.1 and 5.3.

        (b) A Venturer's Capital Account shall be increased by the amount of Simulated Gains allocated to such Venturer, and decreased by the amount of simulated Depletion Deductions and Simulated Losses allocated to such Venturer. Simulated Depletion shall be allocated to the Venturer in the same proportion as such Venturers were properly allocated the adjusted tax basis of such property. The aggregate Capital Account adjustments for simulated percentage depletion allowances with respect to an oil and gas property of the Joint Venture shall not exceed the aggregate adjusted tax basis allocated to the Venturer with respect to such property. The Capital Accounts of the Venturers shall be adjusted upward by the amount of any Simulated Gain in proportion to such Venturer's allocable shares of the portion of the total amount realized from the disposition of such property that exceeds the Joint Venture's simulated adjusted basis in such property. The Capital Accounts of such Venturers shall be adjusted downward by the amount of any Simulated Loss in proportion to such Venturers' allocable shares of the total amount realized from the disposition of such property that represents recovery of the Joint Venture's simulated adjusted basis in such property.

        (c) Upon the occurrence of a Sharing Ratio Shift, the contribution of additional money or property to the Joint Venture (other than in accordance with the then Sharing Ratios of the Venturers), the admittance of an additional Venturer, distribution of property to a Venturer (other than in accordance with the then Sharing Ratios of the Venturers), or upon liquidation, the Venturers' Capital Accounts shall be adjusted to reflect a revaluation of Joint Venture property. The adjustment shall be based on the fair market value of the property as of the adjustment date as determined in
    Section 6.3. Any such adjustments shall be allocated among the Venturers as provided in Sections 5.1 and 5.3. Capital Accounts shall be adjusted in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(g) for allocation of depreciation, depletion, amortization, and gains or loss as computed for book purposes with respect to such property. The Joint Venture's distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes with respect to such property shall take account of the variation between the adjusted tax basis and book value of such property in the same manner as required by Code Section 704(c) with respect to contribution property.

                (d) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Regulations. The Venturers also shall make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Venturer and the amount of Joint Venture capital reflected on the Joint Venture's balance sheet, as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(q).

        4.4 INTEREST ON CONTRIBUTIONS. The Venturers shall receive no interest on their contributions to the capital of the Joint Venture.

        4.5 NO WITHDRAWAL OF CAPITAL CONTRIBUTIONS. No Venturer shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Joint Venture, except as provided in Articles VI and XII.

        4.6 NO OBLIGATION TO RESTORE NEGATIVE CAPITAL ACCOUNTS. No Venturer shall be obligated following the liquidation of its Interest in the Joint Venture, upon the liquidation of the Joint Venture, or otherwise, to restore to the Joint Venture (or to pay to the other Venturers) any negative Capital Account it may have in the Joint Venture. In light of the allocations of income and loss pursuant to Article V, the current distributions of cash or property pursuant to Article VI and the distributions of cash or property in liquidation of the Joint Venture pursuant to Article XII, the Venturers do not contemplate that any Venturer will have a negative Capital Account upon the liquidation of the Joint Venture.

                                  ARTICLE V.

                        ALLOCATIONS OF INCOME AND LOSS

        5.1 INCOME AND LOSS. Except as provided in Sections 5.3 or 5.4, all net income, gains, losses and deductions (or items thereof) for each Taxable Period shall be allocated to the Venturers in accordance with their respective Sharing Ratios.

        5.2 PRECONTRIBUTION GAIN. In accordance with Section 704(c) of the Code and the regulations thereunder, gain, loss and deduction (but not revenue resulting from the sale of oil and gas production and not lease operating expenses) with respect to the Contributed Reserves that have been contributed to the capital of the Joint Venture by EPC pursuant to Section 4.1(b) shall, for federal income tax purposes, be allocated between the Venturers so as to take account of the variation between the adjusted basis of such reserves to the Joint Venture for federal income tax purposes and its agreed value as set forth in Exhibit A. Consistent with the purposes of Section 704(c), deductions for tax purposes with respect to the Contributed Reserves shall be allocated entirely to the Venturers other than EPC and gain for tax purposes with respect to the Contributed Reserves shall be allocated to EPC, until the precontribution gain (Section 704(c) gain) has been eliminated. The allocations contained in this Section 5.2 are intended to comply with the provisions of
Section 704(c) of the Code.

        5.3 CORRECTIVE ALLOCATIONS. Notwithstanding Section 5.1 and commencing at the start of the Wind-Up Period, allocations of income (including gross income, if necessary), gain, loss or deduction (or items thereof) shall be made in a reasonable manner to the Venturers, as applicable and to the extent necessary, to realign the Capital Accounts of the Venturers, to the greatest extent possible, so that such accounts will be in accordance with the Sharing Ratios of the Venturers at the time of the liquidation of the Joint Venture.

        5.4 MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Article V, if there is a net decrease in Joint Venture minimum gain, as defined in Temp. Reg. Section 1.704-1T(b)(4)(iv)(c), during any Joint Venture fiscal year, the Venturers shall be allocated items of Joint Venture income and gain in accordance with Temp. Reg. Section 1.704-1T(b)(4)(iv)(e). This
Section 5.4 is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

        5.5 TRANSFER OF INTEREST. All net income, gains, losses, and deductions (or items thereof) of the Joint Venture allocable to any Interest which may have been transferred during a Taxable Period shall be allocated between the transferor and the transferee based upon that portion of the particular calendar year during which each was recognized as owning such Interest, without regard to the results of Joint Venture operations during particular portions of the calendar year and without regard to whether cash distributions were made to the transferor or transferee during such calendar year. In the event any Interest in the Joint Venture is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

                                  ARTICLE VI.

                   CURRENT DISTRIBUTIONS AND RELATED MATTERS



        6.1 CASH DISTRIBUTIONS. The Managing Venturer shall, upon the demand of the EG II Venturer, as soon as practicable but in any event no less frequently than annually, make distributions of one-half of the Excess Net Cash Flow to the Venturers in accordance with their respective Sharing Ratios, subject to any restrictions on distributions in the Loan Documents. In making any demand for distributions hereunder, the EG II Venturer shall be entitled to use its own discretion, but shall in the exercise of such discretion take into account the then financial condition of the Joint Venture, the anticipated future needs of the Joint Venture, and the interests of the Edge Group II and shall additionally consult with the Managing Venturer regarding such matters. In all events, subject to any restrictions thereon in the Loan Documents, the Joint Venture will make minimum annual distributions of Available Cash to the Venturers in an amount which will provide to each Venturer cash to pay federal income taxes on the taxable income allocated to such Venturer for federal income tax purposes pursuant to Article V. If in the judgment of the Managing Venturer there is sufficient cash to make distributions pro rata (and such is not otherwise precluded by the Loan Documents), such distributions shall be made in accordance with Sharing Ratios. If in the judgment of the Managing Venturer pro rata distributions should not be made, given the financial position and needs of the Joint Venture, such distributions may be disproportionate, as stated above (i.e., in accordance with each Venturer's taxable income from the Joint Venture), subject to the recoupment provisions hereafter set forth. The Joint Venture shall assume that all such taxable income of each Venturer would be subject to no other offset, credit or deduction, and taxed at the then-highest corporate rate. In the event the Joint Venture has distributed to the Venturers sums to pay federal income taxes, then at such time as the Joint Venture is able to make distributions to the Venturers pursuant to the terms of the Loan Documents, distributions shall be made in amounts, to the extent of the Available Cash (together with interest [treated in accordance with Section 707(c) of the Code] thereon at the prime rate as indicated from time to time in the Wall Street Journal from the date of the disproportionate distribution to the other Venturers), which the Managing Venturer shall determine is not required for the operations of the Joint Venture and which will cause the prior distributions to be equal to an amount that would have been distributed to each Venturer if all distributions had been made in accordance with the Sharing Ratios of each Venturer, at the time of the earlier disproportionate distribution.

        6.2 DISTRIBUTION OF CARRIED INTEREST. All Carried Interests shall be retained by the Joint Venture for distribution on the terms herein set forth. At such time during the Term as a distribution thereof is permitted by the Loan Documents, the Managing Venturer may in its absolute discretion determine to distribute to the Venturers any retained Carried Interests, in accordance with their Sharing Ratios, if, but only if, upon the distribution thereof, taking the distribution into account, Sharing Ratio Shift A would occur. Notwithstanding the foregoing, there shall be no distributions of Carried Interests during the Term until any prior disproportionate cash distributions shall have been equalized, as set forth in Section 6.1. Thereafter, all Carried Interests received or retained by the Joint Venture may, if the Managing Venturer in its absolute discretion determine, be distributed to the Venturers in accordance with their Sharing Ratios.

        6.3 VALUATION OF CARRIED INTERESTS. Carried Interests which are to be distributed to the Venturers shall be valued as of a date within sixty (60) days of distribution, at the Joint Venture's expense, by DeGolyer & MacNaughton. Any cash which the Joint Venture shall receive arising from a Carried Interest which the Managing Venturer shall have designated for distribution, which cash is received after the valuation date, but prior to distribution, shall be distributed to the Venturers in the same proportion as the Carried Interest is to be distributed. In such case, the value of the Carried Interest shall be as set forth in such report for purposes of determining Sharing Ratio Shifts, but the cash so distributed shall not be included for purposes of computing any Sharing Ratios Shifts. Such evaluation should be based on the present value of future net revenues from 100% of proved and 40% of probable oil and gas reserves included therein. In connection with such valuation, Carried Interests shall not be valued unless the operator shall have issued the initial division order with respect thereto; additionally, there shall be no price or cost escalations, and the reserves shall be subject to a ten percent (10%) discount, compounded monthly over the expected period of realization. Further, in reserve evaluations, the reserve report will take into consideration the timing of payments and costs associated with bringing reserves on line. Prices used by the evaluator at valuation dates shall be the average monthly price for the previous six (6) months. EPC may on behalf of the Joint Venture, at its discretion, engage a different, reputable petroleum engineering firm (such firm being subject to the EG II Venturer's approval, which may be withheld for any reason) to make such estimates. No revaluation of Carried Interests (or reserves underlying Carried Interests) will, however, cause any Sharing Ratio Shift theretofore reached to be lost, or otherwise affect any distributions theretofore made. Additionally, the Joint Venture shall at its expense cause all Carried Interests to be valued on the same terms as set forth above, on an annual basis, unless otherwise agreed by the Participating Venturers.

        6.4 PROPERTY DISTRIBUTIONS. Except as specifically provided to the contrary herein, no Venturer shall be entitled to demand and receive property other than cash and Carried Interests in return for its Capital Contributions to the Joint Venture. The Joint Venture will not make any distributions of property other than cash and Carried Interests during the Term.

        6.5 REPAYMENT OF VENTURER LOANS. Notwithstanding the foregoing, and subject to the provisions of Section 7.7(a) hereof, if, with the written approval of both Participating Venturers, any Venturer advances any funds or makes any other payment to or on behalf of the Joint Venture, unless otherwise agreed, such advance or payment shall for all purposes be deemed a loan to the Venture by such Venturer bearing interest from the date thirty (30) days following the date such advance or payment was made until such loan is repaid at a floating rate per annum equal to the lesser of (i) the prime rate as indicated from time to time in the Wall Street Journal or (ii) the highest nonusurious interest rate allowed by applicable law. No distributions of (excluding, however, minimum annual distributions of cash to the Venturers to pay income taxes which shall be paid in all events) Excess Net Cash Flow shall be made to the Venturers until all such loans have been repaid to such Venturers, together with interest thereon, as above provided, unless otherwise agreed or agreed in any document evidencing such loan. If distributions of Excess Net Cash Flow are insufficient to repay and return all such loans as provided above, the funds available from time to time shall first be applied pro rata to repay and retire the oldest loans first and, if any funds thereafter remain available, such funds shall be applied in a similar manner to remaining loans in accordance with the order of the dates on which they were made; however, as to loans made on the same date, each such loan shall be repaid in the proportion that such loan bears to the total loans made on said date.

        6.6 MATTERS REGARDING LOAN DOCUMENTS. The foregoing paragraph notwithstanding, it is understood and agreed that in the event the Joint Venture fails to make an interest or principal payment when due on the Loan Documents and in the event any Venturer pays any amounts owing on the Loan Documents such payments shall be deemed a loan to the Joint Venture under Section 6.5. Notwithstanding Section 6.5, such loan shall bear interest at the lower of fifteen percent (15%) per annum, or the highest nonusurious interest rate allowed by applicable law, and shall be non-recourse to the other Venturers, except the Joint Venture shall be fully liable thereon.

        6.7 PRO RATA DISTRIBUTIONS. Notwithstanding any other provision herein to the contrary, all distributions, whether of cash, or Carried Interests or otherwise shall be made pro rata among all Venturers in accordance with their Sharing Ratios, excepting only the distributions made with respect to taxes, as referenced in
Section 6.1 hereof, which may not be pro rata.

                                 ARTICLE VII.

                  RIGHTS, POWERS AND DUTIES OF THE VENTURERS

     7.1 General. The parties hereto hereby designate EPC as the Managing Venturer of the Joint Venture, and EPC accepts such appointment. All matters to be performed by the Managing Venturer shall be performable by it in its reasonable discretion, subject to its duty of loyalty, unless otherwise expressly stated.

     7.2 Formation Authority. Upon the Effective Date hereof, the Managing Venturer shall be authorized and empowered for and on behalf of the Joint Venture to execute and deliver the following and take in connection therewith the indicated steps and actions:

                (a) to cause the Joint Venture to borrow from RIMCO the sum of $4,500,000 generally on terms and conditions as the Managing Venturer shall deem necessary, desirable or prudent in connection with such borrowing, and to cause the Joint Venture to pledge or mortgage any and all of the present or future assets of the Joint Venture to secure such loan, as RIMCO may request and the Managing Venturer may determine to be necessary, desirable or prudent to procure such loan; and to execute any and all Loan Documents, including without limitation note purchase agreements, promissory notes, interest deferral notes, mortgages, security agreements, collateral mortgages, collateral mortgage notes (up to $10,000,000) and other certificates and agreements and to take all steps and actions, including without limitation the pledge of any collateral mortgage note, or note received by the Joint Venture pursuant to Section 4.2 hereof which the Managing Venturer deems to be necessary, desirable or prudent to cause the Joint Venture to borrow from RIMCO such $4,500,000, the execution of such items being conclusive evidence of such determination;

                (b) to cause the Joint Venture to (i) execute an Agreement of Sale purchasing the assets and assuming the liabilities therein indicated from the Old Joint Venture on such terms as the Managing Venturer shall deem necessary, desirable or prudent, the execution by the Managing Venturer of such agreement being conclusive evidence of such determination, as well as any and all other documents or agreements necessary, desirable or prudent in the judgment of the Managing Venturer to effectuate the acquisition by the Joint Venture of the assets and liabilities, as set forth in the Agreement of Sale, and (ii) pay any and all sums due third parties by the Joint Venture, including without limitation any sums due the Old Joint Venture pursuant to the Agreement of Sale; and

                (c) no other provision herein contained to the contrary, it is understood and agreed that the EG II Venturer and the Managing Venturer shall not execute any of the Loan Documents unless both concur that the Loan Documents contain terms and conditions satisfactory to them both.

          7.3 Authority and Duties of the Managing Venturer. The Managing Venturer shall, at the Joint Venture's expense, conduct, direct and exercise full control over all activities of the Joint Venture. Except as otherwise expressly provided herein, or otherwise in this Agreement, all management powers over the business and affairs of the Joint Venture shall be vested in the Managing Venturer. Without limiting the generality of the foregoing, the Managing Venturer shall, subject to the limitations set forth herein, perform the duties set forth below:

          (a) provide all general day-to-day management functions for the Joint Venture, and without limiting the generality of the foregoing, the authority for and on behalf of the Joint Venture to (i) maintain the books and records of the Joint Venture and pay or cause to be paid all lawful debts of the Joint Venture, (ii) provide all accounting and billing functions, and (iii) expend all Joint Venture funds necessary to proper operations of the Joint Venture;

          (b) purchase for and on behalf of the Joint Venture Leases and any and all seismic data deemed necessary or prudent for the proper operation of the Joint Venture;

          (c) purchase or lease on behalf of the Joint Venture all furniture, equipment, office equipment, including computers and computer software, and other assets necessary in connection with the operation of the Joint Venture;

          (d) manage and operate the Contributed Reserves, any retained Carried Interests and any working interests in oil and gas properties retained or purchased by the Joint Venture pursuant to the terms of the RIMCO Agreement;

          (e) determine the terms and conditions of sale of any and all Prospects of the Joint Venture, including the cash portions and any Carried Interests to be received in connection with the sale thereof, and to enter into any and all so-called Participation Agreements and other agreements for the sale of Prospects of the Joint Venture, on any terms which the Managing Venturer shall deem prudent under the circumstances for any considerations which the Managing Venturer shall determine;

          (f) execute for and on behalf of the Joint Venture any and all agreements purchasing or retaining working interests in any and all of the Prospects which the Joint Venture may offer for sale from time to time (as well as working interests which may be offered by others);

          (g) designate the bank of banks at which accounts shall be opened and maintained and shall designate the signatories on such bank accounts and the removal and replacement of such signatories;

          (h) deposit Joint Venture funds which, from time to time, are not required, in the opinion of the Managing Venturer, for the operation of the Joint Venture in the Joint Venture bank account, in interest-bearing accounts, certificates of deposit, or invest such funds in securities issued or guaranteed as to principal and interest by the United States or by a person or entity controlled or supervised by and acting as an instrumentality of the government of the United States which have maturities of less than one year from the date of investment of similar securities, including, but not limited to, bank repurchase agreements, so long as such bank repurchase agreements are for such securities or short-term tax-exempt securities and are fully collateralized and secured;

          (i) purchase insurance, and extend such insurance to cover the Venturers, and any of their Affiliates, at the Joint Venture's expense (without allocation), to protect the Joint Venture's properties, assets and business against loss, including liability to third parties arising out of Joint Venture activities in such amounts and in such kinds as the Managing Venturer shall determine;

          (j) take all reasonable action that may be necessary or appropriate for the continuation of the Joint Venture's valid existence as a partnership and for the acquisition and holding in accordance with the provisions of this Agreement and applicable laws and regulations, of the Joint Venture's assets;

          (k) use its best efforts to cause the Joint Venture to be formed, reformed, qualified to do business, or registered under any applicable assumed or fictitious name, statute or similar law in any state in which the Joint Venture then owns property or transacts business, if such formation, reformation, qualification or registration is necessary in order to permit the Joint Venture lawfully to own property or transact business in such state; and

          (l) from time to time, prepare and file all certificates (or amendments thereto) and other similar documents that are required by law to be filed and recorded for any reason, in the office or offices that are required under the laws of the State of Texas or any state in which the Joint Venture is then qualified. The Managing Venturer shall do all other acts and things (including making publications or periodic filings of this Agreement or any certificates of the Joint Venture or amendments thereto or other similar documents) that may now or hereafter be required, or deemed by the Managing Venturer to be necessary, (i) for the perfection and continued maintenance of the Joint Venture as a partnership under the laws of each state in which the Joint Venture is then qualified and (ii) to cause such certificates or other documents to reflect accurately the agreement of the Venturers, the identity of the Venturers and the amounts of their respective Capital Contributions.

      7.4 RELIANCE BY THIRD PARTIES. Any Person dealing with the Joint Venture or the Managing Venturer may rely upon a certificate signed by the Managing Venturer, as to:

          (a)  the identity of the Managing Venturer or any other Venturer;

          (b) the existence or nonexistence of any fact or facts that constitute conditions to acts by the Managing Venturer or in any other manner germane to the affairs of the Joint Venture;

          (c) the persons who are authorized to execute and deliver any instrument or document of the Joint Venture; or

          (d) any act or failure to act by the Joint Venture or as to any other matter whatsoever involving the Joint Venture or any Venturer.

     7.5 PERSONNEL. The Managing Venturer shall employ itself and make such available to the Joint Venture, such personnel as are reasonably necessary for the Managing Venturer to fulfill its duties hereunder, subject to sufficient funds being available therefor. In recognition of the fact that the Managing Venturer's personnel provided to the Joint Venture under this Agreement may perform services from time to time for itself or for others, this Agreement shall not prevent the Managing Venturer from performing such services for itself or for others or restrict the Managing Venturer from so using the personnel provided to the Joint Venture under this Agreement. The Managing Venturer will make every effort, consistent with sound business practices, to honor the specific requests of the EG II Venturer with regard to the assignment of its employees; however, the Managing Venturer reserves the sole right to determine the assignment of its employee, except that, notwithstanding the foregoing, the Managing Venturer may not, without the EG II Venturer's consent, assign to any other business activity of the Managing Venturer any explorationists (including geologists or geophysicists) who are performing services for the Joint Venture commencing on the Effective Date and the Joint Venture commences its operations, and explorationists who the Managing Venturer hires and assigns substantially to Joint Venture operations, subject to the further exception that this restriction shall not apply to activity if expressly permitted by the terms of Section 7.11 (a) or (b).

     7.6 AUTHORITY OF MANAGING VENTURER TO ACT AS NOMINEE. It is expressly contemplated that the business of the Joint Venture shall be conducted by EPC, as the Managing Venturer in EPC's name, for and on behalf of the Joint Venture, and in connection therewith the Managing Venturer is authorized and empowered to hold record title in its name to assets and properties, both real and personal, for the benefit of the Joint Venture, and to execute contracts and agreements, including, without limitation, Participation Agreements, in its name, but for the benefit of the Joint Venture. The foregoing notwithstanding, title to any and all Carried Interests shall, until distributed to the Venturers, be held in the name of the Joint Venture.

     7.7  RESTRICTIONS OF THE AUTHORITY OF THE MANAGING VENTURER.
Notwithstanding any other provision hereof to the contrary, consent and approval of the EG II Venturer shall be required on any of the following matters:

          (a) the creating of any indebtedness, including the amount, terms and conditions of any money borrowed by or loaned to the Joint Venture;

          (b) the granting of any mortgage or lien on all or any part of any material property of the Joint Venture;

          (c) the sale of all or substantially all of the assets of the Joint Venture except for such sales made in the usual and regular course of business of the Joint Venture;

          (d) the settlement or compromise of all actions, claims and demands or commencement or defense of any litigation by or against the Joint Venture (or either Venturer if such action, claim or demand arises out of the ownership or operation of the Joint Venture);

          (e)  the taking of any action in contravention of this Agreement;

          (f) the taking of any action that would make it impossible to carry on the ordinary business of the Joint Venture; or

          (g) the confession of a judgment against the Joint Venture, except in connection with the execution of mortgages and other security instruments.

     7.8 AUTHORITY, RIGHTS AND DUTIES OF THE EG II VENTURER. In addition to the rights set forth in other sections of this Agreement, the EG II Venturer shall have the rights and authority as set forth below:

          (a) The EG II Venturer shall have regular meetings with the Managing Venturer, no less frequently than quarterly, wherein regular reports about the business and affairs of the Joint Venture shall be discussed, and the EG II Venturer shall have non-binding input with respect thereto. In addition to the foregoing, at such meetings the financial affairs and commitments of the Joint Venture shall be discussed, and the EG II Venturer shall have the right to demand the attendance by the Controller and President of the Managing Venturer, and any other officers of the Managing Venturer which the EG II Venturer shall designate. The EG II Venturer shall have the right to have in attendance at such meetings any reasonable number of representatives and agents which it desires, at its own expense. The Managing Venturer shall have the right to request as a condition that any Person attending such meetings execute reasonable agreements, agreeing to keep confidential all information disclosed at such meetings. The EG II Venturer shall have the right to request reports and other similar documentation be prepared for examination and use by the EG II Venturer, provided the Managing Venturer can prepare such without undue expense or disruption of its affairs.

          (b) Within thirty (30) days after the initiation of any Prospect on the books of the Joint Venture, the Managing Venturer shall notify the EG II Venturer of the Prospect and deliver a non-binding budget for such Prospect for the non-binding review and consideration of the EG II Venturer. Prior to the disposition by the Joint Venture of any Prospect, the EG II Venturer shall be notified and shall have the right to voice any objections thereto, provided that such opinions and objections shall be advisory and not binding on the Managing Venturer, who shall make the final determination in its discretion regarding such disposition.

          (c) Approval of the budgetary matters set forth in Article VIII hereof.

          (d) Prior to acquiring any Leases on a Prospect, the consent of the EG II Venturer shall be obtained. In connection therewith, the Managing Venturer shall submit to the EG II Venturer a nonbinding proposal for the development of the Prospect along with a nonbinding budget for the Prospect proposal, which proposal shall identify the Leases to be acquired and contain the request for consent. In the reasonable exercise of its discretion, the EG II Venturer may withhold consent to the acquisition of the Leases, taking into account, among other things, the then financial needs, commitments and requirements of the Joint Venture. If the EG II Venturer fails to notify the Managing Venturer in writing that it objects to the acquisition of Lease as set forth in the Prospect proposal within five (5) days after receipt of such notice of intent to acquire Leases, it shall be deemed to have consented to the acquisition of Leases.

          (e) Approvals of any employment agreement between John E. Calaway and EPC, and approvals of any amendments thereto which are to the detriment of the Joint Venture, provided that on all matters of compensation, consents to amendments shall not be unreasonably withheld.

     7.9  COMPENSATION AND REIMBURSEMENT OF MANAGING VENTURER.

          (a) OPERATIONAL. The Managing Venturer shall be reimbursed on a monthly basis for all expenditures it incurs or makes on behalf of the Joint Venture (including amounts paid to any Person to perform services for the Joint Venture), provided that in no event shall the Managing Venturer be entitled to reimbursement of any Indirect Costs in excess of the budgeted amounts therefor, as set forth in Section 8.3 hereof without the prior approval of the EG II Venturer. In no event shall the Managing Venturer be obligated to provide services or expend funds, directly or indirectly on behalf of the Joint Venture or otherwise or in any manner have any liability, directly or indirectly, if funds are not available therefor in the Indirect Costs Budget. If the Managing Venturer undertakes any business activity, it shall be required fairly and reasonably to allocate all of its general and administrative expenses between the business of the Joint Venture and such additional new business, but in no event shall the Managing Venturer be obligated to allocate to itself any expenses or expenditures which (i) are incurred in managing any assets the Managing Venturer will have at the Effective Date (including those assets of Old EPC); (ii) are incurred in managing any assets the Managing Venturer will receive by, through or as a result of this Joint Venture Agreement; or
     (iii) which are otherwise deemed by the Managing Venturer, in its discretion, to be non-material amounts. Such reimbursements shall be in addition to any other reimbursements to the Managing Venturer stated elsewhere in this Agreement. The Managing Venturer shall be reimbursed on a monthly basis for all Direct Costs it incurs or makes, directly or indirectly, on behalf of the Joint Venture (including amounts paid to any Person to perform services for the Joint Venture). Such reimbursements shall be in addition to any other reimbursements to the Managing Venturer stated elsewhere in this Agreement.

          (b) ORGANIZATIONAL. The Managing Venturer shall be reimbursed for all expenses, disbursements and advances incurred or made in connection with the organization and start-up of the Joint Venture (including, without limitation, those associated with RIMCO), and the qualification of the Joint Venture and the Managing Venturer to do business. Furthermore, the Managing Venturer shall be reimbursed any costs associated with prior refinancing endeavors engaged in by EPC, including, without limitation, payments made to, or on account of, The First Boston Company, up to a maximum of $300,000.

          (c) OVERRIDE BONUSES. The Managing Venturer shall have the right to cause the Joint Venture to grant overriding royalty interests ("ORR") on Prospects sold by the Joint Venture to geologists, scientists or other persons who originate Prospects, and up eight-tenths of one percent (.8%) ORR to any of EPC's presidents, vice presidents, controller, or special consultants as the Managing Venturer shall determine in its discretion.

     7.10 COMPENSATION AND REIMBURSEMENT OF EG II VENTURER. The EG II Venturer shall receive no compensation for performing its services hereunder.

     7.11 OUTSIDE ACTIVITIES. The Venturers and any director, officer, partner or employee of the Venturers or any Affiliate thereof may have business interests and engage in business activities in addition to those relating to the Joint Venture, may engage in any such other businesses and activities, for their own account and for the account of others, and may own interests in properties, businesses and activities without having or incurring any obligation to offer any interest in such properties, businesses or activities to the Joint Venture or the other Venturer. No provision hereof shall be deemed to prohibit any such Person from conducting such other businesses and activities. Neither the Joint Venture nor any of the Venturers shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any other business ventures of any such Person.

     Additionally, EPC shall be entitled and permitted to purchase from the Joint Venture interests in any of the Prospects which the

Joint Venture offers for sale, and may pay an amount therefor which any independent third-party purchaser has paid or committed to pay (with the commitment having been accepted by EPC) for an equal interest in the Prospect (or proportionately adjusted), or in the absence of such payment or commitment, an amount which is fair to the Joint Venture. The foregoing notwithstanding, EPC may not purchase such interests with a view to resale thereof, but may form other joint ventures or other arrangements with other Persons for the purchase of interests in Prospects of the Joint Venture, provided such arrangements are made prior to the purchase of such interest in such Prospect.

     The foregoing notwithstanding, during the Term, no Venturer shall directly or indirectly engage in a prospect-generation business within the area specified in Article III (except through the Joint Venture), except on the terms hereafter set forth.

          (a) EPC shall have the right, without the consent of any other Venturer, to engage in the same Prospect-generation business as the Joint Venture, either through new joint ventures or partnerships of any kind with any Persons, or itself through the formation of subsidiary or affiliated entities in which outside financing may be raised, or in which other Persons may invest, provided that within thirty (30) days after any new joint venture, partnership or subsidiary or affiliate of EPC has been formed for the purpose of engaging in the same Prospect-generation business as the Joint Venture, within the area set forth in Article III (herein called a "New Entity"), the Managing Venturer shall deliver to the New Entity and to the EG II Venturer a detailed list of all assets of the Joint Venture (including any intangible assets) which existed on the books and records of the Joint Venture as of the date of formation of the New Entity (except cash and accounts receivable of the Joint Venture as well as any Carried Interests), which list shall indicate the book value of such assets determined in accordance with generally accepted accounting practices ("GAAP") as of a date within 60 days of the formation of the New Entity. Within five (5) business days from the date of delivery of the report, the New Entity shall have the obligation, should it wish to proceed, to pay as a premium to the Joint Venture an amount equal to twenty-seven and a half percent (27-1/2%) of the indicated book value of such assets as listed in the report, provided that the premium must be not less than $4,000,000 during the first 12 months of the Joint Venture and not less than $2,000,000 during the last 48 months of the Joint Venture. This premium, when paid, shall be distributable in the discretion of the EG II Venturer, in accordance with the Venturer Sharing Ratios. Upon such payment, the Managing Venturer shall be authorized and empowered for and on behalf of the Joint Venture to transfer to a new joint venture (the "New Venture") all assets and rights of the Joint Venture

     (except cash and accounts receivable of the Joint Venture [unless the Joint Venture through the EG II Venturer elects to put in cash and accounts receivables, in which event cash and accounts receivables shall be included] as well as any Carried Interests which shall not be transferred), by special warranty deed to such New Venture subject to any indebtedness, liens, claims or encumbrances of or against the Joint Venture which shall be assumed by the New Joint Venture. The Managing Venturer shall also be authorized and empowered for and on behalf of the Joint Venture to cause the Joint Venture to execute a joint venture agreement with the New Entity, on terms and conditions which the Managing Venturer shall negotiate and determine, subject to the remaining terms hereof. The New Entity may contribute to the New Venture no assets other than cash and/or Reserves, without the approval of the EG II Venturer. As between the Joint Venture and the New Entity, the joint venture agreement shall provide for sharing of profits and losses in accordance with the percentage of each groups' contributions to the New Venture, (each such venturer's interests being herein called its "Proportionate Part"), provided that the contribution of the Joint Venture shall be valued at its net book value (net of any debts assumed by the New Venture), including intangible assets, less cash and accounts receivables unless cash and accounts receivables are contributed by the Joint Venture, and the contribution of the New Entity shall be the value of the cash and Reserves (computed in the manner set forth in Section
     6.3 hereof). If any portion of the acquisition by the Joint Venture of the assets to be acquired pursuant to the Agreement of Sale is required by the independent auditors for the Joint Venture to be accounted for as a "rollover" or some similar classification whereby no new consideration is deemed to have been given, then the Joint Venture shall be deemed to have an amount of intangible assets for purposes of computing its net book value, such amount determined by multiplying the total purchase price of such assets purchased pursuant to the Agreement of Sale by the percentage which is deemed to be a rollover as aforementioned. In such case, all other provisions hereof shall otherwise remain in full force and effect, except to the extent modified by the mutual consent of the Venturers, provided that any expenditures for the Managing Venturers' Indirect Costs, Indirect Research and Development Costs, as well as matters covered by the Capital Budget, made after formation of the New Venture, shall be borne by the Joint Venture and the New Entity in their Proportionate Parts, and the joint venture agreement with the New Entity shall so provide.

          (b) EPC shall also have the right without the consent of any other Venturer to cause the Joint Venture to enter into a joint venture or similar agreement with another Person during the Term for the purpose of engaging in the same Prospect-generation business as the Joint Venture, provided that the Managing Venturer shall deliver to the EG II Venturer notice of its intention to so form such joint venture (for purposes of this subsection (b) called a "New Venture"), said notice to specify the relevant, material information concerning such Person and the proposed general terms of the impending transaction. Additionally, the Managing Venturer shall provide to the EG II Venturer such information which the EG II Venturer shall request, to the extent the Managing Venturer has such information or can acquire such information without unreasonable expense or delay. The EG II Venturer shall have the right and option for thirty (30) days to determine how much cash the Joint Venture shall be given the opportunity to contribute to such New Venture, provided that if the EG II Venturer shall not have specified how much it shall cause the Joint Venture to invest within such 30 day period, then the EG II Venturer shall be deemed to have elected for the Joint Venture to contribute $100,000 to such New Venture. Upon such determination, the Managing Venturer shall be authorized and empowered for and on behalf of the Joint Venture to transfer to the New Venture such sums on behalf of the Joint Venture and shall also be authorized and empowered for and on behalf of the Joint Venture to cause the Joint Venture to execute a joint venture agreement with the venturing Person, on terms and conditions which the Managing Venturer shall negotiate and determine, subject to the remaining terms hereof. As between the Joint Venture and the venturing Person, the joint venture agreement shall at a minimum provide for sharing of profits and losses in accordance with the percentage of each groups' economic contributions to the New Venture (each such venturers interests being herein called its "Proportionate Part"). In such case, all other provisions hereof shall otherwise remain in full force and effect, except to the extent modified by the mutual consent of the Venturers, provided that any expenditures for the Managing Venturer's Indirect Costs, Indirect Research and Development Costs, made after formation of the New Venture, shall be borne by the Joint Venture and the venturing person proportionately, and the joint venture agreement with the venturing Person shall so provide. For purposes hereof, the term "Promoted Rights" shall mean an overall increase in the sharing of profits and losses granted to the party receiving the Promoted Rights in excess of what his interests would be based on Capital Contributions. Notwithstanding any other term or provision hereof, the Venturers shall divide any Promoted Rights in accordance with the Sharing Ratios after the occurrence of the Sharing Ratio Shift A, as set forth in Exhibit B. This provision (b) shall not be applicable at all unless the Promoted Rights to be so shared are at least equal to twelve and a half percent (12-1/2%).

          (c) Any new transactions, whether under subsection (a) or (b) hereof shall have a term and Wind-Up Period thereof no greater than the time remaining under this Agreement, including the two-year Wind-Up Period herein provided. Further, any such transaction shall be structured in such a way that within such time frames set forth above, the New Venture shall have sold its assets and properties or distributed them in kind. As a condition of doing any transaction in subsections (a) or (b) hereof, the Joint Venture shall have received an opinion of counsel, reasonably satisfactory to the Participating Venturers, that neither the formation of any New Venture, nor the transfer thereto of any assets by the Joint Venture shall precipitate or occasion any adverse federal income tax consequences to the Joint Venture or the Venturers. If in the opinion of counsel there are adverse tax consequences, then counsel shall estimate the extent and amount of nonmaterial federal and state tax consequences and the amount of the federal and state tax liability which any Venturer may incur, computed at the then highest income tax rate. A potential income tax liability of the Venturers computed in the above manner which in the aggregate exceeds $100,000 shall be considered material. In the event of nonmaterial adverse consequences, EPC may proceed with the transaction if it shall first (i) indemnify the other Venturers for any and all liability for state or federal income taxes which may rise directly or indirectly from the transaction inclusive of additional taxes due as a result of receipt of the indemnification, and (ii) EPC shall pay to the other Venturers the amount tax counsel's opinion estimated would become due as a result of the transaction prior to effectuating the proposed transaction. In the event of material adverse tax consequences, Edge Group II may veto the transaction, notwithstanding EPC's compliance with (i) and (ii) above.

     7.12 JOINT VENTURE FUNDS. The funds of the Joint Venture shall be deposited in such account or accounts in the name of the Joint Venture as are designated by the Managing Venturer and provided that the Joint Venture's funds are segregated from other funds of the Managing Venturer. All withdrawals from or charges against such accounts shall be made by the Managing Venturer or its officers or agents. Funds of the Joint Venture may be invested as determined by the Managing Venturer, except in connection with acts prohibited by this Agreement.

     7.13  OTHER MATTERS CONCERNING MANAGING VENTURER.

           (a) The Managing Venturer may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or parties.

          (b) Any Venturer shall be entitled to consult with legal counsel accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it in connection with the ordinary and proper conduct of the business of the Joint Venture, and shall not be liable or responsible in damages or otherwise to the Joint Venture or any Venturer for failing to exercise due with respect to any act or omission taken in good faith in reliance on and in accord with such advice. This shall not relieve any Venturer from any other liability or basis of liability with respect to such act or omission.

                                ARTICLE VIII.

                        BUDGETARY AND FINANCIAL MATTERS

     8.1 GENERAL. Subject to the remaining terms hereof, the Managing Venturer shall endeavor and use all reasonable efforts to manage and administer the operations of the Joint Venture as herein provided so that the costs and expenses of the operation of the Joint Venture during any applicable period of the Joint Venture's fiscal year shall be consistent with all budgets as herein identified insofar as such budgets are stated to be approved by the EG II Venturer. Variation in expenses for various individual items in the budgets to be approved by the EG II Venturer shall be permitted; however, the total fiscal year dollar expenditures by the Managing Venturer shown in any budget to be approved by the EG II Venturer will not be exceeded in actual expenditures by the Managing Venturer by more than ten percent (10%) without the prior written approval of the EG II Venturer. The foregoing limitations shall not apply to budgets on which approval of the EG II Venturer is not required.

     8.2 INITIAL BUDGET. Attached hereto as Exhibit F is a budget of all Indirect Costs anticipated for the period beginning as of the Effective Date, ending December 31, 1991 (the "Initial Budget"), which the EG II Venturer does hereby accept.

     8.3 INDIRECT COSTS BUDGET. No later than thirty (30) days before the beginning of each subsequent calendar year, the Managing Venturer shall prepare and deliver to the EG II Venturer for its review and approval, a calendar-year budget of all Indirect Costs ("Indirect Costs Budgets") setting forth an estimate of all Indirect Costs anticipated for the Joint Venture for the upcoming calendar year (including, without limitation, all costs associated with the services rendered by the Managing Venturer). All Indirect Costs Budgets shall be in the same general format as the Initial

Budget, and shall contain information on an annual basis, as indicated on the Initial Budget. Any and all other Indirect Costs Budgets and any request made to exceed an Indirect Costs Budget, or to incur an expenditure not contemplated by an Indirect Costs Budget, shall be subject to the approval of the EG II Venturer, but shall be deemed to have been approved twenty (20) days after any is presented in writing to the EG II Venturer unless it is expressly disapproved. Should any Indirect Costs Budget submitted for approval be disapproved, the EG II Venturer shall in its notice of disapproval advise the Managing Venturer of the specific reasons therefor, and shall work in good faith with the Managing Venturer for the expeditious assembling of an acceptable budget. In no event shall the Managing Venturer be obligated to provide services or expend funds, directly or indirectly, on behalf of the Joint Venture or otherwise or in any manner have any liability, directly or indirectly, if sufficient funds are not available therefor in the Indirect Costs Budgets. Notwithstanding any provision herein to the contrary, the EG II Venturer shall not be empowered to withhold approval of the Indirect Costs Budgets if the total Indirect Costs budgeted are equal to or below what was approved in the prior year's budget, increased by ten percent (10%) over the preceding year's Indirect Costs Budget. With respect to the approval of the budget for the calendar year 1992, the approval limits shall be the amount of the Initial Budget proportionately increased to an assumed annualized budget. Notwithstanding any other provision to the contrary herein, the Managing Venturer shall be empowered to expend funds on the following matters (which this Agreement expressly contemplates are to be borne by the Joint Venture) which shall not be part of an Indirect Costs Budget: Sections 6.3; 7.3(i); 10.1; 11.3; 12.7; and Article XIV.

     8.4  CAPITAL ITEM.  Prior to the purchase of (i) furniture or equipment, or
(ii) any other assets by the Joint Venture other than Prospects and matters included within the definition of Direct Costs ("Capital Items"), the approval of the EG II Venturer shall be obtained.

     8.5 DIRECT COSTS BUDGET. The Joint Venture may not, directly or indirectly, spend Direct Costs in excess of $1,500,000 per Prospect without the consent of the EG II Venturer, which consent may not be unreasonably withheld. On or before each December 1 and June 1 during the Term of this Agreement, and at such additional times as set forth in Section 7.8(d), the Managing Venturer shall prepare and deliver to the EG II Venturer for its review a proposed Joint Venture budget setting forth an estimate of all Direct Costs for each Prospect and for the Joint Venture for the six-month periods of January 1 to June 30, and July 1 to December 31, respectively. The budgets shall also reflect the total of Direct Costs already expended on each such Prospect, and the amount reasonably anticipated as necessary to complete such Prospect. The EG II Venturer is not required to approve such budgets, which are submitted solely for informational purposes relating to the per Prospect limitations set forth above. Furthermore, at such time as it becomes feasible, with respect to any given Prospect, the Managing Venturer shall prepare a Prospect budget for each Prospect, showing past and anticipated costs associated with such Prospect in sufficient detail to permit meaningful analysis by the EG II Venturer, who shall be afforded the opportunity to discuss such budget with the Managing Venturer, and its personnel.

     8.6 INDIRECT RESEARCH AND DEVELOPMENT COSTS. The Managing Venturer shall be empowered without the consent or approval of the EG II Venturer to expend from Joint Venture funds up to $1,500,000, cumulatively during the Term of this Joint Venture, on Indirect Research and Development Costs.

     8.7 RESERVE COSTS. The Managing Venturer shall be empowered without the consent or approval of the EG II Venturer to expend Joint Venture funds to make any and all Reserve Cost expenditures. Prior to any expenditure of significant sums with respect to any Reserve Costs, the Managing Venturer shall advise the EG II Venturer thereof of the facts and circumstances thereof, provided that this is for informational purposes only and the failure to do so shall not invalidate any payments made.

                                  ARTICLE IX.

                    TRANSFERABILITY OF VENTURER'S INTEREST

     The Venturers agree that they will not sell, assign, transfer, pledge or encumber all or any part of their Interest without the prior written consent of the others. All Venturers may, without consent, pledge rights in up to one-half of the revenues arising from their Interest, but only if the pledgee agrees prior to such pledge that upon a foreclosure of the Interest, the other Venturers shall have a right of refusal to purchase the Interest to be sold on the bona fide terms and conditions as offered by a purchaser, on a pro rata basis. The foregoing notwithstanding, each Venturer may, and shall pledge their interests to secure the obligations of the Joint Venture as set forth in the Loan Documents, provided such obligations are otherwise non-recourse to the Venturers.

                                  ARTICLE X.

                              INCOME TAX MATTERS


     10.1 PREPARATION OF TAX RETURNS. The Managing Venturer shall arrange at the expense of the Joint Venture for the preparation and timely filing of all returns of Joint Venture income and expense necessary for income tax purposes and will cause copies of such returns or all pertinent information contained therein to be furnished to the Venturers within ninety (90) days of the close of the fiscal year.

     10.2 ORGANIZATIONAL EXPENSES. The Joint Venture shall elect to deduct expenses incurred in organizing the Joint Venture ratably over a sixty (60) month period as provided in Section 709 of the Code.

     10.3 TAXATION AS A PARTNERSHIP. No election shall be made by the Joint Venture, or any Venturer, to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code, or from any similar provisions of any state tax laws.

     10.4 TAX MATTERS PARTNER. The Managing Venturer shall be the "Tax Matters Partner" (as defined in the Code) for the Joint Venture.


                                  ARTICLE XI.

                 ACCOUNTING PROCEDURE; REPORTS AND INFORMATION

     11.1 FISCAL YEAR. The fiscal year of the Joint Venture shall be the calendar year, unless otherwise determined by the Managing Venturer.

     11.2 FINANCIAL RECORDS. The financial books and records of the Joint Venture shall be kept, and tax returns shall be prepared, on the accrual basis of accounting in accordance with generally accepted accounting principles. The Joint Venture's books and records shall be maintained at the Joint Venture's principal place of business and shall be available for inspection and copying by each Venturer or its representative (at such Venturer's own expense) at all reasonable times.

     11.3 FINANCIAL REPORTS. Within one hundred twenty (120) days following the end of each fiscal year of the Joint Venture, the Managing Venturer shall deliver or cause to be delivered to each Venturer an annual audited report, including a statement of the Joint Venture's accounts for and as at the end of such fiscal year (containing a balance sheet and statement of income) prepared on the accrual basis of accounting, all of which shall be prepared (a) by independent certified public accountants of national recognition selected by the Managing Venturer, or if other than nationally recognized accounting firm, as approved by the EG II Venturer, and (b) at the cost of the Joint Venture.
Within forty-five (45) days after the end of each of the first three (3) quarterly periods in each fiscal year of the Joint Venture, the Managing Venturer shall deliver an unaudited balance sheet and income statement for each such quarter for the Joint Venture.

     11.4 TAX REPORTS. Within ninety (90) days following the end of each fiscal year of the Joint Venture, the Managing Venturer shall furnish to the Venturers a statement setting forth all information relating to the Joint Venture's operations for such fiscal year as is reasonably required by the Venturers for the completion of their respective federal, state and other income tax returns.


                                 ARTICLE XII.

                   DISSOLUTION, LIQUIDATION AND TERMINATION

     12.1 EVENTS CAUSING DISSOLUTION. The Joint Venture shall be dissolved upon the happening of any of the following events:

            (a)  the expiration of its Term as provided in Section 1.5;

            (b)  unanimous agreement of the Venturers; or

            (c)  the Incapacity of any Venturer.

     Additionally, in the event that neither John Sfondrini nor Vincent Andrews is a general partner of the Edge Group II, then, EPC shall have the right and option at its sole election to dissolve the Joint Venture within sixty (60) days after written notice that neither John Sfondrini nor Vincent Andrews is a general partner of the Edge Group II.

     12.2 LIQUIDATING AGENT. Upon the dissolution of the Joint Venture, the Managing Venturer (or in the event the dissolution is caused by the Incapacity of the Managing Venturer, such Person as the EG II Venturer shall designate, including itself) shall act as liquidating agent (the "Liquidating Agent") and immediately proceed to wind up and terminate the business and affairs of the Joint Venture. During the Wind-Up Period, no new Prospects will be commenced for the Joint Venture (or any venture formed under Section 7.11 hereof) with Joint Venture funds. Upon dissolution of the Joint Venture, a proper accounting shall be made of the Joint Venture's assets and liabilities and obligations from the date of the last previous accounting to the date of such dissolution and the Joint Venture's business and affairs shall be liquidated in an orderly manner in no event to exceed two (2) years (such period being called the "Wind-Up period") and such sales of properties of the Joint Venture as may be required for such purposes shall be made by the Liquidating Agent as more fully hereafter set forth. In no event, however, shall any of the retained Carried Interests be sold by the Joint Venture, such being handled as set forth in Section 12.6 hereof.

     12.3 RIGHTS AS REGARDS PROSPECTS, ETC. At any time during the Wind-Up Period, as regards all Prospects on the books and records of the Joint Venture as of the date of dissolution, the following shall occur:

            (a) On any Prospect on which fifty percent (50%) or more of the Lease acreage associated with such Prospect as identified in the Prospect proposal and request for consent to purchase Leases, as set forth in
     Section 7.8(d) hereof, has been acquired by the Joint Venture as of the date of dissolution, EPC shall cause the Joint Venture to acquire the necessary Leases and perform any other functions it deems necessary in order to make the Prospect ready for sale, all at Joint Venture's expense, provided the Joint Venture has the cash necessary to so permit, and to pay to EPC the costs and expenses indicated hereafter. EPC during such period will continue to market such Prospects on a best-efforts basis for the Joint Venture (taking into account any other activities in which EPC may then be involved and any other Prospects it may then be trying to sell) for and at the sole expense of the Joint Venture. EPC will be paid by the Joint Venture all Direct Costs and Indirect Costs for each such Prospect. Indirect Costs shall be a percentage as determined below of the total Indirect Costs of EPC at such time. Such percentage of Indirect Costs shall be determined by dividing (i) the amount of time spent by EPC in making any Prospects ready for sale and selling such Prospects, by (ii) the total amount of time spent by EPC on all matters, both Joint Venture and non-Joint Venture. The amounts of time shall be estimated by EPC in good faith. If (i) at the end of the Wind-Up Period any such Prospects remain unsold, or (ii) at any time during the Wind-Up Period the Joint Venture is not financially able to complete the acquisition of Leases, or pay the necessary Indirect Costs of EPC, then, at that time, EPC shall have the right to purchase for cash by special warranty deed any or all of these Prospects at a price per Prospect equal to such Prospect's accumulated Direct Costs, provided that if EPC purchases any such Prospect, directly or indirectly, it agrees that upon the subsequent resale by EPC, directly or indirectly, EPC will cause 50% of any Carried Interests received by EPC, directly or indirectly, upon such sale to be paid to the Joint Venture and thereafter distributed in accordance with the Sharing Ratios. EPC shall be permitted to select the Prospects which it shall purchase under this subsection, and shall not be required as a condition of purchase to purchase all such Prospects, but it shall be required to close within 60 days after the event giving rise to this right.

          (b) On all Prospects on which less than fifty percent (50%) of the Lease acreage associated with such Prospect has been acquired by the Joint Venture as of the date of dissolution but at least one Lease has been acquired, EPC shall have the right to purchase for cash by special warranty deed all but not less than all of these Prospects as a group from the Joint Venture at a price per Prospect equal to such Prospects' accumulated Direct Costs (neither the Joint Venture nor any Venturer being entitled to receive any Carried Interest thereon). EPC shall have a right to close such purchase of such Prospects (and if it is going to so close, must do so) within 60 days from the end of the Term of the Joint Venture.

          (c) On all Prospects on which no Lease acreage has been acquired by the Joint Venture as of the date of dissolution, EPC shall have the right to purchase by special warranty deed any or all of these Prospects at a price per Prospect equal to such Prospect's accumulated Direct Costs (neither the Joint Venture nor any Venturer being entitled to receive any Carried Interest thereon). If EPC declines to purchase any such Prospect, then for a period of nine (9) months after such decline, EPC cannot procure any Leases on such Prospect. EPC shall have a right to close such purchase of such Prospects (and if it is going to so close, must do so) within 60 days from the end of the Term of the Joint Venture.

          (d) If EPC should decline to purchase any Prospect identified in subsection (b) or (c) above, then within thirty (30) days after such decision, the Edge Group II may request that any or all such Prospects be managed by EPC for the benefit of the Joint Venture during the Wind-Up Period. If the Edge Group II requests EPC manage such Prospects for the Joint Venture, then EPC shall have the right to cause the Joint Venture to continue to acquire the necessary Leases and perform any other functions it deems necessary in order to make the Prospects ready for sale, at Joint Venture's expense, provided the Joint Venture has the cash necessary to so permit, and to pay to EPC the costs and expenses indicated hereafter. EPC, during such period, will continue to market such Prospects on a best-efforts basis for the Joint Venture (taking into account any other activities in which EPC may then be involved and any other Prospects it may then be trying to sell) for and at the sole expense of the Joint Venture. EPC will be paid by the Joint Venture all Direct Costs and Indirect Costs as provided below for each such Prospect. The amount of Indirect Costs to be paid to EPC shall be a percentage of the total Indirect Costs of EPC at such time and such percentage of Indirect Costs shall be determined by dividing (i) the amount of time spent by EPC on behalf of the Joint Venture in making any Prospects ready for sale and selling such Prospect, by (ii) the total amount of time spent by EPC on all matters, both on behalf of the Joint Venture and all non-Joint Venture matters. The amounts of time shall be estimated by EPC in good faith. Any proceeds of sales of Prospects (including Carried Interests) will be distributed and paid in the same manner as proceeds of Prospects made during the Term. At the end of the Wind-Up Period, if any such Prospect remains unsold, then for all purposes of this Agreement it shall be deemed worthless, and each Venturer shall be deemed to own such Prospect as undivided co-owners, with each party being able to fully utilize such Prospect to the exclusion of the other, there being no obligation to account to the other for any profits, income, gain or loss derived or obtained by any party thereafter as a result of such Prospect. For Leases which have been executed, these shall be assigned to the Venturer offering to pay the most therefor. If no Venturer elects to purchase any such Leases, and such Leases thereafter lapse, any Venturer for its own account is thereafter free to acquire a new lease or leases on such Prospects.

          (e) In the event that pursuant to any provision of this Section 12.3 the Joint Venture shall not have the funds to permit the completion of any Prospects (including, without limitation, the payment of the Indirect
     Costs of the Managing Venturer), the Venturers shall have the right and option to contribute their proportionate parts (with proportionate part for purposes of this subsection being in accordance with the then Sharing Ratios) of any needed funds, and in the event that any Venturer shall not contribute its proportionate part and the other Venturers do, then the Venturer(s) who shall contribute shall be entitled to receive from the Prospects which shall be so completed a special distribution of one hundred percent (100%) of the amount it contributed in excess of its proportionate part of such contribution (which shall not be taken into account for purposes of computing Sharing Ratio Shifts), payable from the cash proceeds of sale of such Prospect, before any additional distributions from such Prospect shall be made to the other Venturers.

     12.4 RIGHTS AS REGARDS SEISMIC INFORMATION, ETC. As of the date of dissolution, EPC shall be entitled to receive and own all Nonproprietary Seismic, and any and all proprietary regional maps, geological information, well files, logs, synthetic seismograms, velocity surveys, and any other items which EPC in its good faith judgment determines to be a part of the Joint Venture's regional information base, and the parties agree that for purposes of this Agreement, the deemed value thereof shall be zero. EPC will put up for non-exclusive license all Proprietary Seismic, subject to EPC's right to withhold any portion thereof by payment to the Joint Venture of such withheld seismic's fair market value. The foregoing will apply where the seismic is the sole or principal item sold or licensed, but not where the seismic data is conveyed incidental to an EPC transaction where the seismic is not the sole or principal item sold or licensed, including, without limitation, a sale by EPC of its business, or a Prospect sale by EPC or by any joint venture which it controls or manages. All cash received upon a non-exclusive license of such Proprietary Seismic by EPC to a third party shall be taken by the Joint Venture and used or distributed as herein provided during the Wind-Up Period. Regarding any Proprietary Seismic not otherwise bought by EPC, EPC shall be able after dissolution of the Joint Venture to utilize such seismic data for its own purposes, in connection with any joint ventures, or for any other purpose, without accounting to any Venturer therefor after the dissolution of the Joint Venture; provided that proceeds of license of such Proprietary Seismic occurring after the Wind-Up Period, shall be distributed to the Venturers in accordance with their Sharing Ratios, such as they would be were the Joint Venture still then in existence. The foregoing will apply where the seismic is the sole or principal item sold or licensed, but not where the seismic data is conveyed incidental to an EPC transaction where the seismic is not the sole or principal item sold or licensed, including, without limitation, a sale by EPC of its business, or a Prospect sale by EPC or by any joint venture which it controls or manages.

     12.5 TERMINATING DISTRIBUTIONS AND MATTERS. At the commencement of the Wind-Up Period, the Liquidating Agent shall identify all assets of the Joint Venture which are other than cash, Carried Interests, Contributed Reserves, or
Reserves, and shall use its best efforts to sell such assets for cash.   Either
Participating Venturer may bid on such assets, directly or indirectly, provided that in such event the bidding Venturer shall notify the other Venturer of its bid(s). Any Participating Venturer making a bid shall have cash or certified funds immediately available to it sufficient to effectuate the purchase at its bid price at the close of the bidding. Each Participating Venturer may counter bids made by the other. At the conclusion of the bidding, the non-bidding or unsuccessful Participating Venturer shall have five days to advise the bidding Participating Venturer that if the bidding Participating Venturer has been successful, such bid upon assets shall be retained by the Joint Venture and distributed to the Venturers in kind, at the agreed bid value as designated by the successfully bidding Participating Venturer. In the event that there remains any assets of the Joint Venture which have not been sold within twenty
(20) days of the end of the Wind-Up Period, then within such twenty-day period at such time as shall be designated by the Liquidating Agent, an auction shall occur at the place designated by the Liquidating Agent, at which all Venturers shall have the right to attend and bid to purchase for cash all remaining assets, which shall be sold finally and fully at such auction by special warranty deed or by assignment with equivalent warranties of title. The rights of the Venturers to attend and bid at such auction shall be non-assignable. In the liquidation of the Joint Venture, payments shall be made of all expenses of liquidation (including, without limitation, any legal and accounting expenses incurred in connection therewith) and all debts of the Joint Venture, first, to third-party creditors and, after payment of all third party creditors, then to any Venturer who shall properly be a creditor of the Joint Venture pursuant to Section 6.5 hereof, or adequate provision shall be made for the payment thereof. Notwithstanding anything contained herein to the contrary, cash shall then be initially distributed and thereafter any Carried Interests as set forth in
Section 12.6 hereof, and thereafter the remaining assets and properties of the Joint Venture, all in accordance with their Sharing Ratios; provided, however, that in the event the Joint Venture has distributed to the Venturers sums to pay federal income taxes, then distributions shall first be made to the Venturers in amounts which will cause the prior distributions together with such current distributions to the Venturers to be equal to an amount that would have been distributed to each Venturer if all distributions had been made in accordance with the Sharing Ratios of each Venturer at the time the prior disproportionate distribution was made. Except as may be caused by disproportionate distributions to pay federal income taxes, the Venturers anticipate and expect that the Capital Accounts of the Venturers at the time liquidating distributions are to be made will be in the same ratio as the Sharing Ratios. If this should be the case, the making of such liquidating distributions in accordance with the Sharing Ratios will accomplish the same economic result as making the liquidating distributions in accordance with the Capital Accounts of the Venturers. If by chance the Capital Accounts (after being adjusted for the corrective allocations pursuant to Section 5.3, the revaluation of Joint Venture property pursuant to Section 4.3(c), and as otherwise provided by this Agreement) at such time are not in the same ratio as the Sharing Ratios at the time liquidating distributions are to be made, then, immediately prior thereto, the Capital Accounts of the Venturers shall be adjusted in the manner and to the extent necessary so that the Capital Accounts will be in the same ratio as the Sharing Ratios at the time liquidating distributions (in the Sharing Ratios) are made.

     12.6 DISTRIBUTION OF THE RETAINED CARRIED INTERESTS, ETC. At any time within the Wind-Up Period, as determined by the Managing Venturer in its sole discretion, subject to the provisions of Section 12.5, the Carried Interests then retained by the Joint Venture will be distributed to the Venturers in accordance with the Venturers' Sharing Ratios, with reserves being valued as set forth in Section 6.3 hereof, provided that any Carried Interests distributed at the conclusion of the Wind-Up Period shall be valued whether or not the operator shall have issued a division order with respect thereto. In liquidation, the Venturers shall use all reasonable efforts to cause any reserves that then remain from the

Contributed Reserves to be distributed to the Managing Venturer, consistent with the procedures herein set forth for liquidating distributions.

     12.7 INDEMNIFICATION OF THE LIQUIDATING AGENT. The Liquidating Agent (or any officer, director, shareholder, partner or employee thereof) shall be indemnified and held harmless by the Joint Venture on the same terms and conditions as set forth in Article XIV hereof. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other provisions hereof, and rights, remedies and recourse to which the Liquidating Agent (or any officer, director, shareholder, partner or employee thereof) shall be entitled in law or at equity.

     12.8 CERTAIN POWERS AND RIGHTS OF THE LIQUIDATING AGENT. The Liquidating Agent shall have all the powers conferred upon the Managing Venturer under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidating Agent to carry out the duties and functions of the Liquidating Agent hereunder. The Liquidating Agent shall be entitled to receive such compensation for its services as shall be reasonably agreed upon by the Venturers, provided that should the Liquidating Agent be the Managing Venturer, no additional compensation shall be paid for performing the matters set forth in
Section 12.3, except as therein stated. The Liquidating Agent may resign at any time upon the giving of fifteen (15) days prior Notification to the Venturers and may be removed at any time, but only on a showing of cause, by either Venturer. Upon the Incapacity, removal or resignation of the Liquidating Agent, a successor and substitute Liquidating Agent (who shall have and succeed to all the rights, powers and duties of the original Liquidating Agent) shall, within thirty (30) days thereafter, be designated by the Edge Group II.

     12.9 COMPLETE DISTRIBUTION. Distribution of the Joint Venture properties to the Venturers in accordance with the provisions of this Article XII shall constitute a complete return to the Venturers of their respective Capital Contributions. If such distributions are insufficient to return to any Venturer the full amount of its Capital Contribution, it shall have no recourse against the Joint Venture or any other Venturer.


                                 ARTICLE XIII.

                            AMENDMENTS AND CONSENTS

     13.1 AMENDMENTS. This Agreement may be amended only with the written Consent of all of the Venturers.

     13.2 METHOD OF GIVING CONSENT. Any consent required by this Agreement may be given by a written consent given by the consenting Venturer at or prior to the doing of the act or thing for which the consent is solicited, unless otherwise indicated herein.


                                 ARTICLE XIV.

                         INDEMNIFICATION AND LIABILITY

     14.1 INDEMNIFICATION. All Venturers shall be indemnified by the Joint Venture under the following circumstances and in the manner and to the extent indicated:

            (a) In any threatened, pending or completed action, suit or proceeding, whether civil, criminal, judicial, administrative or otherwise ("Action"), to which any Venturer was or is a party, or is threatened to be made a party, by reason of the fact that it is or was the Managing Venturer or a Venturer in the Joint Venture, involving an alleged cause of action for liability or damages arising out of the ordinary and proper conduct of the business i) of the Joint Venture, ii) of the Joint Venture, and another business in which the Joint Venture had an economic interest provided that the conduct of such other business was permitted by this Agreement or iii) the conduct of a business in which the Joint Venture had an economic interest, provided that such other business was permitted by this Agreement, the Joint Venture shall indemnify to the extent provided by Subparagraph (b) the Venturer against all expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Venturer in connection with such Action.
     The parties agree, without limitation otherwise, on the meaning of the term "proper" that the negligence of a Venturer shall not constitute improper conduct of the business of the Joint Venture, nor a breach of trust or fiduciary duty. Hence the parties intend that this indemnity shall apply notwithstanding the negligence of a Venturer. The provisions of this subsection (a) shall not apply to litigation covered by subsection (e).

          (b) Where the matter arises out of the conduct of the business of the Joint Venture and another business in which the Joint Venture had an economic interest or another business in which the Joint Venture had an economic interest, the indemnity shall be proportionate to the extent of the Joint Venture's economic interest in the business activity giving rise to the litigation.

          (c) The Joint Venture shall pay or reimburse, in advance of the final disposition of any Action, reasonable expenses incurred by the Venturer who was, is, or is threatened to be made a named party in an Action, who shall be entitled to indemnification under subsection (a), after:

               (i) the Joint Venture receives a written affirmation by the Venturer of the good faith belief that it has met the standards for indemnification under subsection (a) and a written undertaking by or on behalf of the Venturer to repay the amount paid or reimbursed if it is ultimately determined that the Venturer has not met those requirements; and

               (ii) a determination, made by independent legal counsel (i.e. without any prior professional or business relations with the Venturers or principals of the Venturers) in a written opinion, that it appears to those making the determination that, based upon the facts then known to such persons, without any independent investigation, evidence exists to support the position that the Venturer is entitled to indemnification under subsection (a) hereunder (it being agreed that the law firm authoring such opinion shall be disclosed in advance to the other Venturer).

          (d) The written undertaking required by subsection (c) (i) must be an unlimited general obligation of the Venturer, and shall be accepted without reference to financial ability to make repayment.

          (e) In any Action in which the Joint Venture sues any of the Venturers or in which one Venturer sues any other Venturer or the Joint Venture for any reason whatsoever arising out of or connected to this Agreement, the party losing the litigation shall bear the fees and expenses of the party which prevails in the litigation.

          (f) With respect to any Action covered by 14.1(e) herein, the Joint Venture shall pay or reimburse in advance of the final disposition of such Action, the reasonable expense incurred by any Venturer who was, is or is threatened to be made a party in such Action after:

               (i) the Joint Venture receives a written affirmation by the Venturer of the good faith belief that it will prevail in the litigation and written undertaking by or on behalf of the Venturer to repay the amount paid or reimbursed if it is not successful in the litigation, secured by a pledge by the Venturer as set forth in paragraph below; and

               (ii) a determination, made by independent legal counsel in a written opinion, that it appears to those making the determination that, based upon the facts then known to such persons, without any independent investigation, evidence exists to support the position of the Venturer seeking such advance (it being agreed that the law firm authoring such opinion shall be disclosed in advance to the other Venturer).

          (g) The written undertaking required by subsection (f)(i) must be an unlimited general obligation of the Venturer and shall be accepted without reference to financial ability to make repayment.

          (h) Any Venturer receiving payment or reimbursement of legal fees prior to disposition of any Action either under Subparagraph (c) or (f), shall be required as a condition to receiving such payment or reimbursement to pledge one half of the revenue interest attributable to its partnership interest held by such Venturer free and clear of all liens and encumbrances other than the lien held by RIMCO, to secure its obligation to repay the advance, if it is determined that it was not entitled to indemnification or it does not prevail in the litigation, as the case may be.

          (i) Notwithstanding any other provision of this Article to the contrary, the Joint Venture shall pay or reimburse expenses incurred by any Venturer in connection with it or its employees' or agents' appearance as a witness or other participation in an Action involving or affecting the Joint Venture at a time when the Venturer is not a named defendant or respondent in the Action.

          (j) The Joint Venture may indemnify and advance expenses to an employee or agent of any Venturer to the same extent that it may indemnify and advance expenses to the Venturer under this Article, to the extent determined by the Venture and in the case of the President, any Vice-President, Controller, General Counsel, and any special consultants of either Venturer, such indemnity and rights hereunder shall be mandatory.

          (k) Notwithstanding any provision in this Article to the contrary, if any or all of the indemnification provisions contained herein shall be found invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof; and in such event this Agreement shall be deemed written as if such provision or provisions had never been contained herein. Regardless of any invalidity, illegality, or unenforceability of any provision or provisions contained in this Article, the parties to this Agreement intend that the Venturers (and its employees or agents) shall be and hereby are indemnified to the greatest extent allowable under applicable law in the matters identified in subsections (a) through (f) above.

          (l) The provisions of this indemnity shall be in addition to and not in lieu of any other rights of indemnity which may exist under Texas law, as it may exist from time to time.

     14.2 INDEMNITY LIMITATIONS. The Joint Ventures' obligation to indemnify any Venturer shall be limited to the assets of the Joint Venture and shall be without recourse to the Venturers.

     14.3 LIMITATIONS ON LIABILITY. No Venturer shall have any liability to the Joint Venture or to the other Venturers for its negligent conduct, and the negligence of a Venturer shall not be deemed a breach by a Venturer of its fiduciary obligations to the Joint Venture, or the other Venturer. THIS PROVISION SHALL NOT RELIEVE A VENTURER FROM ANY OTHER LIABILITY OR BASIS FOR LIABILITY.

     14.4 PROCEDURE FOR INDEMNIFICATION. Each Venturer (the "Indemnified Venturer") agrees to give the other (the "Other Venturers") prompt written notice of the filing or commencement of any Action against a Venturer which may give rise to a request for indemnification hereunder, and each party will cooperate with the other in determining the validity of any such claim or assertion. Upon any request for indemnity by any Venturer pursuant to subsection 14.1 (a) hereof, the Indemnified Venturer shall select counsel with respect to the claim, loss liability which is the subject of indemnification subject to the reasonable approval of the other Venturer. The Other Venturers shall have the right to participate in or monitor the defense of any such third-party suits, claims or proceedings, (but shall not have the right to invade, or otherwise take any action to alter, modify, or destroy the attorney client relationship). All Venturers and the Joint Venture shall cooperate with respect to any defense, compromise or settlement. The Indemnified Venturer will not compromise or settle any such action, suit or proceeding without the consent of the Other Venturers, except that in any Action, if the Indemnified Venturer advises that it wishes to accept a settlement offer, then in any subsequent litigation between the Indemnified Venturer on the one hand, and the Joint Venture or the Other Venturers on the other hand, arising out of such Action which the Indemnified Venturer wished to settle, the extent of the Indemnified Venturer's liability, if any, is the amount which the Indemnified Venturer was willing to accept in settlement. Additionally, the Venture shall indemnify the Other Venturers for all of the expenses, costs and fees incurred as a result of the Indemnified Venturer's notice hereunder or claim for indemnity, including without limitation expenses, costs, and fees incurred in participation in the selection of counsel or participation or monitoring the defense of the action.

     14.5 CONTRIBUTION OF NET PROCEEDS FROM ANY CLAIM. If any Venturer asserts any claim against any third party including any one or more of its employees with respect to a claim arising for which such Venturer received indemnification or payment of legal fees or expenses under this Article, such Venturer shall contribute the net proceeds of any recovery on the claim (after deducting legal fees and expenses) to the Venture to be shared by the Venturers in accord with their Profit Sharing Ratios. No Venturer shall be under no obligation to assert any such claim.

     14.6 REIMBURSEMENT. In any action arising pursuant to subsection (e) in which the Joint Venture pays or reimburses in advance of the final disposition of the action the reasonable expense incurred by one Venturer, the Joint Venture shall be obligated to pay or reimburse and shall pay or reimburse in advance of final disposition of the action the reasonable legal fees of the Other Venturers arising out of or in connection with the indemnified claim or action provided such Venturer shall furnish the affirmations set forth in subsection (f) (i) to obtain such reimbursement, and shall be required to pledge its revenue interests as set forth above in subsection (h).

     14.7 THIRD PARTY BENEFICIARIES. This section shall not be deemed to create rights or remedies in third parties except to the extent expressly provided for herein.


                                  ARTICLE XV.

                     EFFECTIVE DATE AND GENERAL PROVISIONS

     15.1 EFFECTIVE DATE. This Agreement shall be effective as of the date both parties have executed this Agreement which date shall be the date set forth below.

     15.2 SCOPE. This Agreement constitutes the entire understanding of the Venturers with respect to the Joint Venture.

     15.3 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Venturers, their heirs, executors, administrators, legal representatives, successors and assigns.

     15.4 HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     15.5 WAIVER OF RIGHTS TO PARTITION. Each Venturer hereby irrevocably waives during the term of the Joint Venture any right that it may have to maintain any action for partition with respect to any Joint Venture property.

     15.6 VIOLATION. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     15.7 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or the remainder hereof.

     15.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the safe effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     15.9 APPLICABLE LAWS. This Agreement shall be enforced in accordance with the applicable laws of the State of Texas.

     15.10 NOTICES. All notices ("Notices") or other communications required or permitted to be given pursuant to this Agreement, unless otherwise expressly provided herein, shall be in writing and shall be considered as properly given, in the case of notices or communications required or permitted to be given to any Venturer, if personally delivered or if mailed by United States first-class mail, postage prepaid, or if sent by prepaid telegram or telecopy and addressed or transmitted to the Venturer at the address or telecopy number as they appear below. Any Notice or other communication shall be deemed to have been given as of the date on which it is personally delivered, or, if mailed, on the third business day after the day on which it is deposited in the United States mails, or if telecopied, on the date transmitted, or if by telegraph, on the date of actual receipt, in each case in compliance with the terms of this Section 15.10. Notices shall be addressed as follows:

                        (a)  If to EPC:

                             Edge Petroleum Corporation
                             1111 Bagby, Suite 2100
                             Houston, Texas 77002
                             Attention:   John E. Calaway
                             Telephone:   (713) 654-8960
                             Telecopier:  (713) 654-7722

                        with a copy to:

                             Ben C. Broocks, Esq.
                             Bennett & Broocks
                             712 Main Street, Suite 1500
                             Houston, Texas 77002
                             Telephone:   (713) 222-1434
                             Telecopier:  (713) 547-7000

                        (b)  If to Edge Group II:

                             Edge Group II, Ltd.
                             One Landmark Square, Suite 611
                             Stamford, Connecticut 06901
                             Attention:   Mr. John Sfondrini
                             Telephone:   (203) 358-9502
                             Telecopier:  (203) 324-0996

                        with a copy to:

                             J. Michael Gottesman, Esq.
                             477 Madison Avenue
                             New York, New York 10022
                             Telephone:   (212) 308-2320
                             Telecopier:  (212) 888-7306

                        (c)  If to Gulfedge:

                             Gulfedge Limited Partnership
                             c/o Edge Petroleum Corporation
                             1111 Bagby, Suite 2100
                             Houston, Texas 77002
                             Attention:  John E. Calaway
                             Telephone:   (713) 654-8960
                             Telecopier:  (713) 654-7722

                        (d)  If to Edge Group:

                             Edge Group General Partnership
                             One Landmark Square, Suite 611
                             Stamford, Connecticut 06901
                             Attention:   Mr. John Sfondrini
                             Telephone:   (203) 358-9502
                             Telecopier:  (203) 324-0996

        WITNESS THE EXECUTION HEREOF this 8th day of April, 1991.

                                           EDGE GROUP II, LTD.


                                           By: /s/ John Sfondrini
                                              ----------------------------
                                              John Sfondrini, Managing
                                              General Partner

                                           and

                                           By:  NAPAMCO, LTD., General Partner

                                                By: /s/ John Sfondrini
                                                   -----------------------
                                                   John Sfondrini, President

                                           NEW EDGE PETROLEUM CORPORATION

                                           By: /s/ John E. Calaway
                                              ----------------------------
                                              John E. Calaway, President


                                           GULFEDGE LIMITED PARTNERSHIP
                                           ("Gulfedge")

                                           By:   NEW EDGE PETROLEUM CORPORATION,
                                                 General Partner

                                                 By: /s/ John E. Calaway
                                                    ----------------------
                                                    John E. Calaway, President

                                        EDGE GROUP PARTNERSHIP
                                        ("Edge Group I")


                                        By: /s/ John S. Sfondrini
                                           ----------------------------
                                           John Sfondrini, Authorized Person

                                        and

                                        By:  EDGE LIMITED PARTNERSHIP
                                             ("Edge I"), EDGE II LIMITED
                                             PARTNERSHIP ("Edge II") and
                                             EDGE III LIMITED PARTNERSHIP
                                             ("Edge III"), as General
                                             Partners of the EDGE GROUP
                                             PARTNERSHIP

                                        By: /s/ John Sfondrini
                                           -----------------------------
                                           John Sfondrini, General
                                           Partner of Edge I, Edge II
                                           and Edge III

                                        and

                                        By:  NAPAMCO, LTD., General
                                             Partner of Edge I, Edge II
                                             and Edge III


                                             By: /s/ John Sfondrini
                                                ------------------------
                                                John Sfondrini, President

                               LIST OF EXHIBITS

        Exhibit                 Description
        -------                 -----------

          A             Identification of Venturers; Capital
                        Contribution of the Venturers

          B             Initial Sharing Ratios

          C             Additional Capital Contributions of EPC
                        and Edge Group I

          D             Description of Notes Contributed by Edge
                        Group II

          E             Description of Notes Contributed by
                        Gulfedge

          F             Initial Budget

                                   EXHIBIT A


VENTURERS                                       CAPITAL CONTRIBUTION
---------                                       --------------------

New Edge Petroleum Corporation                  $772,000

                                                and

                                                the Contributed Reserves,
                                                described on Annex 1
                                                hereto, which have an
                                                agreed value of
                                                $5,250,000


Edge Group II Limited Partnership               $12,972,000


Gulfedge Limited Partnership                    $451,500


Edge Group Partnership                          $218,000

                                   EXHIBIT B

I.      Initial Sharing Ratios
        ----------------------

        (a)   EPC               30.741%
        (b)   Edge Group II     65.667%
        (c)   Gulfedge           2.286%
        (d)   Edge Group I       1.306%


II.     Sharing Ratio Shift A Amounts
        -----------------------------

        (a)   EPC               $ 6,072,500
        (b)   Edge Group II     $12,972,000
        (c)   Gulfedge          $   451,500
        (d)   Edge Group I      $   258,000


III.    Certain Adjustments to Initial Sharing Ratios and Sharing
        ---------------------------------------------------------
        Ratio Shift A Amounts
        ---------------------

        The Sharing Ratio Shift A Amount for all Venturers shall be recomputed if (x) either EPC or Edge Group I shall have failed to make the Additional Capital Contribution indicated in Section 4.2 hereof within 60 days from the date due, or (y) any note delivered to the Joint Venture by Gulfedge or Edge Group II, respectively, shall not have been timely paid within 60 days from the date due, by subtracting from the Sharing Ratio Shift A Amounts indicated above
(i) in the case of EPC or Edge Group I, the amount by which their respective Additional Capital Contributions shall have fallen short of that required, and
(ii) in the case of Gulfedge and Edge Group II, the principal amount of delivered notes which have not in fact timely paid; in both cases within 60 days from the date due when and if such amounts shall subsequently be paid, the Sharing Ratios and Sharing Ratio Shift A Amounts shall be adjusted accordingly.

        Additionally, in such events, the Initial Sharing Ratios shall also automatically change based upon the adjusted Sharing Ratio Shift A Amounts.

IV.     Sharing Ratio after the occurrence of Sharing Ratio Shift A
        -----------------------------------------------------------

        (a)   EPC               50.000%
        (b)   Edge Group II     47.407%
        (c)   Gulfedge           1.650%
        (d)   Edge Group I       0.943%

Exhibit B Continued:

V.      Sharing Ratio after the occurrence of Sharing Ratio Shift B
        -----------------------------------------------------------

        (a)   EPC                       55.000%
        (b)   Edge Group II             42.666%
        (c)   Gulfedge                   1.485%
        (d)   Edge Group I               0.849%

                                   EXHIBIT C



                       ADDITIONAL CAPITAL CONTRIBUTIONS
                       --------------------------------


                          EPC             $50,000

                          EDGE GROUP I    $40,000

                                   EXHIBIT D

               DESCRIPTION OF NOTES CONTRIBUTED BY EDGE GROUP II


         MAKER                                  AMOUNT
        -------                                --------

Clarence Abell                                 2,500.00
F/B/O Dennis L. Adams IRA                      2,500.00
Robert Ainbinder                               5,000.00
Nina Andrews                                   2,500.00
Antwerp Diamond Dist. Inc.                     5,000.00
John J. Baldasarini, IRA                      70,500.00
William P. Banks                               2,500.00
Dean Witter Reynolds Inc. Cust.               15,000.00
 F/B/O Charles M. Becbart II
IRA Rollover DTD 6/8/89, #655-37492
Bruce W. Benedict                             10,000.00
David B. Benedict (David & Pamela)            30,000.00
Pamela Benedict                                5,000.00
Delaware Charter, Trustee                     10,000.00
 F/B/O David B. Benedict
 GFT #0518599
Lawrence Bilello                               5,000.00
John V. Bloomfield                             5,000.00
   Frank Broegol, M.D.                         7,500.00
 Franklin L. Broegol, M.D.
   P.C. Pension Trust                          2,500.00
D. Monique Boyrives                            2,500.00
Kurt F. Buckhout                              29,000.00
Robert F. Campbell                             5,000.00
First Albany Corp., CUST.                     10,000.00
 F/B/O Robert F. Campbell
 Account #083-99492-1-1
Bernie W. Chiles, M.D., P.C.,                 45,000.00

Jeffrey Chismas                                         47,750.00
Norman Christiansen                                      5,000.00
The Estate of Homer W. Clapper                           5,000.00
Colin Cody                                              12,500.00
Robert J. Covill                                         5,000.00
Richard J. Cranear                                      12,500.00
        M. Cronk                                        17,625.00
        R. Cronk                                         6,250.00
Edwin Crooks                                             2,500.00
Ralph P. Davidson                                       10,000.00
Michael Davidson                                        10,000.00
Marshall Davis                                          10,000.00
William B. Davis                                        25,000.00
John Edwards                                            20,000.00
Geoffrey & Susan Egginton                                5,000.00
Ernest R. Esakof                                        30,000.00
Insurance Trust
Alfred Feldman                                           5,000.00
Delores A. Fisher                                       27,625.00
        P. Garbe                                        20,000.00
J. Michael Gotterman                                    50,293.00
Raymond Grabowski                                        2,500.00
Goldie Green                                                 0.00
      Greenberg, IRA                                    10,000.00
Charles & Bonnie Grimes                                 35,000.00
Albert A. Gross                                         20,000.00
Phillip N. Guest                                         2,500.00
John O. Hastings                                        32,500.00
      Hilzenrath                                         5,000.00

Eugene Hilsenrath                                       5,000.00
Rony de Redo                                            7,500.00
Peter G. Hinchliffe                                     2,500.00
Jeffrey Hodde                                           5,000.00
Norman Hoffman                                          5,000.00
Arthur T. Hogliban                                          0.00
Brian Hunter                                           15,000.00
Robert E. Ivy                                           5,000.00
Jane B. Jackson                                        10,000.00
Phil Kalker                                            82,011.33
Anne C. Kolkar, M.D.                                   20,000.00
Brian Krivitsky                                        10,000.00
Arthur Langel                                           7,500.00
Bill Lackonby                                          70,500.00
William Lyga                                           15,000.00
Peter W. Lucas                                          2,500.00
Keogh Plan of Eugene L. Mauro                           5,000.00
 F/B/O Eugene L. Mauro
 dated 9/22/82
Terence Meehan                                         10,000.00
Diane J. Milley                                        25,000.00
Fred Montanari                                          5,000.00
Paul Oscher                                             2,500.00
Jeff Paley                                              5,000.00
Joseph M. Palms Inc.                                   10,000.00
 Defined Benefit Plan
John/Gilda Pambianchi                                   5,000.00
Mildred Petta                                           7,500.00
Nils Peterson                                          70,500.00

Gerald P. Raffarty                                      15,000.00
Marilyn M. Raphael                                      80,500.00
Stanley S. Raphael                                      20,000.00
Int'l Trade Consultants Inc.                            80,500.00
 Pension Plan
Trade Consultants Inc.                                       0.00
 Pension Plan
Peter Rogers                                            10,000.00
George Rosenfeld                                         5,000.00
Angelo Rossi                                             5,000.00
Lee A. Rubenstein                                        5,000.00
Paul H. Ryan                                            50,000.00
John Sfondrini                                          10,000.00
Everett Shaslow                                          2,500.00
William Silver                                          10,000.00
Charles A. Slanets, Jr.                                181,000.00
Charles A. Slanets, Jr., M.D., P.C.                     17,500.00
 Retirement Plan 12/12/70
Charles A. Slanets, Jr., M.D., P.C.,                    17,500.00
 Profit-Sharing Trust 1973
Charles A. Slanets, Jr., M.D., P.C.                      5,000.00
 Pension Plan 1973
Katherine V. Smith                                      30,000.00
Marion & Vernon Smith                                   10,000.00
Roy & Majorie Stevens                                   10,000.00
Charles E. Sward                                        20,000.00
DIVESCO F/B/O Charles E. Sward                           5,000.00
 Account #62-1583-04
D. Christopher Taylor                                   40,000.00
Jeffrey S. Teichman                                     10,000.00
Thomas Thornhill                                        20,000.00
Salahedin Velaj                                          5,000.00

Lorrie Vining                                   2,500.00
Gary & Nancy Wadler                            13,330.00
John C. Walsh                                  32,500.00
Daniel K. Weiskopf                              9,500.00
Victoria V. Weiskopf                              500.00
Richard E. Wheeless                            20,000.00
William J. White                                5,000.00
Kimberly Wiehl Trust                           15,000.00
  Pamela P. Wiehl, Trustee
William Wiehl                                  20,000.00
William P. Wiehl Trust                         15,000.00
  Pamela P. Wiehl Trustee
Witham Mangement Trust                          5,000.00
Jeremy J. Woods                                 5,000.00
Bracabridge N. Young                           20,000.00
William B. Young                                5,000.00
     X                                              0.00
=========================                   ============
Total                                       1,942,384.33
=========================                   ============



*Caddo Investors, Ltd.
   Christopher M. Kinsey                      $ 60,000

* Bela J. Garet                                 10,000

*Gulfedge Limited Partnership

                William Harrison                        10,000.00
                H. Thomas Moore                          5,000.00
                Joel Zwick                              40,000.00
                Alan H. Fishman                         20,000.00
                Walter Hill                             50,000.00
                John D. Inus                            10,000.00
                Christine Hall                          10,000.00
                Wesley Craven                            5,000.00
                Louis Miano                             10,000.00
                Dorothy Karg                             3,333.33
                Amy McCombe                             10,000.00
                Joel Chaseman                           10,000.00
                Stu Silver                              10,000.00
                Leonard Giarraputo
                   IRA Rollover                          5,000.00
                Susan & Mitchell Covel                  10,000.00
                J. Richard Fredericks                   10,000.00
                John Musicaro                            2,500.00
                Eugene C. Wilhelm                        3,333.33
                Vincent Andrews                        110,000.00
                John Sfondrini                         130,000.00



                        Totals                         464,166.66

John Sfondrini, Vincent Andrews                         $9,760

Vincent Andrews, John Sfondrini                         10,000

John Sfondrini                                          10,000

John Sfondrini                                          10,000

John Sfondrini                                          10,000

John Sfondrini                                          10,000

John Sfondrini                                          10,000

John Sfondrini                                          10,000

John Sfondrini                                          10,000

John Sfondrini                                          10,000

Vincent Andrews                                         10,000

Vincent Andrews                                         10,000

John Sfondrini                                          10,000

John Sfondrini                                          10,000

John Sfondrini                                          10,000

John Sfondrini                                          10,000

Vincent Andrews                                         10,000

Vincent Andrews                                         10,000

Vincent Andrews                                         10,000

Vincent Andrews                                         10,000

Vincent Andrews                                         10,000

Vincent Andrews                                         10,000

Vincent Andrews                                         10,000

Vincent Andrews                                         10,000

Vincent Andrews                                         10,000

Vincent Andrews                                         10,000

Vincent Andrews                                 $10,000

John Sfondrini                                   10,000

Vincent Andrews                                  10,000

                                   EXHIBIT E


                 DESCRIPTION OF NOTES CONTRIBUTED BY GULFEDGE
                 --------------------------------------------

                 MAKER                               AMOUNT
                 -----                               ------

                 Bela Garet                          $10,000

                 Caddo Investors, Ltd.               $60,000

                                   EXHIBIT F


                        EDGE JV II
                SUMMARY OF ANNUAL INDIRECT EXPENSES
                -----------------------------------
                                                                                  EXECUTIVES & OFFICERS
                                                                                  ---------------------

SALARIES                                                                          JOHN E. CALAWAY     $295,000
--------                                                                          JOEL DAVIS           125,000
                                                                                  PHERL BROSSMAN       125,000
      EXECUTIVES & OFFICERS             $705,000                                  RICHARD DALE         100,000
      OFFICE & ADMINISTRATIVE             93,000                                  JAMES CALAWAY         60,000
                                        --------                                                      --------
                                                       $798,000                                                       $705,000
                                                                                                                      ========



GENERAL & ADMINISTRATIVE
------------------------
                                                                                  GENERAL & ADMINISTRATIVE
      ADVERTISING                          2,000                                  ------------------------
      DATA PROCESSING                     12,000
      DELIVERY                             4,000                                   VIRGINIA CLANTON    $28,000
      DUES & PUBLICATIONS                 16,000                                   LAUREN SVATEK        25,000
      LEGAL & ACCOUNTING                  65,000                                   EVE BOWMAN           17,000
      OFFICE EXPENSES                     85,000                                   ACCOUNTING CLERK     23,000
      PARKING                             24,000                                                       -------
      PROFESSIONAL EDUCATION               5,000                                                                       $93,000
      RENT                               180,000                                                                       =======
      TAXES - PAYROLL                     80,000
      TAXES - AD VALOREN                  10,000
      TELEPHONE                           23,000
      TEMPORARY SERVICE                   10,000
      TRAVEL & ENTERTAINMENT              15,000
                                         -------
                                                        531,000
                                                        -------


                                                     $1,329,000
                                                     ==========


                          EXTENSION OF JOINT VENTURE


     Agreement entered into as of April 8, 1996 by and between Edge Petroleum Corporation, a Texas corporation and successor to New Edge Petroleum Corporation ("EPC"), Edge Group II Limited Partnership, a Connecticut Limited Partnership ("Edge Group II"), Gulfedge Limited Partnership, a Texas limited partnership ("Gulfedge") and the Edge Group Partnership, a Connecticut general partnership ("Edge I").

     WHEREAS, the parties to this Agreement are all of the Parties to a joint venture agreement dated as of April 8, 1991 (the "Joint Venture Agreement") which created Edge Joint Venture II (the "Joint Venture") and;

     WHEREAS, pursuant to the terms of this Agreement all the Parties to the Joint Venture Agreement have agreed to amend the terms of the Joint Venture Agreement;

     NOW THEREFORE, in consideration of the foregoing and the mutual promises of the parties, it is agreed as follows (all references to paragraphs are to paragraphs of the Joint Venture Agreement unless the context requires otherwise):

     1.  Article II "Definitions" is amended as follows:

         A new term, "Specially - Allocated Assets" is added which shall mean the Venturers' respective interests under Section 12.3 (g) (1), (2) and (3) which interests shall be held outside of the Joint Venture.

         The term "Fifty Square Mile New 3-D Area Right" shall have the meaning set forth in Paragraph 12.3 (g).

          The term "Belco Contract Right" shall have the meaning set forth in Paragraph 12.3(g).

          The terms "Western 3-D Area Right - Starr/Hidalgo Counties" and "Western 3-D Area Right - Duval/Webb Counties" (collectively, the "Western 3-D Area Rights") shall have the meaning set forth in Paragraph 12.3(g)(3).

          A new term "AMI Components" is added which shall mean the Joint Venture's interest in all leases, options, contract rights and other interests in lands and leases situated inside an AMI but outside of the geographic area for the Prospect or Prospects in such AMI, if any have been developed.

          The term "Participating Venturer" is deleted from the agreement.

     2. The term of the Joint Venture shall be extended until and shall dissolve on December 31, 1996 at 11:59 p.m. Central Standard Time.

     3. Paragraph 1.5 of the Joint Venture Agreement shall be amended to provide that the Joint Venture shall continue in full force and effect until December 31, 1996, unless sooner dissolved and terminated pursuant to the terms hereof.

     4. Paragraph 12.2 shall be amended to provide that the Wind-Up Period of the Joint Venture may not extend beyond December 31, 1998 except as otherwise provided in Section 12.5.

     5. Paragraph 12.3 (a) - (e) shall be amended to provide that such paragraphs apply only to prospects involving or based on only 2-D seismic data. Additionally, in the event of any conflict between the terms of Paragraph 12.3 (a-e) and the terms of this Extension Agreement, the terms of this Extension Agreement shall prevail.

     6. A new sub-paragraph (f) shall be added to Paragraph 12.3 providing as follows:

          "(f) On any Prospect or area (except as provided in Section 12.3(g)
     (3) with respect to the Western 3-D Areas) where, as of December 31, 1996, the Joint Venture, or EPC directly or indirectly through an industry partner have either (i) acquired a seismic option, lease or other interest or (ii) acquired, permitted, shot or commenced to permit or shoot a 3-D seismic survey, lease or other interest or (iii) has a firm contractual commitment to acquire, permit or shoot a 3-D seismic survey or acquire a seismic option, lease or other interest, the Venturers agree to enter into an Area of Mutual Interest ("AMI") covering such Prospect or area, with such AMI to be bounded by (a) the outline of the area under option in the case of (i) above or (b) the outline of the proposed seismic survey in the case of (ii) or (iii) above, as indicated on a plat to be furnished by the Managing Venture to each Venturer on or before January 31, 1997 which the Managing Venturer agrees to do. With respect to (iii) above, in situations or areas in which the Joint Venture or its working interest partners do not have a firm contractual commitment as of December 31, 1996 to shoot 3-D seismic survey or acquire a seismic option, lease or other interest, such as where its commitment is subject to contingencies or conditions, then no such AMI shall be established with respect thereto. Separate AMIs will be created for the Specially - Allocated Assets.

          Prior to the distribution by the Joint Venture of the Prospects and AMI Components with respect to a particular AMI, EPC as Liquidating Agent shall continue to cause the Joint Venture to acquire leases, seismic data, interests in land and other interests and rights within the AMI and take other steps to develop the AMI for the Joint Venture and funds of the Joint Venture shall be used for this purpose. Without limiting the generality of any other provision hereof, the Liquidating Agent shall not be required to obtain any approval under Section 7.8 of the Joint Venture Agreement. Additionally, the Joint Venture shall reimburse EPC for the costs of its staff at the rates set forth on Exhibit 12.10 annexed hereto provided that such rates may never exceed the lowest rates EPC charges in bona fide transactions to independent third parties for services it renders. Additionally, EPC shall maintain accurate records which it shall furnish to the Venturers on a monthly basis of the time expended by its employees and of other expenses incurred and the Venturers shall also have the right to inspect and audit EPC's books and records relating to its allocation of its time and expenses to the Venturers and to others. Additionally, during this period neither EPC nor any other Venturers may acquire for its or their own account any leases, seismic data, interests covering land or other interests or rights within the AMIs, it being the intention of the parties that all such acquisitions during Wind-Up be made through the Joint Venture. Prior to the distribution by the Joint Venture of the Prospects and AMI Components with respect to a particular AMI, the Liquidating Agent shall make all decisions with respect to such Prospects and AMI Components.

          Subsequent to the distribution by the Joint Venture of the Prospects and AMI Components with respect to a particular AMI and subject to the further provisions of this Agreement, if a Venturer acquires an interest or right in the AMI during the period when the AMI is in force and effect, other than as a result of an acquisition of another Venturer's interest, the acquiring party shall, within thirty (30) days from the date of the acquisition thereof, give notice of the acquisition to the non-acquiring Venturers. Such notice shall be in writing and shall describe the acquisition and the actual cost to the non-acquiring party. The non-acquiring parties so notified shall have thirty (30) days after receipt of such notice to elect, by notice in writing to the acquiring party, to acquire their proportionate share of such interests based upon their ownership interests in the particular property on the same terms and conditions as the acquiring party. During such thirty (30) day period each party shall have full access to all information possessed by the other parties or the acquiring party with respect to the interests acquired, except to the extent disclosure of such information would violate applicable law or bonafide contractual obligations in which case such other party shall disclose the applicable law and/or contractual obligation and use its best efforts to avoid the contractual obligation or secure a waiver of applicable law, without paying money. Unless otherwise agreed and subject to any transfers of interest pursuant to Section 12.5, the actual costs (plus associated brokerage and acquisition costs) of the additional interests shall be borne by all the parties electing to acquire interests in proportion to their respective ownership interests in the particular property, and all such costs shall be paid to the acquiring party at the time of the non-acquiring party's election to acquire such interest. The acquiring party's obligation to convey such additional interest shall be subject to consent rights and preferential purchase rights held by third parties with respect to the interest. The conveyances from the acquiring party to the other parties shall be by assignment containing special warranty of title free and clear of any liens and encumbrances granted or permitted by, through or under the party acquiring such interest, except for the overriding royalty interests provided for in Section 12.11 below and the terms, conditions and encumbrances created by this Agreement. If any party acquires an additional interest covering lands partially within the AMI and partially outside the AMI, the AMI shall be expanded to the extent possible whereby such lands subject to the additional interest shall be entirely subject to and included in the applicable AMI, unless pre-existing contractual obligations would prohibit or interfere with such expansion.

          With respect to any interest acquired by the Venturers that is subject to an AMI, the Venturers shall convey to EPC the overriding royalty interests to the extent required by Section 12.11 hereof. The Venturers also agree to enter into operating agreements with the same general terms as set out in Exhibit 12.12 for each Prospect developed in an AMI, and to timely pay their share of all costs and expenses incurred in such AMI as per the agreement.

          The interests of the Venturers must vest, if at all, in each AMI created hereunder prior to twenty-one (21) years after the date of death of the last to die of all of the surviving descendants of Joseph P. Kennedy, father of the late President of the United States, who are alive on the date of execution hereof."

     7. A new Paragraph 12.3 (g) entitled "Specially - Allocated Assets" is added to the Joint Venture Agreement providing as follows:

          "12.3 (g) Specially - Allocated Assets. The Venturers will have the following rights in all AMIs created for the Specially - Allocated Assets which rights, subject to obtaining any necessary consents or waivers, shall be distributed to them no later than eight (8) months after the Term of the Joint Venture, and which rights the Venturers agree have zero value at such time. Prior to the time of such distribution, the Joint Venture's funds will not be used in connection with the development of the Belco Contract Right and the Fifty Square Mile New 3-D Area Right unless and until the Venturers (other than EPC) have elected to participate therein, but may be used in connection with the Western 3-D Areas. Prior to distribution of any Specially - Allocated Assets, any Joint Venture funds used to develop such properties will to the extent of EPC's share thereof, be deemed to be a loan from the Joint Venture to EPC to be repaid with interest at the rate being charged by Compass Bank - Houston for the Joint Venture's indebtedness for borrowed money. For purposes of the preceding sentence EPC's share of such funds used to develop such properties shall be a fraction equal to the difference between EPC's ownership interests in the Specially - Allocated Assets and its Initial Sharing Ratio in the Joint Venture, and such loan shall be due at the time the Specially - Allocated Assets are distributed from the Joint Venture. If the Joint Venture is unable to obtain any necessary consents or waivers to make such distributions, then the Specially -Allocated Assets will be held and developed inside the Joint Venture until such time as the necessary consents or waivers are obtained, and EPC shall be deemed to have made a loan from the Joint Venture in the amount of its share of Joint Venture funds expended on such specially allocated assets under the same formula and terms set forth above. Any loan to EPC from the Venture under this agreement shall be secured by its interest in the Joint Venture.

               (1) Belco Contract Right: After the Term, the Venturers (other than EPC) shall have the right (the "Belco Contract Right") to participate for their Respective Share (as hereinafter defined) of 25% of EPC's rights and interests in any 150 square mile area which is firmly committed to be developed by both EPC and Belco and permitted and acquired after December 31 1996 under the Belco Contract (being that certain Exploration Agreement dated March 4, 1996 between Belco Oil & Gas, Inc. and EPC). As used in this Section 12.3(g) certain capitalized terms will have the same meaning as in the Belco Contract. Such 150 square miles shall consist of any 150 square miles of Target Areas (as selected by Edge Group II Limited Partnership) that after December 31, 1996, are committed to be developed under the Belco Contract by both EPC and Belco, but excluding any AMI areas which are subject to Paragraph 12.3(f) above. Such election must be made prior to the time development commences in the particular 150 Square Mile Area in which the Venturers elect to participate, provided that EPC shall be required to give the Venturers sixty (60) days, if available, but not less than thirty (30) days notice of areas to be developed under the Belco contract to enable the Venturers to exercise their option. By

          "Respective Shares" it is meant as to each Venturer other than EPC, such Venturer's Initial Sharing Ratio, divided by the sum of all Venturers' (other than EPC's) Initial Sharing Ratios. For purposes of their participation in the Belco Contract, Edge Group II Limited Partnership's election shall be binding on Gulfedge L.P. and Edge Group Partnership and Edge Group Partnership and Gulfedge L.P. agree to be bound by Edge Group II's election as if Gulfedge L.P. and Edge Group Partnership had made the election themselves. The Venturers shall have the right to receive the same notices as are provided for in the Belco Contract. The election by Edge Group II Limited Partnership (on behalf of itself and Gulfedge Limited Partnership and Edge Group Partnership) to participate in the permitting, shooting and development of such 150 square miles shall be made in the same manner and within the same time period as is applicable to Belco's election right for such acreage (and the corresponding Target Area) under the Belco Contract. The Venturers (other than EPC) shall have no right to designate or propose Target Areas under the Belco Contract.

               The Venturers agree to pay their Respective Share of 25% of EPC's share of the preliminary budget costs and other costs (including third party costs) provided for in the Belco Contract and to be bound by the Joint Operating Agreement for the Target Areas in which they participate, (including the COPAS provisions thereof) and will pay their Respective Share of 25% of EPC's share of the overhead, including the COPAS provisions thereof, LOE and any other Joint Operating Agreement charges which EPC is obligated to bear thereunder. In addition, for each Target Area in which the Venturers (or any of them) participate in the acquisition of data, the Venturers agree to pay to EPC their Respective Share of a one-time fee of $18,750.00 as an administrative overhead fee. Such fee shall be due and payable at the same time as Belco's payment of its overhead fee is due and payable pursuant to Article 6. of the Belco Contract. These expenses and fees shall cover all types of overhead incurred by EPC during the data acquisition phase and all non-third party geological and geophysical and Prospect generation charges incurred during the term of the Belco Contract, but are in addition to any costs and expenses which are payable to EPC as operator (other than non-third party geological, geophysical and Prospect generation costs) under the Joint Operating Agreements to be entered into between Edge and Belco for each Prospect.

               With respect to the Belco Contract and related operations, EPC shall not allocate or charge the Venturers any other overhead including, without limitations, those overhead items set forth in Paragraph 12.10., below, but may charge the Venturers their share of COPAS overhead pursuant to the COPAS provisions of the JOA for the Belco Contract Area.

               (2) Fifty Square Mile New 3-D Area Right. After the Term, the Venturers shall have the right at their election (the "Fifty Square Mile New 3-D Area Right") to participate for their Respective Shares of 25% of EPC's interest in up to 50 square-miles of new 3-D seismic data covering areas outside of the Belco Contract Area (as provided in Paragraph 12.3(g)(1) above) and, the Western 3-D Areas (as described in Paragraph 12.3(g)(3), below, and acquired or committed to be acquired by EPC during calendar years

          1997, 1998 and 1999. The election to participate made by Edge Group II Limited Partnership shall be binding on Gulfedge Limited Partnership and Edge Group Partnership and Edge Group Partnership and Gulfedge L.P. agree to be bound by Edge Group II's election as if Gulfedge L.P. and Edge Group Partnership had made the election themselves. These square miles shall be selected by Edge Group II Limited Partnership. This right shall only apply to new regional or reconnaissance 3-D data not covering a pre-existing AMI, and does not apply to areas covered by AMIs created under Paragraph 12.3(f), areas covered under the Belco Contract or areas included in the Western 3-D Areas. EPC will promptly notify each Venturer of all proposed 3-D seismic acquisition areas in which the Venturers have rights pursuant to this Section and over which EPC desires to acquire seismic data after December 31, 1996, including the terms and conditions of participation in such areas by third-party participants of EPC. Edge Group II Limited Partnership, on behalf of itself and Gulfedge Limited Partnership and Edge Group Partnership, will have the right to elect to participate in the exploration and development of any one or more of such areas as long as the aggregate acreage covered thereby does not exceed 50 square miles unless, after employing reasonable efforts, a third party prevents EPC from extending such participation to the other Venturers in which case Edge Group II Limited Partnership on behalf of the Venturers, may substitute another new 3-D area of the same size outside the Belco Contract Area and Exclusive Area, and the Western 3-D Areas. If a particular area covers more than 50 square miles, the Venturers' participation interests in such area shall be proportionately reduced by a fraction the numerator of which is 50 and the denominator of which is the total amount of acreage in such area. Such election must be made within thirty (30) days of receiving such notice from EPC of the proposed terms of participation and development. The Venturers shall have no rights with respect to 3-D data acquisition areas which are committed to be acquired after December 31, 1999. The Venturers will be required to bear and pay their Respective Share of 25% of EPC's share of all overhead and other costs which are provided for in the operating agreement, participation agreement and any other applicable agreements which are applicable to such area.

               (3) Western 3-D Area Rights. The Joint Venture's and/or EPC's interest in all leases and/or interests in all Prospects acquired within the geographical boundaries of the Western 3-D Area, Starr/Hidalgo Counties, and the Western 3-D Area, Webb/Duval Counties, as shown on the attached Exhibits 12.3(g)(3) (collectively, the "Western 3-D Areas"), which are acquired after December 31, 1996, shall be owned, and related costs of development borne, 50% by EPC and 50% by the remaining Venturers (except EPC). Notwithstanding the foregoing sentence, with regard to any Prospect in the Western 3-D Areas where leasing has commenced before December 31, 1996, such Prospect will be treated as an AMI Prospect pursuant to the terms and provisions of Article 12.3(f), above, and the Venturer's ownership rights shall be determined and governed in accordance therewith and not this Article 12.13. The Venturer's shares (other than EPC's) in properties or interests governed by this section and not by 12.3(f) shall be owned in proportion to their Respective Sharing Ratios which shall be applicable only to determine the respective shares or interests of the

          Venturers (other than EPC) in 50% of the Joint Venture's interest under this paragraph. Such interests acquired pursuant to this section and not subject to Article 12.3(f) shall be acquired outside of the Joint Venture and shall be developed in accordance with the procedures in Paragraph 12.11 below. The full cost of the Joint Venture (which is $750,000,00) of acquiring the Western 3-D data in Western 3-D Area, Webb/Duval Counties, shall be paid for by the Joint Venture prior to December 31, 1996, provided that EPC shall be deemed to have borrowed from the Joint Venture a fraction of the Joint Venture's cost of the Western 3-D Area, Webb/Duval Counties equal to the difference between 50% and EPC's Initial Sharing Ratio together with interest thereon at the rate then being charged under the Joint Venture's loan agreement with Compass Bank-Houston for borrowed money, secured by its interest in the Joint Venture which sum shall be repaid with interest at end of the Wind-Up Period and provided further that the Venturers shall not be deemed in default until the aggregate amount of their delinquency exceeds the amount borrowed by EPC hereunder. EPC may prepay such amount at any time. Further, during any such period when EPC owes the Joint Venture money on account of such disproportionate sharing of the Western 3-D data costs on the Western 3-D Area, Webb/Duval Counties, EPC shall not be able to assert that financing is not available for any of the Specially-Allocated Assets. The right acquired by the Venturers under this paragraph shall be referred to as the "Western 3-D Area Right - Starr/Hidalgo Counties" and "Western 3-D Area Right - Webb/Duval Counties", respectively (collectively, the "Western 3-D Area Right").

               (4)   Funding Distributions.  EPC as

          Liquidating Agent at the request of the Edge Group II Limited Partnership shall cause the Joint Venture to distribute funds to the Edge Group II Limited Partnership, Edge Group Partnership, Gulfedge Limited Partnership and to EPC in accordance with the Sharing Ratio in affect at the time, for the purpose of funding their payments to EPC or otherwise under this or any operating agreement for developing or acquiring their respective interests in the Western 3-D Areas Specially - Allocated Assets. If any such distributions are made, there shall also be distributed to EPC that amount of funds which EPC is entitled to have distributed to it under the Sharing Ratio in effect at the time of the distribution made to Edge Group II, the Edge Group Partnership and the Gulfedge Limited Partnership based on the amount of such distribution. For example, assume that the Joint Venture was required to make an aggregate distribution to Edge Group II, Edge Group Partnership and Gulfedge under this paragraph in the amount of $69,259.00 and that the Sharing Ratio in effect at the time of the distribution was the Initial Sharing Ratio, then the sum of $30,741.00 would be distributed to EPC based on the distribution of $69,259.00 to the other Venturers. Once the Venturers' interests in the Western 3-D Areas have been developed to the point where such interests can be pledged by the Venturers to obtain non-recourse borrowings secured by such interests on terms including interest rates, which are comparable to those then being offered to borrowers secured by oil and gas properties similar in quality to the Venturers' interest in the Western 3-D Areas, then the Venturers will use their best efforts to secure such loans and will utilize such borrowings to the fullest extent possible to pay for their share of the costs of developing and acquiring the Western 3-D Areas. Any amounts which are necessary for such development and acquisition of the Western 3-D Areas over and above such borrowings shall be funded by distributions from the Joint Venture.

               EPC as Liquidating Agent at the request of Edge Group II Limited Partnership shall cause the Joint Venture to make similar distributions to cover the Venturer's share of payments for developing or acquiring their respective interests in the Belco Contract Right, and the Fifty Square Mile New 3-D Area Right, unless it, in its reasonably exercised business judgment, decides and notifies the Venturers at the same time as it gives the Venturers notice of a new 3-D area which the Venturers may elect to participate in, or of an interest in a Belco contract right that the Venturers are entitled to participate in, that the Venture will not be able to effectuate such distributions. At the time of such notice, EPC shall also furnish the Venturers with the basis for its judgment, including without limitation, cash flow and other projections which provided the basis for its judgment. In such event, EPC shall use reasonable efforts to obtain bids from five (5) commercial banks or other lenders to provide financing for the Venturers for the purpose of paying for the Venturers' share of the costs of acquiring and developing such rights. In seeking such bids, EPC will attempt to obtain terms which provide for interest rates, amortization and other terms comparable to those then being offered to borrowers for non-recourse loans secured by oil and gas properties of a type and quality similar to the Venturer's interest in the Belco Contract Right and the Fifty Square Mile New 3-D Area and shall notify the Venturers of the results of its efforts and of the financing which is available at the same time that it notifies them of the areas or Prospects available for participation.

               In addition, it will be EPC's sole responsibility to cover any shortfall in the amount of any cash distributions made to it and the amount required to cover its share of the costs of acquiring or developing its interests in the Specially-Allocated assets.

               The amount of cash, that the Joint Venture distributes to or for the benefit of the Venturers for purposes of developing or acquiring interests in Specially-Allocated Assets shall be used for such purposes and shall not be taken into account in determining applicable Sharing Ratios (i.e., will not be treated as distributions for such purpose).

               (5) Values of Specially-Allocated Assets. The Venturers agree that the Specially-Allocated Assets will be held outside of the Joint Venture and will have zero value at the time they are initially distributed from the Joint Venture. However, such interests will be subsequently valued by the Liquidating Agent during Wind-Up in accordance with the provisions of Section 12.5 for the sole purpose of determining applicable Sharing Ratios, with the Venturers being deemed to have received their share of such value for such purpose less funds contributed by the Venturers (but not including expenditures from distributions by the Joint Venture which are not counted for purposes of determining Sharing Ratios and shall not be subtracted from such values for such purposes) and the Venturers' share of any indebtedness applicable to such assets. Such valuation will not, however, be deemed to have any affect on the Venturer's Capital Accounts.

               (6) Disclaimer of Fiduciary Relationship. Notwithstanding that Edge Group II Limited Partnership is making certain elections under this Agreement on behalf of Gulfedge Limited Partnership and Edge Group Partnership, the Parties understand and consent to such elections and agree that Edge Group II Limited Partnership shall not be a fiduciary or held to a fiduciary standard in this regard and that these elections are being made in the interest of uniformity of development and uniformity of sharing ratios and to permit the parties to obtain benefits of the rights provided in this agreement. Additionally, Gulfedge Ltd. and Edge Group Partnership will indemnify and hold Edge Group II harmless with respect to any liabilities or expenses Edge Group II incurs arising out of the elections it makes hereunder which are binding on Gulfedge Ltd. and Edge Group Partnership.

     8. Paragraph 12.4 is hereby amended and restated in its entirety to read as follows:

               "12.4 Rights as Regards 2-D Seismic Information, Etc. As used in this Section, all references to "seismic data", whether Non-proprietary Seismic, Proprietary Seismic, or otherwise shall mean and refer to 2-D (two dimensional) seismic data, and such term shall not mean or refer to so called "3-D" or three dimensional seismic data. As of December 31, 1996, EPC shall be entitled to receive and own all Non-Proprietary Seismic, and nay and all proprietary regional maps, geological information, well files, log, synthetic seismograms, velocity surveys, and any other items which EPC in its good faith judgment determines to be a part of the Joint Venture's regional information base, and the parties agree that for purposes of this Agreement, the deemed value thereof shall be zero. Set forth in
          Schedule 12.4 hereto is a list of
     items which the parties have agreed constitutes a part of the Joint Venture's regional information base. EPC will put up for non-exclusive license all Proprietary Seismic, subject to EPC's right to withhold any portion thereof by payment to the Joint Venture of such withheld seismic's fair market value. The foregoing will apply where the seismic is the sole or principal item sold or licensed, but not where the seismic data is conveyed incidental to an EPC transaction where the seismic is not the sole or principal item sold or licensed, including, without limitation, a sale by EPC of its business, or a Prospect sale by EPC or by any joint venture which it controls or manages. All cash or other consideration received upon a transfer, sale or non-exclusive license of any Proprietary Seismic by EPC to a third-party shall be taken by the Joint Venture and used during the Wind-Up Period or distributed as herein provided. Regarding any Proprietary Seismic not otherwise bought by EPC, EPC shall be able after dissolution of the Joint Venture to utilize such seismic data for its own purposes, in connection with any joint ventures, or for any other purpose, without accounting to any Venturer therefor after the dissolution of the Joint Venture. Any cash proceeds or other consideration of the sale, transfer or no-exclusive license of such Proprietary Seismic occurring after the Wind-Up Period, shall be distributed to the Venturers in accordance with their Sharing Ratios, such as they would be were the Joint Venture still then in existence. The foregoing will apply where the seismic is the sole or principal item sold or licensed, but not where the seismic data is conveyed incidental to an EPC transaction where the seismic is not the sole or principal item sold or licensed, including, without limitation, a sale by EPC of its business, or a Prospect sale by EPC or by any joint venture which it controls or manages. At the end of the Wind-Up Period, all 2-D seismic data in which the Joint Venture acquired an interest pursuant to this Agreement, other than seismic data that EPC is entitled to receive or purchases under the terms of this paragraph, will be assigned proportionately to the Venturers subject to all applicable licensing, proprietary data ownership agreements, joint operating agreements and other agreements pertaining to or applying to such data."

     9. A new Paragraph 12.4(a) entitled, "Rights as Regards 3-D Seismic Information, Etc." is added as follows:

          "12.4(a) Rights as Regards 3-D Seismic Information, Etc. Subject to the rights of the Venturers in 3-D seismic data and information as set forth in this paragraph and elsewhere in this Agreement, as of December 31, 1996, EPC shall exclusively own and have sole possession of (and the Venturers hereby transfer to EPC) all of the 3-D seismic data and information and all maps, interpretations and work product based thereon (the "3-D Data") subject to the Joint Venture's right to use the same during Wind-up and the Venturers' rights of access thereafter. EPC (but not the other Venturers) shall have the right to make sales of any 3-D seismic data and information to third parties on such terms and for such consideration as it shall deem appropriate. All proceeds, or any other consideration if any, received upon a sale, transfer or license of 3-D Data occurring prior to December 31, 1996 shall be used by the Joint Venture for its normal operating purposes. Any proceeds or other consideration received by the Joint Venture or EPC from sales, transfers or licenses of 3-D Data (including any 3-D Data owned exclusively by EPC as a result of this Section 12.4(a) during or after the Wind-Up Period shall be distributed 50% to EPC, and 50% to the other Venturers in accordance with their Sharing Ratios. The foregoing will only apply where the 3-D Data is the sole or principal item sold or licensed, but not where the 3-D Data is not the sole or principal item sold or licensed, including, without limitation, a sale by EPC of its business or a Prospect sale by EPC or by any joint venture which it controls or manages. The Venturers will receive, however, their respective ownership shares of any proceeds received from the sale or farmout of a Prospect.

          Notwithstanding and regardless of anything to the contrary herein, the Venturers and/or their representatives shall have access during normal business hours and at their sole risk and expense, to 3-D data and information and all maps, interpretation and work product acquired by or for EPC and or the Joint Venture during the term of the Joint Venture or thereafter for the AMIs in which the Venturers continue to own an interest, except to the extent such access would violate applicable law or bona fide contractual obligations, in which event EPC shall disclose the applicable law or contractual obligation. EPC shall also use best efforts (without payment of money) to avoid contractual limitations on its granting the Venturers access to 3-D data and to secure a waiver of any applicable law or existing contractual obligations. EPC represents with respect to the Western data and the data secured from Universal Seismic Acquisition that neither applicable law nor third-party contractual obligations will restrict the access of the Venturers to such data.

          The Venturers and their representatives will keep all data and information, including maps and interpretations, confidential and will not disclose or reveal the same to any third parties without the prior written consent of EPC."

     10. Paragraph 12.5 entitled "Terminating Distributions and Matters" is amended and restated in its entirety and new Paragraph 12.5A is added as follows:

          "12.5 Terminating Distributions and Matters. At approximately two (2) months prior to expiration of the Wind-Up Period, the Liquidating Agent shall identify all assets of the Joint Venture which are other than cash, computer equipment, Carried Interests, Contributed Reserves, or Reserves, and shall use its best efforts to sell such assets for cash. The definition of the term "Carried Interest" is clarified to make clear that a Carried Interest includes the interest of the Venture or of a Venturer in a Prospect, which as of the date of the valuation has been drilled. The parties intend that drilled Prospects be valued in accordance with Sections 6.3 and 12.6 of the Joint Venture Agreement. All Prospects which have not been drilled as of the end of the Wind-Up Period (or such earlier time, if any, as determined by the Liquidating Agent) and all AMI Components will be valued utilizing the following bid procedure: Any Venturer may bid on such assets, directly or indirectly, provided that in such event the bidding Venturer shall notify the other Venturers of its bid(s). Any Venturer making a bid shall have cash or certified funds immediately available to it (including committed funds from a recognized bank or lending source) sufficient to effectuate the purchase at its bid price at the closing of the bidding. Each Venturer may counter bids made by the other and must give notice of such counter bids. At the conclusion of the bidding, any non-bidding or unsuccessful Venturer shall have five (5) days to advise the bidding Venturer(s) that any such bid upon Prospect and AMI Component of the Specially-Allocated Assets shall either be (a) accepted at the successful bidder's bid, in which event the other Venturer's interest in such Prospect or AMI Component shall be sold and conveyed by special warranty assignment or similar conveyance to the successful bidder and the successful bidder shall pay the bid price, or (b) rejected, in which event the non-bidding or unsuccessful Venturer shall keep its interest in such asset. In either event, the asset will be valued by the Liquidating Agent at the successful bidder's bid price for purposes of determining applicable Sharing Ratios under this agreement. In the event that there remains any assets of the Joint Venture which have not been sold within twenty (20) days of the end of the Wind-Up Period, then within such twenty (20) day period at such time as shall be designated by the Liquidating Agent, an auction shall occur at the place designated by the Liquidating Agent, at which all venturers shall have the right to attend and bid to purchase for cash all remaining assets.

          At approximately two (2) months prior to expiration of the Wind-Up Period, the Liquidating Agent shall also identify any Prospects and AMI Components of the

     Specially-Allocated Assets held by the Venturers which are not Carried Interests. The following procedure shall apply for purposes of valuing such assets. EPC shall make the first bid on such assets. Any Venturer may bid on such assets, directly or indirectly, provided that in such event the bidding Venturer shall notify the other Venturers of its bid(s). Any Venturer making a bid shall have cash or certified funds immediately available to it sufficient to effectuate the purchase at its bid price at the closing of the bidding. Each Venturer may counter bids made by the other. At the conclusion of the bidding, any non-bidding or unsuccessful Venturer shall have five (5) days to advise the successful bidding Venturer(s) that such bid upon each such Prospect and AMI Component of the Specially-Allocated Assets shall either be (a) accepted at the successful bidder's bid, in which event the other Venturer's interest in such Prospect or AMI Component shall be sold and conveyed by special warranty assignment or similar conveyance to the successful bidder and the successful bidder shall pay the bid price, or (b) rejected, in which event the non-bidding or unsuccessful Venturer shall keep its interest in such asset. In either event, the asset will be valued by the Liquidating Agent at the successful bidder's bid price for purposes of determining applicable Sharing Ratios under this agreement.

          In implementing the foregoing bidding and valuation procedures for purposes of AMIs containing undrilled Prospects, the Liquidating Agent will first put up for bid or valuation each undrilled Prospect in an AMI until all such Prospects for such AMI have been sold and/or valued and thereafter will put up for bid or valuation the AMI Components for the AMI. The Liquidating Agent will cause similar valuations and solicitations for bids to be made for all AMIs containing undrilled Prospects and AMI Components.

          All assets shall be sold finally and fully at auctions under this Section by special warranty deed or by assignment with equivalent warranties of title. The rights of the Venturers to attend and bid at such auction shall be non-assignable. The successful bidder will be entitled to a credit for its proportionate ownership interest, if any, in such assets which are owned outside the Joint Venture.

          The Joint Venture and EPC will, to the extent they can without violating existing contract restrictions (but without having to pay money) transfer to the successful bidder non-transferable a license to use the relevant portion of any 3-D data owed by the Joint Venture insofar only as such data covers or applies to the specific property sold.

          In the liquidation of the Joint Venture, payments shall be made of all expenses of liquidation (including, without limitation, any legal and accounting expenses incurred in connection therewith) and all debts of the Joint Venture, first, to third-party creditors and, after payment of all third party creditors, then to any Venturer who shall properly be a creditor of the Joint Venture pursuant to Section 6.5 hereof, or adequate provision shall be made for the payment thereof. The term "adequate provision for the payment thereof" shall have the meaning set forth in Paragraph 12.5A, below. Computer related debt will be handled in accordance with Section 12.14. Notwithstanding anything contained herein to the contrary, the Specially-Allocated Assets held by the Venturers shall be valued first. Thereafter, cash, Carried Interests, Reserves, and all other assets and properties of the Joint Venture, valued as set forth herein, shall be distributed to the Venturers, all in accordance with their Sharing Ratios, provided that the Liquidating Agent in making distribution of assets shall effect a distribution of an undivided interest in all assets of the Joint Venture. The Liquidating Agent shall not effectuate distributions of separate properties to different venturers but shall effectuate distributions of an undivided interests in all Joint Venture properties. Additionally, in the event the Joint Venturer has distributed to the Venturers sums to pay federal income taxes, then distributions shall first be made to the Venturers in amounts which will cause the prior distributions together with such current distributions to the Venturers to be equal to an amount that would have been distributed to each Venturer if all distributions had been made in accordance with the Sharing Ratios of each Venturer at the time the prior disproportionate distribution was made. Except as may be caused by disproportionate distributions to pay federal income taxes, the venturers anticipate and expect that the Capital Accounts of the Venturers at the time liquidating distributions are to be made will be in the same ratios as the Sharing Ratios. If this should be the case, the making of such liquidating distributions in accordance with the Sharing Ratios will accomplish the same economic result as making the liquidating distributions in accordance with the Capital Accounts of the Venturers. If by chance the Capital Accounts (after being adjusted for the corrective allocations pursuant to Section 5.3, the revaluation of Joint Venture property pursuant to Section 4.3(c), and as otherwise provided by this Agreement) at such time are not in the same ratio as the Sharing Ratios at the time liquidating distributions are to be made, then, immediately prior thereto, the Capital Accounts of the Venturers shall be adjusted in the manner and to the extent necessary so that the Capital Accounts will be in the same ratio as the Sharing Ratios at the time liquidating distributions (in the Sharing Ratios) are made.

          If, with respect to any asset or property of the Joint Venture that is to be distributed to the Venturers, including without limitation Prospects, Carried Interests, and Reserves, there exists a preferential right to purchase, restriction on transferability requirement for consent or other restraint on alienation, the Liquidating Agent will use its reasonable efforts (without having to pay money) to obtain the consent of the appropriate party to make the transfer to the proper Venturer or Venturers. If such consent cannot be obtained by using reasonable efforts (without having to pay money) the Liquidating Agent may elect to retain such assets in the Joint Venture until such time as the appropriate consent can be obtained. The Liquidating

     Agent may in its sole discretion, seek to operate, develop or otherwise utilize such asset or property in any manner, including without limitation by the continued development of oil and gas properties relating to such asset or property, and the Wind-Up Period shall be extended, as necessary for the limited purpose of allowing the Joint Venture to continue to hold, develop, operate or otherwise utilize any such asset or property.

          It is the intent of the parties that Sharing Ratio Shift A and, if applicable, Sharing Ratio Shift B, will take into account positive and negative values of the Specially-Allocated Assets and will be deemed to have occurred when the aggregate value of all Specially-Allocated Assets taken into account with respect to Edge Group II Limited Partnership, Gulfedge Limited Partnership and Edge Group Partnership plus the value of all Joint Venture assets (as valued by the Liquidating Agent during Wind-Up in accordance with the bidding provisions of Section 12.5) and not the zero value at the time of initial distribution) distributed to such parties, in all cases net of such parties' share of all debt, if any, which is an encumbrance on and the proceeds of which were used for the purpose of funding their payments to EPC or otherwise under this or any operating agreement for developing or acquiring their respective interests in, any of such assets and in all cases, net of amounts, if any, expended by the parties with respect to the assets (but not including expenditures from distributions by the Joint Venture under paragraph 12.3(g)4 above which are not counted for Sharing Ratio purposes) equals the aggregate Sharing Ratio Shift A Amount for such parties or, if applicable, the aggregate Sharing Ratio Shift B Amount for such parties.

     All distribution of Joint Venture's assets shall be made using the form of assignment attached hereto as Exhibit 12.5 modified as necessary to reflect the proper assignee and interest in the property being distributed.

          12.5A Adequate Provision for the Payment of Joint Venture Debt. During the Wind-Up Period, EPC will request Compass Bank-Houston (or the Joint Venture's then current lender) and any other lenders to split out and segregate the Joint Venture's indebtedness for borrowed money to each of the Venturers on the same terms and conditions as are applicable to the Joint Venture. Each Venturer's respective share of the Joint Venture's indebtedness for borrowed money shall be a fraction equal to such Venturer's total allocated share of Joint Venture assets at the time of final distribution (whether actually distributed at the time or not) divided by the total assets of the Joint Venture. Should Compass Bank-Houston, and/or the other lenders agree to such arrangement, EPC and the other Venturers agree to enter into separate non-recourse notes and other security documents as such lenders shall reasonable request in order to split out such debt, such agreements to be entered into at the time of final distribution of assets. In the event Compass Bank-Houston and the other lenders refuse such request, then EPC shall obtain bids from five (5) commercial banks or other lenders to finance, on a non-recourse basis, the Venturers' respective shares of the Joint Venture's indebtedness for borrowed money. In seeking such bids, EPC will seek terms on behalf of the Venturers which provide for interest rates, amortization, and other terms comparable to those then being offered to borrowers for non-recourse loans secured by oil and gas properties of a type and quality similar to the Venturer's interest in the Reserves and Carried Interests. The Venturers shall be free to seek to obtain financing on their own from other sources or to pay their share of such debt from their own funds at the time of final distribution of assets. In the event EPC or the Venturers are able to secure financing on terms which meet the above parameters they each agree to sign a separate note and other security documents as the lenders may reasonable request in order to split out and separately allocate such Venturer's share of the Joint Venture indebtedness, such documents to be signed at the time of final distribution of assets. In the event that EPC or the Venturers are able to secure financing on such terms which meet the above parameters and they refuse to sign such notes and other security documents as the lenders may reasonably request in order to split out such debt, then EPC as Liquidating Agent shall have the right and power to liquidate for cash the interest of any Venturer who so refuses to sign such note and security documents in any assets of the Joint Venture or Specially-Allocated Assets, and apply the net sales proceeds to such Venturer's share of such debt. In the event financing on such terms cannot be obtained in spite of EPC's efforts, EPC will sell sufficient assets of the Joint Venture to pay in full such debt."

     11. A new Paragraph 12.10 entitled, "Management of Jointly Owned Properties" is added as follows:

          "12.10. Management of Jointly Owned Properties. It is contemplated that the Venturers and EPC will become joint owners (i.e., undivided interests in the same property) with respect to (i) certain Prospects and AMI Components situated in an AMI at the time of their distribution to the Venturers and (ii) the Specially-Allocated Assets, and (iii) Carried Interests and Reserves and certain other assets of the Joint Venture. Subject to the terms hereof, EPC will manage the jointly owned properties but only in situations where there is not an existing operator or joint operating agreement in place. Each Venturer including EPC, (the "Indemnitor Party") shall indemnify and hold harmless each of the other Venturers, including EPC, (the "Indemnitee Party") from and against such Indemnitor Party's share of any loss, liability or lawsuit related to or arising out of such Indemnitor Party's ownership interest in an AMI or property hereunder, AND INCLUDING, WITHOUT LIMITATION SPECIFICALLY, ANY LOSS, LIABILITY OR LAWSUIT BASED IN WHOLE OR IN PART ON THE NEGLIGENCE, ACTS OR OMISSIONS OF THE INDEMNITEE PARTY, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES OR CONTRACTORS, OR ON ANY THEORY OF STRICT LIABILITY IN TORT. Subject to Paragraph 12.12A, the Venturers and their representatives will have the right of access during normal business hours, at their own risk and expense, to all of EPC's geological, geophysical, 3-D and other seismic data, land and engineering records and work product pertaining to the AMIs and jointly owned properties except to the extent such disclosure would violate applicable law or bonafide contractual obligations, in which event EPC shall disclose the law or contractual obligation and use best efforts (without the payment of money) to secure a waiver of the law or contractual obligation. In all AMIs where there are jointly owned properties, the Venturers shall bear and pay their proportionate share based on their respective ownership interests in the particular AMIs of all costs incurred by EPC in connection with the development and operating of the AMIs, including costs to obtain permits, design and shoot 3-D grids, acquire and process seismic data and acquire oil and gas leases or other interests. In addition, the Venturers will be responsible to bear and pay their share of any further costs to develop the property including drilling, testing, completing, operating, and plugging any wells drilled thereon in accordance with the terms of the applicable operating agreement and the provisions of Paragraph 12.11 hereof. Any payments which are due under this agreement will be due, unless otherwise provided herein or in the applicable operating agreement, within thirty
     (30) days from receipt of invoice. Any payments not received within thirty
     (30) days will also accrue interest from the date due at the prime rate then being charged by Compass Bank-Houston plus 2%. Any payments which accrue under an operating agreement will be due and accrue interest as provided in the applicable operating agreement.

          In addition to the above costs, EPC shall keep, and charge the Venturers for overhead based on, timesheets and records of its employee's time and other expenses allocated to the jointly owned property in accordance with the Overhead Schedule attached as Schedule 12.10 hereto, provided that such rates may never exceed the lowest rates EPC charges in bona fide transactions to independent third parties for services it renders. Additionally, EPC shall maintain accurate records which it shall furnish to the Venturers on a monthly basis of the time expended by its employees and of other expenses incurred and the Venturers shall also have the right to inspect and audit EPC's books and records relating to its allocation of its time and expenses to the Venturers and to others. All such charges for such time and expenses shall be paid and deducted by EPC to the extent possible from income from the jointly owned properties from which EPC is marketing production on behalf of all Venturers, and each Venturer authorizes EPC to make the applicable deductions from the proceeds of the sale of its production. All income net of expenses shall be distributed to the Venturers in accordance with their respective interests in the properties. All invoices for such amounts are due and payable within thirty (30) days, after which they are delinquent. Any such time and expenses over and above income from the jointly owned properties and time and expenses from properties where the parties separately market their production shall be borne and paid by the Venturers in accordance with their respective ownership interests in the properties. The overhead expenses chargeable to the Venturers hereunder shall cover internal overhead incurred by EPC with respect to the AMIs and jointly owned properties and all non-third party geological and geophysical charges with respect thereto, but do not cover outside services and consultants and third party costs, which the Venturers also agree to bear and pay their proportionate share of. Provided however that during any time period when EPC, as operator, is entitled to collect a COPAS overhead charge from the Venturers, as non-operators, pursuant to a particular joint operating agreement for a particular well or property, then with respect to such well or property, EPC shall not allocate or separately charge to the Venturers any of the items described in Schedule 12.10 which are covered by and included in the COPAS overhead with respect to such well or property. Other types of overhead which are not covered by the COPAS provisions with respect to such well or property may be charged to the Venturers in accordance herewith. If with respect to any particular property EPC bears a disproportionate share of overhead, the Venturers' shall receive the benefit or burden of their respective share of such disproportionate allocations of overhead. EPC shall be entitled to make reasonable allocations of COPAS overhead and the non-COPAS overhead items chargeable pursuant to Schedule
     12.10 hereof in appropriate situations (i.e., such as where there is a producing or drilling well located in a larger AMI or prospect in which the Venturers have interests). EPC shall at all times use its best efforts to properly allocate overhead costs, and if necessary make adjustments in its charges, so that the cost of new activities of EPC (in which the Venturers have no interest) shall not be allocated to the Venturers. The Venturers agree to pay their share of all third party charges attributable to jointly owned properties or AMIs which are not covered by the Overhead Schedule attached hereto or any applicable COPAS overhead agreement.

     Notwithstanding the foregoing provisions of this Article 12.10, on any property or Prospect in which the Venturers become cotenants hereunder, each Venturer shall have the right after termination of the Wind-Up Period (but not before) to elect by written notice to EPC, to advise that such Venturer desires not to have EPC manage such Venturer's interest in such jointly owned property or Prospect. In such event, after thirty (30) days from receipt of such written notice, EPC will have no management or oversight responsibility with respect to such Venturer's interest in such jointly owned property or Prospect, and will have no further obligation on a prospective basis to account to such Venturer for its financial interest therein, nor to attend meetings with other outside owners or operators with respect to such Venturer's interest, nor to make elections or other decisions nor have any further management obligations nor to provide any further technical information, data or assistance with respect to such Venturer's interest in such property or Prospect. Notwithstanding the foregoing, the Venturers shall retain their right of access to 3-D and other data acquired and or developed by EPC prior to the date of such written notice provided such data was acquired during the Term of the Joint Venture or pertains to AMIs in which the Venturers have an interest. In the event a Venturer makes such election, EPC shall not allocate or charge such Venturer with any of the allocated overhead or any other costs which would otherwise be attributable to such Venturer's interest in such property or Prospect pursuant to this Article 12.10 and/or Schedule 12.10."

     12. A new Paragraph 12.11 entitled, "Prospect Identification and Participation" shall be added to the Agreement as follows:

         "12.11. Prospect Identification and Participation. Subsequent to the distribution by the Joint Venture of the Prospects and AMI Components with respect to a particular AMI, when EPC has received data covering an AMI or property in which the Venturers own interests after December 31, 1996, it shall, employing reasonable business judgement, evaluate such Data and attempt to identify Prospects in such area. When EPC identifies a Prospect, it shall provide written notice to the Venturers, which notice (the "Prospect Notice") shall set forth:

         (i) the location of the Prospect, the interests therein that may be available for acquisition, and the owners of such interests (if known),

         (ii) an estimate of possible terms on which interests in the Prospect may be acquired, and the amount of acreage reasonably necessary to develop the Prospect, and including the information required to be furnished by an acquiring party pursuant to Article 12.3(f),

         (iii)  geological and geophysical analysis of the Prospect,

         (iv)   engineering analysis of the Prospect, and

         (v)    economics of exploration and development of the Prospect.

         The Venturers shall have the right to:

         (i) elect to participate in the acquisition of the available interests in the Prospect as identified in the Prospect Notice on the same terms and conditions as EPC and in the same manner and within the time periods set forth in Article 12.3 (f); or

         (ii) elect not to participate in the acquisition of any interests in the Prospect.

         No party shall be required to make an election on more than five
     (5) Prospect Notices in a given AMI at any one time.

         Such elections shall be in writing and delivered to EPC. If a Venturer fails to make an election within thirty (30) days, such failure shall be deemed an election not to participate in the acquisition of the interests in the Prospect.

         EPC shall be responsible for attempting to negotiate the acquisition of such interests. Each participating Party shall bear its share of the costs of acquiring such interests, and such interests shall be acquired by the parties in proportion to their respective ownership interests in the particular property. EPC shall be entitled to retain the interest of any Venturer who elects not to acquire interests in a particular Prospect, subject to Edge Group II's right hereunder to acquire the interests of Edge Group and Gulfedge if either or both of such entities elect not to acquire interests in a Prospect.

         All interests and rights which the Venturers acquire after December 31, 1996, shall be burdened proportionately by their share of an overriding royalty interest to be reserved by or conveyed to EPC of up to 4.1% of 8/8ths, but only to the extent the generating geologist or other employees of EPC (or its successors) are entitled to receive such overriding royalty interest and further only if the interests of all participants in the Prospect (including third parties) are proportionately burdened by such overriding royalty interest. If such overriding royalty burden is less than 4.1%, the burden to the Venturers shall be correspondingly reduced.

         This Paragraph 12.11 shall not apply to the development of the Belco Contract Area which shall be governed by the terms of the Belco Contract and Section 12.3(g)."

     13. A new Paragraph 12.12 entitled, "Joint Operating Agreement" shall be added as follows:

         "12.12. Joint Operating Agreement. It is the intent of the Parties that title to any property or Prospect in which the Venturers by virtue of this Agreement have joint ownership with EPC after December 31, 1996 shall be held by the Venturers in their own names (or that of their nominees) in proportion to their respective ownership interest in such property. (This does not apply to property or prospects which continue to be held in the Joint Venture.) In order to facilitate the acquisition of an interest, title to such property may be taken in the name of any Venturer, and the other Venturers shall be promptly assigned their respective interest in such property, subject to such Venturers agreeing to participate in the acquisition pursuant to Article 12.3(f) and payment by each such Venturer of its proportionate share of the acquisition cost of such interest. Unless a property or Prospect is acquired subject to an existing Joint Operating Agreement naming a third-party as operator, each property and Prospect and all drilling and development within such property or Prospect shall be subject to and conducted under the terms of a Joint Operating Agreement in the form attached hereto as
     Exhibit 12.12, with EPC (or its operating affiliate) to be the operator. If there is a Joint Operating Agreement in existence for a subject property at the time of its acquisition, the Venturers agree to use their best efforts to have EPC (or its operating affiliate) named as Operator thereunder if so requested by EPC. A separate Joint Operating Agreement (in the general form of Exhibit 12.12) shall be executed for each Prospect and shall be deemed to be effective the day the parties acquire an interest in the Prospect. The Venturers shall have the right to participate or not participate in the exploration and/or development of a Prospect in accordance with the terms of such Joint Operating Agreement. EPC, as operator, agrees not to offset or withhold revenues due the non-operators on properties covered by a particular operating agreement, against expenses or liabilities due from such non-operators with respect to areas covered by any other operating agreement in which EPC is the operator and also to treat the various operating agreements as separate and distinct instruments and to exercise rights under each separate operating agreement separately from claims asserted or disputes under another operating agreement. Notwithstanding anything to the contrary herein, the Venturers shall retain and be entitled to exercise their rights under an operating agreement to take action to remove or replace EPC as operator, including voting with other participants to effectuate such removal.

         Notwithstanding the foregoing, if, with regard to any Prospect or AMI in which the Venturers acquire an interest hereunder, EPC enters into an operating agreement with a third party or parties after the date of execution of this Extension of Joint Venture Agreement on terms which are more favorable to such third party or parties than the terms applicable to the Venturers under the operating agreement provided for herein or in Sections 12.11 or 12.12A of this agreement, then such more favorable terms shall apply in lieu of the terms provided for in the Operating Agreement annexed hereto or the terms provided or in this agreement, and the Venturers shall nevertheless be entitled to their respective shares (based on proportionate Sharing Ratios) of such more favorable terms just as if such terms had been included in the applicable operating agreement for such Prospect or AMI, or originally in this agreement."

     14. A new Paragraph 12.12A entitled "Remedies for Failure to Pay" is added to the Agreement as follows:

         "12.12A Remedies for Failure to Pay. With respect to any property held outside of the Joint Venture, if any Venturer fails to pay for its proportionate share of any costs or expenses, including overhead, due EPC under this Agreement within the applicable time period provided for herein (unless otherwise specifically provided, all payments are due within thirty (30) days of receipt of invoice), EPC shall have the same rights and remedies as the Operator or other secured party under the underlying applicable operating agreement with respect to collection of delinquent amounts from the defaulting non-operators. Each Venturer hereby grants to EPC the same liens and security interests and other rights as held by the operator in the applicable underlying operating agreement including without limitation the COPAS accounting provisions attached thereto. If there is no underlying applicable operating agreement, then the Venturers hereby grant to EPC the same liens and security interests and other rights and remedies held by the operator as set forth in Article VII.B., C and D of the Operating Agreement attached hereto as Exhibit
     12.12 and including without limitation in the COPAS accounting provisions attached thereto, and such provisions are incorporated herein by reference and made a part hereof, modified as necessary so that "Operator" shall mean EPC and "Non-operator", or "Parties" shall mean the other Venturers. In addition, with regard to any Venturer who is in default in the payment of its share of overhead costs and expenses under this Agreement or the attached Operating Agreement or any other applicable operating agreement, EPC shall have the right to withhold data interpretation and technical information and assistance until such default is cured. Notwithstanding anything in this Agreement to the contrary, EPC's only obligation to provide notices, information and data with respect to any defaulting Venturer while such default is continuing shall be to furnish the notice of acquisitions pursuant to Article 12.3(f) and 12.11 hereof and the AFE notices for drilling and completing wells provided for in the attached operating agreement (or other applicable Operating Agreement). In addition, EPC shall have the right, but shall not be required, to offset any funds held by it belonging or due to the Venturers, including distributions which have been declared by EPC as Liquidating Agent and which are due and payable to the Venturers, against amounts owing by the Venturers to EPC. The Venturers shall have the right to offset any funds held by EPC or the Joint Venture belonging or due to the Venturers against amounts owed by the Venturers to EPC. Notwithstanding anything to the contrary above, EPC shall allow the Venturers a reasonable period of time after the furnishing of assignments of Joint Venture properties (not to exceed one hundred twenty (120) days, if needed to allow the Venturers to begin collecting their share of revenues on properties assigned to them prior to exercising any of its rights and remedies hereunder.

         Notwithstanding anything to the contrary herein, neither EPC nor the Joint Venture may declare the Venturers in default under this or under any operating agreement provided for herein or invoke any of the remedies provided hereunder or any operating agreement provided for herein for a failure to pay if at the time EPC owes money to the Joint Venture or owes money to the Venturers. Additionally, EPC shall be required to repay any indebtedness it owes to the Venture at any time it determines that the Joint Venture lacks funds to fund its operations or if it determines that it will not be able to provide funding to the Venturers for development of any of the Specially - Allocated Assets under paragraph 12.3(g) (4)."

     16. A new Paragraph 12.14 entitled, "Debt Allocation" shall be added to the Agreement as follows:

         "12.14. Special Allocation for Computer Equipment and Debt. At the end of the Terms of the Joint Venture, EPC shall be entitled to own and retain all of the computer equipment of the Joint Venture, including hardware and software and including word processors and computers and related equipment and software, and EPC shall assume and pay 100% of all indebtedness for borrowed money associated therewith. With respect to all computer equipment of the Joint Venture, EPC shall hire an independent, qualified expert appraiser, to be selected by John Sfondrini and who is not affiliated with or related to John Sfondrini, to determine an appraised fair market value of the equipment as of the date of dissolution. If the appraised market value of such portion of the computer equipment which was purchased or acquired prior to the acquisition of the Onyx Computer System is more than the debt attributable to such portion, the Venturers (other than EPC) will be entitled to receive additional assets or sharing ratio adjustments to compensate for their share of the difference. If the appraised market value of such portion of the equipment is less than the indebtedness attributable thereto, EPC will be entitled to receive additional assets or sharing ratio adjustments to compensate it for its share of such difference. With regard to the Onyx Computer System and any equipment acquired thereafter, EPC will assume all indebtedness associated therewith, and EPC and the other Venturers will not be entitled to any additional assets or adjustments if the fair market value of such equipment is different than the indebtedness associated therewith. In any event, EPC will be entitled to receive and retain all computer equipment.

         EPC or any affiliate or successor entity is authorized to loan money to the Joint Venture prior to or during the Wind-Up Period in such amounts on such terms as the parties may agree."

     17. A new paragraph 15.11, "Elections" is added to the agreement as follows:

         "15.11 Elections. If a Venturer fails to make an election or exercise a right under this agreement within the applicable time period therefore, such failure shall be deemed an election not to exercise such right or to participate in the applicable project, acquisition, or AMI as the case may be."

     18. Execution in Counterparts. This Amendment may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     19. Governing Law. This Amendment shall be governed, and construed in accordance with, the laws of the State of Texas.

     20. Entire Agreement. THIS AMENDMENT AND THE JOINT VENTURE AGREEMENT, AS AMENDED HEREBY, AND ALL DOCUMENTS REFERENCED HEREIN OR THEREIN CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     21. Nothing herein shall relieve the Joint Venture and EPC as Managing and Liquidating Agent of the obligation to make distributions to the extent provided for in the Joint Venture Agreement as herein amended.

     In witness whereof the Parties have executed this Agreement the day and year first written above, effective as of April 8, 1996.

                                        EDGE GROUP II, LTD.

                                        By:     /s/ JOHN SFONDRINI
                                           --------------------------------
                                                John Sfondrini
                                                Managing General Partner

                                        and

                                        BY NAPAMCO, LTD.

                                        By:     /s/  JOHN SFONDRINI
                                           --------------------------------
                                                John Sfondrini
                                                President

                                EDGE PETROLEUM CORPORATION


                                By: /s/ JOHN E. CALAWAY
                                   ------------------------------
                                        John E. Calaway
                                        President/C.E.O.

Approved:                       GULFEDGE LIMITED PARTNERSHIP ("Gulfedge")
                                by Edge Petroleum Corporation
                                its managing partner
/s/ CHRIS KINSEY
---------------------------     By: /s/ JOHN E. CALAWAY
Chris Kinsey                       ----------------------------------------
                                Name:   John E. Calaway
/s/ BELA GARET                       --------------------------------------
---------------------------     Title:  President/C.E.O.
Bela Garet                            -------------------------------------

                                EDGE GROUP PARTNERSHIP ("Edge Group I")

                                By: /s/ JOHN SFONDRINI
                                   ----------------------------------------
                                   John Sfondrini, Authorized Person

                                and

                                By:  EDGE LIMITED PARTNERSHIP ("Edge I"),
                                     EDGE II LIMITED PARTNERSHIP ("Edge II")
                                     and EDGE III LIMITED PARTNERSHIP
                                     ("Edge III"), as General Partners of the
                                     EDGE GROUP PARTNERSHIP


                                By: /s/ JOHN SFONDRINI
                                   ----------------------------------------
                                        John Sfondrini, General Partner of
                                   Edge I, Edge II and Edge III


                                and


                                By: NAPAMCO, LTD., General Partner of Edge I, Edge II AND Edge III


                                By: /s/ JOHN SFONDRINI
                                   ----------------------------------------
                                        John Sfondrini, President

                                                              EXHIBIT 12.3(G)(3)

Attached to and made a part of that certain Exploration Agreement dated July 26, 1995 by and between Edge Petroleum Corporation and Carrizo Oil & Gas, Inc.

South Texas Regional 3-D Project

Starr and Hildalgo Co., Texas

[map of area subject to agreement]

                                                              EXHIBIT 12.3(G)(3)

Western 3D Seismic Shoot
Duval & Webb Counties, TX

[map delineating proposed 3-D Outline]

                                 SCHEDULE 12.4

                            EDGE REGIONAL DATA BASE



                 2-D Seismic Sections
                 2-D Seismic Data
                 Time--Depth Table
                 PI Production Data
                 PI Well Data
                 Well Logs Data
                 Fault Picks
                 Welltops
                 Wellhead
                 Synthetics
                 Structure Maps
                 Lease Maps
                 Land Maps
                 Tobin Maps
                 Contour Maps
                 Cultural Data
                 GeoMaps
                 Dwights Energy Data
                 Digital Ortho Map Data
                 Petrophysic Analysis
                 Scout Data
                 Well Logs and Analysis
                 All Data Interpretations

                                 SCHEDULE 12.5

                              FORM OF ASSIGNMENT


                                  ASSIGNMENT

STATE OF                      (S)
                              (S)    KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF                     (S)


     FOR AND IN CONSIDERATION of the sum TEN DOLLARS ($10.00) and other good and valuable consideration the receipt and sufficiency of which are acknowledged and in order to effectuate a distribution of assets from the EDGE JOINT VENTURE II, a Texas partnership, created by Joint Venture Agreement dated April 8, 1991, as amended (the "Joint Venture Agreement"), EDGE JOINT VENTURE II, by and through its managing partner, EDGE PETROLEUM CORPORATION, with offices at 1111 Bagby, Suite 2100, Houston, Texas 77002, as Assignor, has TRANSFERRED, ASSIGNED, SOLD, and CONVEYED and by these presents does TRANSFER, ASSIGN, SELL and CONVEY unto
                                                       , with offices at
                                  , as Assignee, an undivided     % share of the
assets and rights described in Exhibit "A" attached hereto and incorporated herein by reference.

     Subject to the lien of any applicable operating agreement or any other liens or encumbrances which are permitted pursuant to the terms of the Joint Venture Agreement, Assignor agrees to warrant and forever defend title to the rights and assets herein conveyed against the claims of all persons whomsoever claiming or the claim the same or any part thereof by, through or under Assignor, but not otherwise.

     TO HAVE AND TO HOLD the said interests unto the said Assignee, its heirs, representatives, successors and assigns forever.

     EXECUTED this         day of               , 1996, effective as of
                    , 1996.

                                       ASSIGNOR:

ATTEST:                                EDGE JOINT VENTURE II by
                                        By Edge Petroleum Corporation,
                                        its Managing Partner


                                       By:
-----------------------------             -------------------------------
                                                John E. Calaway
                                                President/C.E.O.

This instrument prepared by:      Robert C. Thomas, Esq.
                                  1111 Bagby, Suite 2100
                                  Houston, Texas 77002



STATE OF TEXAS           (S)
                         (S)
COUNTY OF                (S)

     Before me, on this day, personally appeared JOHN E. CALAWAY, President/C.E.O. of Edge Petroleum Corporation, Managing Partner of Edge Joint Venture II, a Texas general partnership, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     IN WITNESS WHEREOF, I have set my hand and seal hereto this      day of
             , 1996.


                                       --------------------------------
                                       Notary Public, State of Texas

                                SCHEDULE 12.10

                               OVERHEAD SCHEDULE
                      (Rates per hour of Staff/Equipment)

The rates in this Schedule have been determined in a manner so as to recover the actual costs of providing these services.

          SERVICE PROVIDER                            HOURLY CHARGE*
          ----------------                            --------------

 1. Engineer                                          $       75

 2. Geologist                                         $       65

 3. Geophysicist                                      $       65

 4. Landman                                           $       75

 5. Legal/Accounting                                  $       70

 6. Accounting Clerk                                  $       30

 7. Lease Analyst                                     $       40

 8. Secretarial/Draftsmen                             $       35

 9. Geotechs                                          $       30

10. Executive Management (JEC, JDC)                   $      140

11. Out of pocket costs (postage,                     At actual amount incurred
    recording, copying--at $.25 per
    page, travel mileage--at $.30 per
    mile, long distance, taxi, hotel)

12. SGI INDY                                          $       35

13. SUN SPARC 10                                      $       35

14. SUN SPARC 20                                      $       50

15. SGI INDIGO-2 HIGH IMPACT GRAPHICS                 $       80

16. SGI ONYX REALITY GRAPHICS                         $      135

* Subject to annual proportionate increase as EPC's cost of doing business increases, with any annual increase not to exceed 10%.

                                 EXHIBIT 12.12

                           A.A.P.L. FORM 610 - 1989

                         MODEL FORM OPERATING AGREEMENT



                  Attached to and made a part of that certain
          Extension Agreement dated _________________, by and between
           _____________________ and Edge Petroleum Corporation, and
                   Edge Group II Limited Partnership, et al











                              OPERATING AGREEMENT

                                     DATED

                            _______________, 19__,


        OPERATOR _______________________________________________________________

        CONTRACT AREA __________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________

        COUNTY OR PARISH OF _______________________, STATE OF __________________








                                      COPYRIGHT 1989 - ALL RIGHTS RESERVED
                                      AMERICAN ASSOCIATION OF PETROLEUM
                                      LANDMEN, 4100 FOSSIL CREEK BLVD.
                                      FORT WORTH, TEXAS, 76137, APPROVED FORM.
                                          A.A.P.L.   NO.  610  - 1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


                               TABLE OF CONTENTS
                               -----------------

Article                              Title                                Page
-------                              -----                                ----

   I.   DEFINITIONS.........................................................1
  II.   EXHIBITS............................................................1
 III.   INTERESTS OF PARTIES................................................2
        A. OIL AND GAS INTERESTS:...........................................2
        B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION.....................2
        C. SUBSEQUENTLY CREATED INTERESTS:..................................2
  IV.   TITLES..............................................................2
        A. TITLE EXAMINATION................................................2
        B. LOSS OR FAILURE OF TITLE:........................................3
           3. All Losses....................................................3
   V.   OPERATOR............................................................4
        A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR:....................4
        B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR....4
           1. Resignation or Removal of Operator............................4
           2. Selection of Successor Operator...............................4
           3. Effect of Bankruptcy..........................................4
        C. EMPLOYEES AND CONTRACTORS:.......................................4
        D. RIGHTS AND DUTIES OF OPERATOR:...................................4
           1. Competitive Rates and Use of Affiliates.......................4
           2. Discharge of Joint Account Obligations........................4
           3. Protection from Liens.........................................4
           4. Custody of Funds..............................................5
           5. Access to Contract Area and Records...........................5
           6. Filing and Furnishing Governmental Reports....................5
           7. Drilling and Testing Operations...............................5
           8. Cost Estimates................................................5
           9. Insurance.....................................................5
  VI.   DRILLING AND DEVELOPMENT............................................5
        A. INITIAL WELL:....................................................5
        B. SUBSEQUENT OPERATIONS:...........................................5
           1. Proposed Operations...........................................5
           2. Operations by Less Than All Parties...........................6
           3. Stand-By Costs................................................7
           4. Deepening.....................................................8
           5. Sidetracking..................................................8
           6. Order of Preference of Operations.............................8
           7. Conformity to Spacing Pattern.................................9
           8. Paying Wells..................................................9
        C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:................9
           1. Completion....................................................9
           2. Rework, Recomplete or Plug Back...............................9
        D. OTHER OPERATIONS:................................................9
        E. ABANDONMENT OF WELLS:............................................9
           1. Abandonment of Dry Holes......................................9
           2. Abandonment of Wells That Have Produced......................10
           3. Abandonment of Non-Consent Operations........................10
        F. TERMINATION OF OPERATIONS:......................................10
        G. TAKING PRODUCTION IN KIND.......................................10
           (Option 1) Gas Balancing Agreement..............................10
 VII.   EXPENDITURES AND LIABILITY OF PARTIES..............................11
        A. LIABILITY OF PARTIES:...........................................11
        B. LIENS AND SECURITY INTERESTS:...................................11
        C. ADVANCES:.......................................................12
        D. DEFAULTS AND REMEDIES:..........................................12
           1. Suspension of Rights.........................................13
           2. Suit for Damages.............................................13
           3. Deemed Non-Consent...........................................13
           4. Advance Payment..............................................13
           5. Costs and Attorneys' Fees....................................13
        E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:...........13
        F. TAXES:..........................................................13
VIII.   ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST...................14
        A. SURRENDER OF LEASES:............................................14
        B. RENEWAL OR EXTENSION OF LEASES:.................................14
        C. ACREAGE OR CASH CONTRIBUTIONS:..................................14

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


                               TABLE OF CONTENTS
                               -----------------


        D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:....................15
        E. WAIVER OF RIGHTS TO PARTITION:..................................15
  IX.   INTERNAL REVENUE CODE ELECTION.....................................15
   X.   CLAIMS AND LAWSUITS................................................15
  XI.   FORCE MAJEURE......................................................16
 XII.   NOTICES............................................................16
XIII.   TERM OF AGREEMENT..................................................16
 XIV.   COMPLIANCE WITH LAWS AND REGULATIONS...............................16
        A. LAWS, REGULATIONS AND ORDERS:...................................16
        B. GOVERNING LAW:..................................................16
        C. REGULATORY AGENCIES:............................................16
  XV.   MISCELLANEOUS......................................................17
        A. EXECUTION:......................................................17
        B. SUCCESSORS AND ASSIGNS:.........................................17
        C. COUNTERPARTS:...................................................17
        D. SEVERABILITY:...................................................17
 XVI.   OTHER PROVISIONS...................................................17

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                              OPERATING AGREEMENT

        THIS AGREEMENT, entered into by and between Edge Petroleum Corporation hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

                                  WITNESSETH:

        WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A" and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

        NOW, THEREFORE, it is agreed as follows:

                                  ARTICLE I.

                                  DEFINITIONS

        As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

        A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

        B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

        C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

        D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

        E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

        F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

        G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

        H. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.

        I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

        J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

        K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

        L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

        M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases option agreements, farmins or interests therein covering tracts of land lying within the Contract Area which are owned jointly by the parties to this agreement.

        N. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

        O. The term "Recompletion" or Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

        P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

        Q. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or to drill around junk in the hole to overcome other mechanical difficulties.

        R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

        Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

                                  ARTICLE II.

                                   EXHIBITS

        The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

   x    A. Exhibit "A," shall include the following information:
-------
           (1) Description of lands subject to this agreement,

           (2) Restrictions, if any, as to depths, formations, or substances,

           (3) Parties to agreement with addresses and telephone numbers for notice purposes,

           (4) Percentages or fractional interests of parties to this agreement,

           (5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,

           (6) Burdens on production.

   x    B. Exhibit "B," Form of Lease.
-------

   x    C. Exhibit "C," Accounting Procedure.
-------

   x    D. Exhibit "D," Insurance.
-------

   x    E. Exhibit "E," Gas Balancing Agreement.
-------

   x    F. Exhibit "F," Non-Discrimination and Certification of Non-Segregated
-------    Facilities.

  N/A   G. Exhibit "G," Tax Partnership.
-------

        H. Other:_____________________________________________________________
-------

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

        If any provision of any exhibit, except Exhibits "E," "F" and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

                                 ARTICLE III.

                             INTERESTS OF PARTIES

A. OIL AND GAS INTERESTS:

   If any party owns an Oil and Gas Interest in the Contract Area, that Interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of Oil and Gas Lease attached hereto as Exhibit "B," and the owner thereof shall be deemed to own both royalty interest in such lease and the interest of the lessee thereunder.

B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION:

   Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

   Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area up to, but not in excess of, royalties, overriding royalties and other burdens, jointly borne by written agreement (See Section 9 of the Exploration Agreement). Except as otherwise expressly provided in this agreement, if any party has contributed hereto any Lease or Interest which is burdened with any royalty, overriding royalty, production payment or other burden on production not jointly borne, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. However, so long as the Drilling Unit for the productive Zone(s) is identical with the Contract Area, each party shall pay or deliver or cause to be paid or delivered, all burdens on production not jointly borne from the Contract Area due under the terms of the Oil and Gas Lease(s) which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any liability therefor.

   No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

   Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C. SUBSEQUENTLY CREATED INTERESTS:

   If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production not jointly borne attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest." Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interest, or other burden payable out of production not jointly borne created prior to the date of this agreement, and such burden is not shown on Exhibit "A," such burden also shall be deemed a Subsequently Created Interest.

   The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

                                  ARTICLE IV.

                                    TITLES

A. Title Examination:

   Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if two or more parties owning a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A." Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

   Operator shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by each party. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

   No well shall be drilled on the Contract Area until after the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B. LOSS OR FAILURE OF TITLE:

   3. Other Losses: All losses of Leases or Interests committed to this agreement, other than those set forth in Articles IV.B.1. and IV.B.2. above, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                  ARTICLE V.

                                   OPERATOR

A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR:

       Edge Petroleum Corporation shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR:

   1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest or Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight
(48) hours exclusive of Saturdays, Sundays and legal holidays of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement.

       Subject to Article VII.D.1., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

   2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

   3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A." In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A."

C. EMPLOYEES AND CONTRACTORS:

       The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D. RIGHTS AND DUTIES OF OPERATOR:

   1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

   2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

   3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

   4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

   5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

   6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

   7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial Well:

      (a) Operator will promptly advise Non-Operators of the date on which the well is spudded, and the date on which drilling operations are commenced.

      (b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

      (c) Operator shall adequately evaluate and/or test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

   8. Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

   9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

   In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                  ARTICLE VI.

                           DRILLING AND DEVELOPMENT

A. INITIAL WELL:

To be determined.

B. SUBSEQUENT OPERATIONS:

   1. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area other than the Initial Well, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work
whether they elect to participate in the cost of the proposed operation.   If a
drilling rig is on location, notice of a proposal to Rework, Sidetract, Recomplete, Plug Back or Deepen may be given by telephone and mail, telegram or fax, the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

  If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with
Article VI.B.4. in the event of a Deepening operation and in accordance with
Article VI.B.5. in the event of a Sidetracking operation.

  2.  Operations by Less Than All Parties:

      (a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case by be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

  If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party's interest as shown on Exhibit "A" or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.1., subject to the same extension right as provided therein.

  (b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,

A.A.P.L FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. Option No. 2, all of such Non-Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

  (i) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

  (ii) 500% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

  Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under
Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-Consenting Party shall have the option to participate in the first completion attempt proposed in the zone for which such non-consenting party or parties' submitted or voted for as an alternative proposal, after drilling operation to reach the deepest objective zone, described in the notice proposing such well, have been terminated by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in
Article VI.B.4. (a). If any such Non-Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party's interest.

  (c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties 500% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

  (d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

  In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

  Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

  If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.

  3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking,

A.A.P.L. FORM 610-MODEL FORM OPERATING AGREEMENT - 1989

Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

  In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in Article VI.B.1. within which to respond by paying for all standby costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.

  4. Deepening: If less than all the parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial Objective"). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

  In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including Non-Consenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2. If a Deepening operation is approved pursuant to such provisions, if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses:

  (a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

  (b) If the proposal is made for a Non-Consent Well that has been previously Completed as well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph
(a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening.

  The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

  5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

      (a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

      (b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such party's proportionate share of the cost of the well's salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit "C."

  7.  Conformity to Spacing Pattern.  Notwithstanding the provisions of this
Article VI.B.2., it is agreed that no wells shall be proposed (unless the well is proposed to a separate geological anomaly) to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

  8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

C. COMPLETION OF WELLS; REWORKING AND PLUGGING BACK:

   1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:

  [X] Option No. 2: All necessary expenditures for the drilling, Deepening or Sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in Article XVI.A. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article XVI.A. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provisions of
Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletions have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made. Election by a previous Non-Consenting Party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.

   2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D. OTHER OPERATIONS:

   Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Ten Thousand Dollars ($10,000.00) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. Operator shall furnish any Non-Operator an itemized estimate for any single project costing in excess of Twenty-Five Thousand Dollars ($25,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively by those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least 100% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

E. ABANDONMENT OF WELLS:

   1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

   2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration, of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle Operator to retain or take possession of such well and plug and abandon the well.

  Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes an Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone than open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

  Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof. In the event the well to be plugged and abandoned is the last well on the lease or unit, the abandoning parties shall assign to the non-abandoning parties all of its interest in the wellbore, equipment, leasehold as to all zones and shall have no further rights in such lease or unit.

   3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration costs for such well as provided in Article VI.B.2.(b).

F. TERMINATION OF OPERATIONS:

   Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing 100% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered with renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1., and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. TAKING PRODUCTION IN KIND:

   [X] Option No. 1: Gas Balancing Agreement Attached

          Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

          Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989


   directly from the purchaser thereof for its share of all production.

       If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least thirty (30) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least thirty (30) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

       Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least thirty (30) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

       All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

       In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.

                                 ARTICLE VII.

                     EXPENDITURES AND LIABILITY OF PARTIES

A. LIABILITY OF PARTIES:

   The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

B. LIENS AND SECURITY INTERESTS:

   Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

   To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

   Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

   To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owned by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owned against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

   If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

   Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C. ADVANCES:

   Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen
(15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. DEFAULTS AND REMEDIES:

   If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

   1. Suspension of Rights: Upon request by any party, Operator will deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under
Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

   2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

   3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling of a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under
Article VI.B. or VI.C., as the case bay be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made.

   Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

   4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in this Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

   5. Costs and Attorneys' Fees. In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:

   Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the Operator. Operator shall bill the parties for their proportionate share of all such payments in the manner provided in paragraph "C" and subject to the provisions of Article XVI.E. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.3.

   Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. TAXES:

   Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

   If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assesment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

   Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.

                                 ARTICLE VIII.

               ACQUISITION, MAINTENANCE OR TRANSFER OR INTEREST

A. SURRENDER OF LEASES:

   The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

   However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit "B." Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance wit the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

   Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

B. RENEWAL OR EXTENSION OF LEASES:

   If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

   If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit "A," but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

   If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

   The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therin. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective, but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.

   The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C. ACREAGE OR CASH CONTRIBUTIONS:

   While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside the Contract Area.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

   If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:

   For the purpose of maintaining uniformity of ownership in the Contract Area in the Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production covered by this agreement no party shall sell, encumber, transfer or make other disposition of its interest in the Oil and Gas Leases and Oil and Gas Interests embraced within the Contract Area or in wells, equipment and production unless such disposition covers either:

     1. the entire interest of the party in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production; or

     2. an equal undivided percent of the party's present interest in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production in the Contract Area.

   Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by
Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations.

   If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of joint expenses, and to deal generally with, and with power to bind; the co-owners of such party's interest within the scope of the operators embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of tier respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. WAIVER OF RIGHTS TO PARTITION:

   If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

                                  ARTICLE IX.
                        INTERNAL REVENUE CODE ELECTION

   If, for federal income tax purposes, this agreement and the operations hereunder are regarded ass a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit "G" or other agreement between then, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulations (S)1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K," Chapter 1, Subtitle "A," of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election ass may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

                                  ARTICLE X.
                              CLAIMS AND LAWSUITS

   Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Ten Thousand Dollars ($10,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

                                  ARTICLE XI.

                                 FORCE MAJEURE

  If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

  The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

                                 ARTICLE XII.

                                    NOTICES

  All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit "A." All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. "Receipt" for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement,or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 to 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice. Oral notice will not be considered as a valid notice unless written confirmation is received within twenty-four (24) hours of such oral notice, exclusive of Saturdays, Sundays and legal holidays.


                                 ARTICLE XIII.

                               TERM OF AGREEMENT

  This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

  [X] Option No. 1: So long as any of the Jointly owned Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

  The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

  Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its financial obligations.

                                 ARTICLE XIV.

                     COMPLIANCE WITH LAWS AND REGULATIONS

A. LAWS, REGULATIONS AND ORDERS:

  This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B. GOVERNING LAW:

  This agreement and all matters pertaining hereto, including but not limited to matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state of Texas shall govern.

C. REGULATORY AGENCIES:

  Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or
                                     -16-

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

   With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

                                  ARTICLE XV.

                                 MISCELLANEOUS

A. EXECUTION:

   This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit "A" as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B. SUCCESSORS AND ASSIGNS:

   This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C. COUNTERPARTS:

   This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D. SEVERABILITY:

   For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

                                 ARTICLE XVI.

                               OTHER PROVISIONS

                                  ARTICLE XVI

                               OTHER PROVISIONS

A.  Priority of Operations

    1. If at any time there is more than one operation proposed in connection with any well subject to this agreement, then unless all participating parties agree on the sequence of such operations, such proposals shall be considered and disposed of in the following order of priority:

        a)  Proposals to do additional testing, coring, or logging;

        b)  Proposals to attempt a completion in the objective zone;

        c)  Proposals to rework;

        d) Proposals to plug back and attempt completions in shallower zones in ascending order;

        e)  Proposals to deepen the well, in descending order;

        f)  Proposals to sidetrack the well;

        g)  Proposals to plug and abandon the well.

B.  Extension of Joint Venture Agreement Controls

    This Operating Agreement is subject to that certain Extension of Joint Venture Agreement dated effective April 8, 1996, between Edge Petroleum Corporation and Edge Group II Limited Partnership, et al, and in the event of a conflict, the terms of the Exploration Agreement shall prevail.

C.  Area of Mutual Interest

    The terms contained in Article 12.3(f) and 12.11 (Paragraphs 5 and 12, respectively) of the Extension of Joint Venture Agreement shall define the rights and obligations with respect to the AMI for this Prospect, but shall not apply to any acquisitions which result from acts of merger, consolidation, reorganization with, by or between a parent company, subsidiary or affiliated corporation or the acquisition by one party hereto of the interest of another party hereto or to the acquisition of the overriding royalty interest of any Edge employee.

D.  Deeper Drilling - In or Out

    If, after reaching the initial proposed objective, a participating party in the test well decides that the well is not commercially productive and a party proposes to drill, deepen or sidetrack such well to depth greater than the depth actually drilled in the test well, such party shall give notice thereof to the other parties, complying with the requirements of Article VI.B.1. Thereupon, Article VI.B. shall apply and all parties receiving notice shall have the right to participate or not participate in the drilling, deepening and/or sidetrack of such well, however, any party who elects not to participate in the deeper drilling operation shall assign, proportionately, to the parties who elect to participate in such operation all of the nonparticipating party(s)' interest in the leaseholds in the Contract Area insofar as they cover or apply to rights below the deepest depth drilled in the test well. Such assignments will be free and clear of all overriding royalty or other burdens not in existence at the date of this agreement.

    E.  Delay Rentals

    Operator shall submit to the parties reports of the monthly delay rental payments that will be due and payable on leases at least sixty (60) days in advance of such payments being due, together with the due dates for such payments, Operator's recommendations for the payment or non-payment thereof, and a general description of the leases and lands covered by same. A party may elect to terminate its interest in a lease or leases by providing written notice to Operator and all other parties hereto then owning an interest in said lease or leases, to the effect that the notifying party will not participate in the next ensuing delay rental payment with respect to such lease or leases at least forty (40) days in advance of such payments being due. Failure to notify Operator and such other parties of a party's election at least forty (40) days in advance of the rental payment due date shall be deemed an election to participate in payment of rentals.

    If at any time a party elects not to participate in payment of a delay rental, then the parties electing to participate in the payment shall have the right to assume their respective proportionate shares of the interest in the affected lease of the party electing not to participate by providing written notice to the other participating parties and Operator within ten
    (10) days after receipt of the notice of a party's election not to participate. Failure to provide such notice shall be deemed an election not to assume an interest. In


                                     -17A-
    the event that after such elections an interest in the affected lease remains that has not been assumed, Operator within forty-eight (48) hours shall notify the participating parties, who may elect to assume their respective proportionate shares of such remaining interest by providing written notice within notice within forty-eight (48) hours after receipt of notice of the interest that is available; failure to provide such notice shall be deemed an election no to assume an additional interest. If, after all such elections, an interest remains that has not been assumed by a party, then, at Operator's sole discretion, the Operation may elect either to assume the remaining interest and make the delay rental payment or elect not to make the rental payment and allow the affected lease or leases to lapse.

    A party electing to terminate its interest in a lease or leases shall assign its interest therein to the participating parties free of any overriding royalty interests, net profits interests or other burdens or encumbrances other than jointly borne burdens. Any such lease or leases shall be removed from the terms of this agreement but shall be subject to the terms of an identical Operating Agreement between the participating parties with only the interests of the parties changed on Exhibit "A."

F.  Proposed Operations

    Notwithstanding any provision in this agreement to the contrary, any party shall be allowed to propose the drilling of up to five (5) wells at any given time, and the non-proposing parties must respond in accordance with
    Article VI.B. hereof.

G.  Federal and State Administration

    Operator shall act as the representative for the parties hereto concerning all filings required by and hearings and proceedings before any Federal or State administrative bodies having jurisdiction over the Contract Area and all costs and expenses incurred by Operator, directly or by retention of outside personnel, in making such filings or participating in such hearings or proceedings shall be proper charges against the joint account. Nothing herein contained shall prohibit any of the parties to this agreement from participating in any such hearings or proceedings in its own behalf and at its own cost, expense and risk.

H.  Payment of Taxes and Royalties

    When Non-Operator is exercising the right to take in kind or separately dispose of its proportionate part of production, Non-Operator shall pay or arrange for the payment of all royalties, all production, severance or similar taxes imposed on such party; but at such times when Operator is purchasing or selling Non-Operator's share of production, Operator shall arrange for payment of such royalty and taxes.

    If a purchaser of any oil, gas or other hydrocarbons produced from the Contract Area declines to make disbursements of all royalties, and other payments out of, or with respect to, production which are payable on the Contract Area, Operator at its sole election will, upon request by any Non-Operator, provided that such Non-Operator shall execute such documents as may be necessary in the opinion of Operator to enable Operator to do so, receive all payments for oil, gas or other hydrocarbons attributable to such Non-Operator's interest directly from said purchaser. In such event, Operator will disburse common royalties, as well as other burdens created under this agreement, on behalf of such Non-Operators. Non-Operators agree to defend, indemnify and hold Operator harmless from any claims arising from such disbursement, including incorrect or untimely payment. Operator will have no liability regarding such disbursements, except to the extent that the claim arises from Operator's gross negligence or willful misconduct.

I.  Construction of Pipeline

    If any party to this agreement proposes the construction and/or acquisition of a pipeline and/or gathering line to transport production, from the Contract Area, then such party shall offer each of the other non-proposing parties to this agreement on mutually agreeable terms and conditions the right to participate in the construction operation and/or acquisition and ownership in the pipeline/gathering line, including the right of transporting production from the Contact Area. Should one or more non-proposing parties elect to participate, then between such participating parties, to the extent permitted by governmental rules, regulations and laws, there shall never be a transportation charge for gas owned by a participant and transported from the Contract Area through such pipeline/gathering line regardless if any or all other participants own such gas or if all the participants own such gas but not in the same proportion as the participation in such pipeline/gathering line; however, should third party gas move through said gathering line, a mutually agreeable administrative fee and operations fee (if applicable) will be charged to all participants.

    Should a party fail to elect to participate in the construction and/or acquisition of a pipeline or gathering line, such party's share of the gas shall not be deemed to be transported or marketed on such pipeline/gathering line, and such party will have to make separate arrangements to market its share of the production from the Contract Area.

    It is understood that ownership will be joint in the pipeline and any liabilities in operating and maintaining said pipeline will be proportionate to each participating party's ownership percentage.


                                     -17B-

J.  Bankruptcy

    If, following the granting of relief under the Bankruptcy Code to any party hereto as debtor thereunder, this Agreement should be held to be an executory contract under the Bankruptcy Code, then any remaining party shall be entitled to a determination by debtor or any trustee for debtor within thirty (30) days from the date an order for relief is entered under the Bankruptcy Code as to the rejection or assumption of this agreement.

    In the event of an assumption, such party seeking determination shall be entitled to adequate assurances as to the future performance of debtor's obligation hereunder and the protection of the interest of all parties. The debtor shall satisfy its obligation to provide adequate assurances by either advancing payment or depositing the debtor's proportionate share of expenses in escrow.

K.  Cost Overruns

    If and each time that Operator learns that there have been or there will be cost overruns equal to more than twenty-five percent (25%) of the total amount approved in an AFE, Operator shall send a supplemental AFE to each of the consenting parties in the operation to which the AFE applies. The AFE shall state the total amount of the anticipated overrun. Each consenting party receiving the supplemental AFE shall have forty-eight (48) hours from receipt thereof excluding Saturday, Sundays and legal holidays in which to approve the supplemental AFE. The failure of the party receiving the supplemental AFE to reply within the applicable period shall constitute an election by that party not to participate in the cost of the proposed operation, and paragraph VI.B.2. shall apply.

L.  Proof of Insurance

    Operator shall provide Non-Operators with a certificate of insurance reflecting that Non-Operators have been included as an "additional insured" in Operator's policies of insurance in compliance with Exhibit "D" attached hereto.

M.  Subsequently Created Interests

    Notwithstanding the provisions of this Operating Agreement and of the Accounting Procedure attached as Exhibit "C", the Parties to this agreement specifically agree that in no event during the term of this contract shall Operator be required to make more than one billing for the entire interest credited to each party on Exhibit "A" hereto. It is further agreed that if any Non-Operator to this Agreement (hereinafter "Selling Party") disposes of part of the interest credited to it on Exhibit "A", the Selling Party will be solely responsible for billing its assignee(s), and shall remain primarily liable to the other parties for the interest(s) assigned and shall make prompt payment to Operator for the entire amount of statements and billings rendered to it. It is further understood and agreed that if Selling Party disposes of all of its interest as set out on Exhibit "A", whether to one or several assignees, Operator shall continue to issue statements and billings to the Selling Party for the interest conveyed until such time as Selling Party has designated and qualified one assignee to receive the billing for the entire interest. In order to qualify one assignee to receive the billing for the entire interest credited to Selling Party on Exhibit "A", Selling Party shall furnish to Operator the following:

    1. Written notice of the conveyance and photostatic or certified copies of the assignments by which the transfer was made.

    2. The name of the assignee to be billed and a written statement signed by the assignee to be billed in which it consents to receive statements and billings for the entire interest credited to Selling Party on Exhibit "A" hereof; and, further, consents to handle any necessary sub-billings in the event it does not own the entire interest credited to Selling Party on Exhibit "A".1

    Notwithstanding anything contained to the contrary above, it is agreed that the original Parties to this Agreement hereto may each create one (1) subsequent interest, thereafter the terms of XVI.M. shall apply.

N.  Obligatory Well Provision

    Anything hereinabove to the contrary notwithstanding, if any party shall elect not to participate in the drilling (or any operation which could maintain said interest) of a well which is required to be drilled to maintain any mineral interest or lease subject to this agreement in order to comply with any obligations thereof or for any rights in such mineral interest or lease to be retained thereunder (hereinafter referred to as an "obligatory well"), such non-participating party shall forfeit to the parties participating in the drilling/operation of such well all of its interest in the well, all production from such well, whether unitized or not, and the mineral interest or lease preserved or maintained. The non-participating party shall assign all of the said forfeited interest to the parties participating in the drilling/operation of the obligatory well in the same proportion as the cost of drilling such well is borne by the participating parties. The interest in the well and production so assigned shall be assigned free and clear of all burdens on production created by, through or under the assigning party.


                                     -17C-

O.  News Releases

    Any party hereto or any related party hereto desiring to issue a news or press release concerning operations, completion information, well test data or reserve estimations shall provide the other parties hereto with copies of the proposed release and no such news release shall be issued without first obtaining the written consent of all the parties hereto, which consent shall not be unreasonable withheld. The foregoing notwithstanding, with respect to any proposed new releases, unless the other parties object in writing to the proposed news release or the contents thereof within forty-eight (48) hours after receipt of same, excluding Saturday, Sunday and legal holidays, any party failing to object within the time provide will be conclusively presumed to have approved of the proposed news release.

P.  Favored Nations

    Notwithstanding the foregoing, if, with regard to any Prospect or AMI in which the Venturers acquire an interest hereunder, EPC enters into an operating agreement or other agreement with a third party or parties after the date of execution of the Extension of Joint Venture Agreement on terms which are more favorable to such third party or parties than the terms applicable to the Venturers, then such more favorable terms shall apply in lieu of the terms provided in such agreement, and the Venturers shall nevertheless be entitled to their respective shares (based on proportionate Sharing Rations) of such more favorable terms just as if such terms had been included in the operating agreement or other applicable agreement for such Prospect or AMI, originally.


                                     -17D-

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

        IN WITNESS WHEREOF, this agreement shall be effective as of the ______

day of __________________, 19______.

ATTEST OR WITNESS:                       OPERATOR

                                         EDGE PETROLEUM CORPORATION
                                         ___________________________________

______________________________           By ________________________________

                                            JOHN E. CALAWAY
______________________________              ________________________________
                                            Type or print name


                                                  President/C.E.O.
                                            Title __________________________

                                            Date ___________________________
                                                                76-0334408
                                            Tax ID or S.S. No.______________


                                 NON-OPERATORS


                                            ________________________________


______________________________           By ________________________________


______________________________              ________________________________
                                            Type or print name


                                             Title _________________________

                                             Date  _________________________

                                             Tax ID or S.S. No. ____________


                                            ________________________________


______________________________           By ________________________________


______________________________              ________________________________
                                            Type or print name


                                            Title __________________________

                                            Date  __________________________

                                            Tax ID or S.S. No. _____________


                                            ________________________________


______________________________           By ________________________________


_____________________________               ________________________________
                                            Type or print name


                                            Title __________________________

                                            Date  __________________________

                                            Tax ID or S.S. No. _____________


                                            ________________________________


______________________________           By ________________________________


______________________________              ________________________________
                                            Type or print name


                                            Title __________________________

                                            Date  __________________________

                                            Tax ID or S.S. No. _____________

                                  EXHIBIT "A"

                  Attached to and made a part of that certain
           Operating Agreement dated                , by and between
                 Edge Petroleum Corporation, as Operator, and
          Edge Group II Limited Partnership, et al, as Non-Operators

(1) Description of lands subject to this agreement

   All lands subject to this Agreement shall be limited in depth as to those
depths from the surface to     feet and within the area outlined on the plat
attached hereto as Exhibit "A-1".

(2) Restrictions, if any, as to depths, formations or substances

   As noted in leases, farm-ins or other acquisition agreements and instruments.

(3) and (4)

   Parties to agreement with addresses and telephone number for notice purposes and percentage or fractional interest of parties to this agreement.

                                                 Working Interests
                                                -------------------
   Edge Petroleum Corporation
    Company, Inc.                                     __.____%
    its successors or assigns
   1111 Bagby, Suite 2100
   Houston, Texas 77002
   (713) 654-8960 - telephone
   (713) 654-7722 - fax

   Edge Group II Limited Partnership                  __.____%


   (   ) ___-____ - telephone
   (   ) ___-____ - fax

   Gulfedge Limited Partnership                       __.____%


   (   ) ___-____ - telephone
   (   ) ___-____ - fax

   Edge Group Partnership                             __.____%


   (   ) ___-____ - telephone
   (   ) ___-____ - fax


(5) Oil and gas leases subject to this agreement

   See Lease Schedule attached hereto

(6) Burdens on production

   [To be included.]

                                EXHIBIT "A"(1)

                  Attached to and made a part of that certain
         Operating Agreement dated                    , by and between
                 Edge Petroleum Corporation, as Operator, and
          Edge Group II Limited Partnership, et al, as Non-Operators



                       [TO BE INSERTED AT A LATER DATE]

                                EXHIBIT "A"(5)

            Attached to and made a part of that certain Operating
              Agreement dated                    , by and between
                 Edge Petroleum Corporation, as Operator, and
          Edge Group II Limited Partnership, et al, as Non-Operators



                       [TO BE INSERTED AT A LATER DATE]

                                  EXHIBIT "B"

                          OIL, GAS AND MINERAL LEASE

     THIS AGREEMENT made this __________ day of ______________________ 19____,

between _____________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________.
Lessor (whether one or more), whose address is: _____________________________,

and ______________________________________________________, Lessee, WITNESSETH:

     I, Lessor in consideration of __________________________________________

Dollars ($___________), in hand paid, of the royalties herein provided, and of the agreements of Lessee herein contained, hereby grants, leases and lets exclusively unto Lessee for the purpose of investigating, exploring, prospecting, drilling and mining for and producing oil, gas and all other minerals, conducting exploration, geologic and geophysical surveys by seismograph, core test, gravity and magnetic methods, injecting gas, water and other fluids, and air into subsurface strata, laying pipe lines, building roads, tanks, power stations, telephone lines and other structures thereon and on, over and across lands owned or claimed by Lessor adjacent and contiguous thereto, to produce, save, take care of, treat, transport and own said products, and housing its employees, the following described land in ______________________________ _____________________________________________________ County, Texas, to-wit:













This lease also covers and includes all land owned or claimed by Lessor adjacent or contiguous to the land particularly described above, whether the same be in said survey or surveys or in adjacent surveys, although not included within the boundaries of the land particularly described above.

     2. This is a paid up lease and subject to the other provisions herein contained, this lease shall be for a term of ______ years from this date (called "primary term") and as long thereafter as oil, gas or other mineral is produced from said land or land with which said land is pooled thereunder.

     3. As royalty, lessee covenants and agrees: (a) To deliver to the credit of lessor, in the pipe line to which lessee may connect its wells, the equal one-eighth part of all oil produced and saved by lessee from said land, or from time to time, at the option of lessee, to pay lessor the average posted market price of such one-eighth part of such oil at the wells as of the day it is run to the pipe line or storage tanks, lessor's interest, in either case, to bear one-eighth of the cost of treating oil to render it marketable pipe line oil;
(b) to pay lessor for gas and casinghead gas produced form said land (1) when sold by lessee, one-eighth of the amount realized by lessee, computed at the mouth of the well, or (2) when used by lessee off said land or in the manufacture of gasoline or other products, one-eighth of the amount realized from the sale of gasoline or other products extracted therefrom and one-eighth of the amount realized from the sale of residue gas after deducting the amount used for plant fuel and/or compression; (c) To pay lessor on all other mineral mined and marketed or utilized by lessee from said land, one-tenth either in kind or value at the well or mine at lessee's election, except that on sulphur mined and marketed the royalty shall be one dollar ($1.00) per long ton. If, at the expiration of the primary term or at any time or times thereafter, there is any well on said land or on lands with which said land or any portion thereof has been pooled, capable of producing oil or gas, and all such wells are shut-in, this lease shall, nevertheless, continue in force as though operations were being conducted on said land for so long as said wells are shut-in, and thereafter this lease may be continued in force as if no shut-in had occurred. Lessee covenants and agrees to use reasonable diligence to produce, utilize, or market the minerals capable of being produced from said wells, but in the exercise of such diligence, lessee shall not be obligated to install or furnish facilities other than well facilities and ordinary lease facilities of flow lines, separator, and lease tank, and shall not be required to settle labor trouble or to market gas upon terms unacceptable to lessee. If, at any time or times after the expiration of the primary term, all such wells are shut-in for a period of ninety consecutive days, and during such time there are no operations on said land, then at or before the expiration of said ninety day period, lessee shall pay or tender, by check or draft of lessee, as royalty, a sum equal to one dollar ($1.00) for each acre of land then covered hereby. Lessee shall make like payments or tenders at or before the end of each anniversary of the expiration of said ninety day period if upon such anniversary this lease is being continued in force solely by reason of the provisions of this paragraph. Each such payment or tender shall be made to the parties who at the time of payment would be entitled to receive the royalties which would be paid under this lease if the wells were producing, and may be deposited in the

____________________________________________ Bank at __________________________,
or its successors, which shall continue as the depositories, regardless of changes in the ownership of shut-in royalty. If at any time that lessee pays or tenders shut-in royalty, two or more parties are, or claim to be, entitled to receive same, lessee may, in lieu of any other method of payment herein provided, pay or tender such shut-in royalty, in the manner above specified, either jointly to such parties or separately to each in accordance with their respective ownerships thereof, as lessee may elect. Any payment hereunder may be made by check or draft of lessee deposited in the mail or delivered to the party entitled to receive payment or to a depository bank provided for above on or before the last date for payment. Nothing herein shall impair lessee's right to release as provided in paragraph 5 hereof. In the event of assignment of this lease in whole or in part, liability for payment hereunder shall rest exclusively on the then owners of this lease, severally as to acreage owned by each.

     4. Lessee, at its option, is hereby given the right and power to pool or combine the acreage covered by this lease or any portion thereof as to oil and gas, or either of them, with any other land covered by this lease, and/or with any other land, lease or leases in the immediate vicinity thereof to the extent hereinafter stipulated, when in Lessee's judgment it is necessary or advisable to do so in order properly to explore, or to develop and operate said leased premises in compliance with the spacing rules of the Railroad Commission of Texas, or other lawful authority, or when to do so would, in the judgment of Lessee, promote the conservation of oil and gas in and under and that may be produced from said premises. Units pooled for oil hereunder shall not substantially exceed 40 acres each in area, and units pooled for gas hereunder shall not substantially exceed in area 640 acres each plus a tolerance of ten percent (10%) thereof, provided that should governmental authority having jurisdiction prescribe or permit the creation of units larger than those specified, for the drilling or operation of a well at a regular location or for obtaining maximum allowable from any well to be drilled, drilling or already drilled, units thereafter created may conform substantially in size with those prescribed or permitted by governmental regulations. Lessee under the provisions hereof may pool or combine acreage covered by this lease or any portion thereof as above provided as to oil in any one or more strata and as to gas in any one or more strata. The units formed by pooling as to any stratum or strata need not conform in size or area with the unit or units into which the lease is pooled or combined as to any other stratum or strata, and oil units need not conform as to area with gas units. The pooling in one or more instances shall not exhaust the rights of the Lessee hereunder to pool this lease or portions thereof into other units. Lessee shall file for record in the appropriate records of the county in which the leased premises are situated an instrument describing and designating the pooled acreage as a pooled unit; and upon such recordation the unit shall be effective as to all parties hereto, their heirs, successors, and assigns, irrespective of whether or not the unit is likewise effective as to all other owners of surface, mineral, royalty, or other rights in land included in such unit. Lessee may at its election exercise its pooling option before or after commencing operations for or completing an oil or gas well on the leased premises, and the pooled unit may include, but it is not required to include, land or leases upon which a well capable of producing oil or gas in paying quantities has theretofore been completed or upon which operations for the drilling of a well for oil or gas have theretofore been commenced. In the event of operations for drilling on or production of oil or gas from any part of a pooled unit which includes all or a portion of the land covered by this lease, regardless of whether such operations for drilling were commenced or such production was secured before or after the execution of this instrument or the instrument designating the pooled unit, such operations shall be considered as operations for drilling on or production of oil or gas from land covered by this lease whether or not the well or wells be located on the premises covered by this lease and in such event operations for drilling shall be deemed to have been commenced on said land within the meaning of paragraph 5 of this lease; and the entire acreage constituting such unit or units, as to oil and gas, or either of them, as herein provided, shall be treated for all purposes, except the payment of royalties on production from the pooled unit, as if the same were included in this lease. For the purpose of computing the royalties to which owners of royalties and payments out of production and each of them shall be entitled on production of oil and gas, or either of them, from the pooled unit, there shall be allocated to the land covered by this lease and included in said unit (or to each separate tract within the unit if this lease covers separate tracts within the unit) a pro rata portion of the oil and gas, or either of them, produced from the pooled unit after deducting that used for operations on the pooled unit. Such allocation shall be on an acreage basis-- that is to say, there shall be allocated to the acreage covered by this lease and included in the pooled unit (or to each separate tract within the unit if this lease covers separate tracts within the unit) that pro rata portion of the oil and gas, or either of them, produced from the pooled unit which the number of surface acres covered by this lease (or in each such separate tract) and included in the pooled unit bears to the total number of surface acres included in the pooled unit. Royalties hereunder shall be computed on the portion of such production, whether it be oil and gas, or either of them, so allocated to the land covered by this lease and included in the unit just as though such production were from such land. The production from an oil well will be considered as production from the lease or oil pooled unit from which it is producing and not as production from a gas pooled unit; and production from a gas well will be considered as production from the lease or gas pooled unit from which it is producing and not from an oil pooled unit. This formation of any unit hereunder shall not have the effect of changing the ownership of any shut-in production royalty which may become payable under this lease. If this lease now or hereafter covers separate tracts, no pooling or unitization of royalty interest as between any such separate tracts is intended or shall be implied or result merely from the inclusion of such separate tracts within this lease but Lessee shall nevertheless have the right to pool as provided above with consequent allocation of production as above provided. As used in this paragraph 4, the words, "separate tract" mean any tract with royalty ownership differing, now or hereafter, either as to parties or amounts, from that as to any other part of the leased premises.

     5. If at the expiration of the primary term, oil, gas, or other mineral is not being produced on said land, or from land pooled therewith, but Lessee is then engaged in drilling or reworking operations thereon, or shall have completed a dry hole thereon within 60 days prior to the end of the primary term, the lease shall remain in force so long as operations on said well or for drilling or reworking of any additional well are prosecuted with no cessation of more than 60 consecutive days, and if they result in the production of oil, gas or other mineral, so long thereafter as oil, gas, or other mineral is produced from said land, or from land pooled therewith. If, after the expiration of the primary term of this lease and after oil, gas, or other mineral is produced from said land, or from land pooled therewith, the production thereof should cease from any cause, this lease shall not terminate if Lessee commences operations for drilling or reworking within 60 consecutive days after the cessation of such production, but shall remain in force and effect so long as such operations are prosecuted with no cessation of more than 60 consecutive days, and if they result in the production of oil, gas, or other mineral, so long thereafter as oil, gas, or other mineral is produced from said land, or from land pooled therewith. Any pooled unit designated by Lessee in accordance with the terms hereof, may be dissolved by Lessee by instrument filed for record in the appropriate records of the county in which the leased premises are situated at any time after the completion of a dry hole or the cessation of production on said unit. In the event a well or wells producing oil or gas in paying quantities should be brought in on adjacent land and within 330 feet of and draining the leased premises, or land pooled therewith, Lessee agrees to drill such offset well or wells as a reasonably prudent operator would drill under the same or similar circumstances. Lessee may at any time execute and deliver to Lessor or place of record a release or releases covering any portion or portions of the above described premises and thereby surrender this lease as to such portion or portions and be relieved of all obligations as to the acreage surrendered.

     6. Lessee shall have the right at any time during or after the expiration of this lease to remove all property and fixtures placed by Lessee on said land, including the right to draw and remove all casing. When required by Lessor, Lessee will bury all pipe lines below ordinary plow depth, and no well shall be drilled within two hundred (200) feet of any residence or barn now on said land without Lessor's consent.

     7. The rights of either party hereunder may be assigned in whole or in part, and the provisions hereof shall extend to their heirs, successors and assigns; but no change or division in ownership of the land, or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee; and no change or division in such ownership shall be binding on Lessee until thirty (30) days after Lessee shall have been furnished by registered U.S. mail at Lessee's principal place of business with a certified copy of recorded instrument or instruments evidencing same. In the event of assignment hereof in whole or in part, liability for breach of any obligation hereunder shall rest exclusively upon the owner of this lease or of a portion thereof who commits such breach. If six or more parties become entitled to royalty hereunder, Lessee may withhold payment thereof unless and until furnished with a recordable instrument executed by all such parties designating an agent to receive payment for all.

     8. The breach by Lessee of any obligation arising hereunder shall not work a forfeiture or termination of this lease nor cause a termination or reversion of the estate created hereby nor be grounds for cancellation hereof in whole or in part. No obligation reasonably to develop the leased premises shall arise during the primary term. Should oil, gas or other mineral in paying quantities be discovered on said premises, then after the expiration of the primary term, Lessee shall develop the acreage retained hereunder as a reasonably prudent operator, but in discharging this obligation it shall in no event be required to drill more than one well per forty (40) acres of the area retained hereunder and capable of producing oil in paying quantities and one well per 640 acres plus an acreage tolerance not to exceed 10% of 640 acres of the area retained hereunder and capable of producing gas or other mineral in paying quantities. If after the expiration of the primary term, Lessor considers that operations are not at any time being conducted in compliance with this lease, Lessor shall notify Lessee in writing of the facts relied upon as constituting a breach hereof, and Lessee, if in default, shall have sixty days after receipt of such notice in which to commence the compliance with the obligations imposed by virtue of this instrument.

     9. Lessor hereby warrants and agrees to defend the title to said land and agrees that Lessee at its option may discharge any tax, mortgage or other lien upon said land, either in whole or in part, and in event Lessee does so, it shall be subrogated to such lien with right to enforce same and apply royalties accruing hereunder toward satisfying same. Without impairment of Lessee's rights under the warranty in event of failure of title, it is agreed that if this lease covers a less interest in the oil, gas, sulphur, or other minerals in all or any part of said land than the entire and undivided fee simple estate (whether Lessor's interest is herein specified or not), or no interest therein, then the royalties, and other monies accruing from any part as to which this lease covers less than such full interest, shall be paid only in the proportion which the interest therein, if any, covered by this lease, bears to the whole and undivided fee simple estate therein. All royalty interest covered by this lease (whether or not owned by Lessor) shall be paid out of the royalty herein provided. Should any one or more of the parties named above as Lessors fail to execute this lease, it shall nevertheless be binding upon the party or parties executing the same.

     10. Should Lessee be prevented from complying with any express or implied covenant of this lease, from conducting drilling or reworking operations thereon or from producing oil or gas therefrom by reason of scarcity of or inability to obtain or to use equipment or material, or by operation of force majeure, Federal or state law or any order, rule or regulation of governmental authority, then while so prevented, Lessee's obligation to comply with such covenant shall be suspended, and Lessee shall not be liable in damages for failure to comply therewith; and this lease shall be extended while and so long as Lessee is prevented by any such cause from conducting drilling or reworking operations on or from producing oil or gas from the lease premises; and the time while Lessee is so prevented shall not be counted against Lessee, anything in this lease to the contrary notwithstanding.

     IN WITNESS WHEREOF, this instrument is executed on the date first above written.


____________________________________       ____________________________________

____________________________________       ____________________________________

____________________________________       ____________________________________

STATE OF TEXAS            }                                     ACKNOWLEDGEMENT
COUNTY OF                 }
     This instrument was acknowledged before me on the ______ day of

________________________, 19____, by _________________________________________.

                                           ____________________________________
                                           Notary Public, State of Texas
                                           Notary's mane (printed):
                                           Notary's commission expires:

STATE OF TEXAS            }                           CORPORATE ACKNOWLEDGEMENT
COUNTY OF                 }
     This instrument was acknowledged before me on the ______ day of

________________________, 19____, by __________________________________________

of ____________________________________________________________ a _____________
corporation, on behalf of said corporation.

                                           ____________________________________
                                           Notary Public, State of Texas
                                           Notary's name (printed):
                                           Notary's commission expires:

================================================================================

                          No. ______________________

================================================================================

                          OIL, GAS AND MINERAL LEASE

                                     FROM

                          __________________________

                          __________________________

                                      TO

                          __________________________

                          __________________________

================================================================================

DATED ________________________, 19____

NO. ACRES ____________________________

_________________________COUNTY, TEXAS

TERM _________________________________

THIS INSTRUMENT WAS FILED FOR RECORD ON THE __________

DAY OF ___________________________________, 19____, AT

______ O'CLOCK ________________M. AND DULY RECORDED IN

BOOK ________________________, PAGE __________________

OF THE _______________________ RECORDS OF THIS OFFICE.

______________________________________________________
                                          COUNTY CLERK

BY ___________________________________________, DEPUTY


                           WHEN RECORDED RETURN TO

                    ______________________________________


================================================================================

                                  EXHIBIT "C"

Attached to and made a part that certain Operating Agreement dated             ,
                            ----------------------------------------------------
by and between Edge Petroleum Corporation, as Operator, and Edge Group II
--------------------------------------------------------------------------------
Limited Partnership, et al, as Non-Operators
--------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             ACCOUNTING PROCEDURE

                               JOINT OPERATIONS

                             1. GENERAL PROVISIONS

I. Definitions

   "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

   "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

   "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

   "Operator" shall mean the party designated to conduct the Joint Operations.

   "Non-Operators" shall mean the Parties to this agreement other than the Operator.

   "Parties" shall mean Operator and Non-Operators.

   "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

   "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

   "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

   "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

   "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

2. Statement and Billings

   Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3. Advances and Payments by Non-Operators

   A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

   B.  Each Non-Operator shall pay its proportion of all bills within fifteen
       (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at COMPASS BANK HOUSTON, TEXAS on the first day of the month in which
       ----------------------------
       delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4. Adjustments

   Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.


      COPYRIGHT(C) 1985 by the Council of Petroleum Accountants Societies.

5. Audits

   A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

   B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6. Approval By Non-Operators

   Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.


                              II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1. Ecological and Environmental

   Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2. Rentals and Royalties

   Lease rentals and royalties paid by Operator for the Joint Operations.

3. Labor

   A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

       (2) Salaries of First Level Supervisors in the field.

       (3) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

       (4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

   B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section
       II. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section
       II. If percentage assessment is used,the rate shall be based on the Operator's cost experience.

   C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this
       Section II.

   D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II.

4. Employee Benefits

   Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this
   Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

5.   Material

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.   Transportation

     Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.   Services

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.   Equipment and Facilities Furnished By Operator

     A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed twelve percent (12.0%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.   Damages and Losses to Joint Property

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.  Legal Expense

     Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgements and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11.  Taxes

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

12.  Insurance

     Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13.  Abandonment and Reclamation

     Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.  Communications

     Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this
     Section II.

15.  Other Expenditures

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.


                                III.  OVERHEAD

1.   Overhead - Drilling and Producing Operations

     i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

          (x) Fixed Rate Basis, Paragraph 1A, or
          ( ) Percentage Basis, Paragraph 1B

          Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

     ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint
          Property:

          ( ) shall be covered by the overhead rates, or
          (x) shall not be covered by the overhead rates.

     iii. The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

          ( ) shall be covered by the overhead rates, or
          (x) shall not be covered by the overhead rates.

     A.   Overhead - Fixed Rate Basis

          (1) Operator shall charge the Joint Account at the following rates per well per month:

             **Drilling Well Rate $4,500.00*
                (Prorated for less than a full month)

             **Producing Well Rate $450.00*

          (2)  Application of Overhead - Fixed Rate Basis shall be as follows:

               (a)  Drilling Well Rate

                    (1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever


 *For all wells drilled to a Shallow Zone (defined as 0' to 4,500'), producing well rates shall be as follows:
                 0-10 wells - $450.00 per well,
                11-20 wells - $400.00 per well, or
                21 or more  - $350.00 per well.
**In the event a well(s) is drilled to a Deep Zone (defined as > 4,500'), the drilling and producing well rates will be adjusted for overhead in accordance with the most recent issue of Ernst & Young fixed rate overhead survey.

                   is later, except that no charge shall be made during suspension of drilling or completion operations for five (5) or more consecutive calendar days.

               (2) Charges for wells undergoing any type of workover or
                   recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for five (5) or more consecutive calendar days.

           (b) Producing Well Rates

               (1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

               (2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority. For all multi-completed wells, Operator shall charge 1-1/2 times the producing well rate only and shall not charge as separate wells.

               (3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet. If a producing well is shut-in, producing well rates may be charged for a maximum of three (3) months.

               (4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be make whether or not the well has produced except when drilling well rate applies.

               (5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

       (3) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

2. Overhead - Major Construction

   To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint

   Account for overhead based on the following rates for any Major Construction project in excess of $25,000.00:

   A.  5% of first $100,000 or total cost if less, plus

   B.  3% of costs in excess of $100,000 but less than $1,000,000, plus

   C.  2% of costs in excess of $1,000,000.

   Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3. Catastrophe Overhead

   To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

   A.  5% of total costs through $100,000; plus

   B.  3% of total costs in excess of $100,000 but less than $1,000,000; plus

   C.  2% of total costs in excess of $1,000,000.

   Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4. Amendment of Rates

   The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

   IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1. Purchases

   Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2. Transfers and Dispositions

   Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

   A.  New Material (Condition A)

       (1) Tubular Goods Other than Line Pipe

           (a) Tubular goods, sized 2-3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

           (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

       (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

       (d) Macaroni tubing (size less than 2-3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

   (2) Line Pipe

       (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

       (b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

       (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

       (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

   (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

   (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(1) and (2).

   B.  Good Used Material (Condition B)

       Material in sound and serviceable condition and suitable for reuse without reconditioning:

       (1) Material moved to the Joint Property

           At seventy-five percent (75%) of current new price, as determined by Paragraph A.

       (2) Material used on and moved from the Joint Property

           (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

           (b) At sixty-five percent (65 of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

       (3) Material not used on and moved from the Joint Property

           At seventy-five percent (75%) of current new price as determined by Paragraph A.

       The cost of reconditioning, if any, shall be absorbed by the transferring property.

   C.  Other Used Material

       (1) Condition C

           Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

           (2) Condition D

               Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

               (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

               (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

           (3) Condition E

               Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

       D.  Obsolete Material

           Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

       E.  Pricing Conditions

           (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25 cents) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

           (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3. Premium Prices

   Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4. Warranty of Material Furnished By Operator

   Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1. Periodic Inventories, Notice and Representation

   At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2. Reconciliation and Adjustment of Inventories

   Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3. Special Inventories

   Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4. Expense of Conducting Inventories

   A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

   B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

                                  EXHIBIT "D"

             Attached to and made a part of that certain Operating
              Agreement dated __________________, by and between
                 Edge Petroleum Corporation, as Operator, and
          Edge Group II Limited Partnership, et al, as Non-Operators


                             INSURANCE PROVISIONS

     At all times while operations are conducted under this Agreement, Operator shall, when requested by Non-Operator, maintain for the benefit of all parties hereto, insurance of the types and in the maximum amounts as provided below. Premiums for such insurance shall be charged to the Joint Account.

     Non-operating working interest owners shall be named as Additional Insureds on the liability insurance policies, but only with respect to the performance of all work hereunder.

     All such insurance shall be carried by an acceptable company or companies; shall be maintained in full force and effect during the term of this Agreement; and shall not be cancelled, altered or amended without 30 days prior written notice. If so required, Operator agrees to have its insurance carrier furnish Certificates of Insurance evidencing such insurance coverages.

     Operator and non-operating working interest owners agree to mutually waive subrogation in favor of each other on all insurance carried by each party and/or to obtain such waiver from the insurance carrier if so required by the insurance contract. If such a waiver is not obtained, the party failing to do so shall indemnify the other party for any claim by an insurance carrier arising out of subrogation.

     Non-operating working interest owners agree that the limits and coverage carried by Operator are adequate and shall hold Operator harmless if any claim exceeds such limit or is not covered by such policy. Such coverages and limits may change or be unavailable from time to time and Operator does not guarantee their continuance but will use its best effort to provide coverages and limits at reasonable costs.

     a. Worker's Compensation Insurance in full compliance with all applicable state and federal laws and regulations

     b. Employer's Liability Insurance in the limits of $500,000 per accident covering injury or death to any employee who may be outside the scope of the Workers' Compensation statute of the state in which the work is performed.

     c. Comprehensive General Liability Insurance with Limits per occurrence of $1,000,000 Combined Single Limit for Bodily Injury and Property Damage, including Property Damage by Blowout and Cratering, Completed Operations, and Broad Form Contractual Liability as respects any contract into which the Operator may enter under the terms of this Agreement.

     d. Automobile Liability Insurance covering owned, non-owned and hired automotive equipment with limits of $500,000.

     e. Umbrella Liability with limit of $5,000,000 per occurrence combined single limit.

     f. Operator shall carry Operators Extra Expense insurance covering the costs of controlling a Blowout, the expenses involved in redrilling the well, certain other related costs and Seepage and Pollution Liability. (These are descriptive terms only and exact coverage can be found only in the policy). The limit for this insurance is $3,000,000 per occurrence. Non-operating working interest owners not wishing to be covered under this policy must notify operator prior to such date, and by such refusal of coverage each non-operating working interest owner agrees to be responsible for this proportionate share of such loss, anything in the agreement to the contrary notwithstanding.

     g. Such other coverage for the joint account as Operator shall deem reasonable and necessary in connection with the conduct of operations hereunder.

     Notwithstanding anything contained herein to the contrary each Non-Operating working interest owner may at their option provide the Operator with a Certificate of Insurance showing that the party maintains insurance independently covering the risks set forth in subparagraph C, D, E and F with limits of coverage at least equal to those specified with Operator named as an additional insured but only with respect to the performance of all work hereunder. Any party providing evidence of such coverage shall not be a named insured under policies maintained by Operator and shall not be charged with premiums charged to the joint account for coverage specified by subparagraphs C, D, E and F above, and Operator may to the extent it deems appropriate reduce the limits of coverage specified above.

                                  EXHIBIT "E"

             Attached to and made a part of that certain Operating
              Agreement dated___________________, by and between
                 Edge Petroleum Corporation, as Operator, and
          Edge Group II Limited Partnership, et al, as Non-Operators


                            GAS BALANCING AGREEMENT

INTENT OF THIS GAS BALANCING AGREEMENT:

     The parties to this gas balancing agreement (GBA) intend to provide a method of balancing gas production from the lease(s) or unit subject to the above Operating Agreement when a party does not take its proportionate share of production.

     Pursuant to the above Operating Agreement, each party is permitted to take in kind and/or separately dispose of its proportionate share of the gas produced from the above stipulated lease or unit and shall make a good-faith effort to dispose of its share of gas as currently produced. In the event any party hereto fails, or is unable, to take in kind and/or market its share of the gas as produced for any reason, the terms of this GBA shall automatically become effective, and shall supersede any relevant contrary terms in the Operating Agreement (unless otherwise noted herein).

     As long as any gas produced from the lease(s) or unit is subject to the regulations of the Federal Energy Regulatory Commission (FERC), or any successor governmental authority, under any section of the Natural Gas Policy Act of 1978
(NGPA), or other statutory authority which establishes maximum lawful prices for the gas, each party shall receive its allocated share of each pricing category of gas in accordance with his working interest in the lease or unit. It is the intent of this GBA that balancing of gas will be based upon the allocated volumes of each category of gas. This GBA shall apply separately to each pricing category of gas. Any deregulated gas, including gas deregulated in the future, shall be treated as a separate category for purposes of balancing.

     The terms "party" and "parties" shall be considered to imply either the singular or plural form of the work as applicable according to the context.

OVER/UNDER PRODUCTION:

     During any period or periods when any party hereto fails, or is unable, to take in kind and/or market, for any reason, its share of gas as produced, the other party shall be entitled, but not required, to produce each month the maximum amount of gas production permitted by the appropriate governmental authority having jurisdiction and deliver to their purchasers all gas production not taken by the underproduced party. Each party failing to take or market its full share of the gas as produced shall be considered underproduced by a quantity of gas equal to its share of the gas produced, less such party's share of the gas taken or sold, vented, lost, or used in the lease or unit operations. Those parties which are capable of taking and/or marketing quantities of gas allocable to an underproduced party, in the absence of any other agreement between them, shall each take a share of the gas attributed to the underproduced party in the direct proportion that its interest bears to the total interest of all parties taking underproduced gas and shall be considered to be overproduced. All gas taken and marketed by a party in accordance with the terms of this GBA, regardless of whether such party is underproduced or overproduced, shall be regarded as gas taken for its own account with title thereto being in such party, whether such gas is attributable to such party's working interest share of production, to overproduction, or to makeup of underproduction.

ACCOUNTING FOR IMBALANCE:

     The Operator will maintain appropriate accounting on a monthly and cumulative basis of the quantities and categories of gas each party is entitled to receive and the quantities and categories of gas taken and/or marketed by each of the parties. For the sole purpose of implementing the terms of this GBA and adjusting gas imbalances which may occur, each party disposing of gas from the lease(s) or unit in any month, to the extent required, shall furnish or cause to be furnished to the Operator by the last day of each calendar month a statement showing the total volume of gas sold by such party or taken in kind for its own account during the preceding calendar month (the "report period"). Within sixty (60) days after the end of each report period, the Operator shall furnish each party a statement showing the status of the overproduced and underproduced accounts of all parties. All gas volumes under this paragraph will be identified by the appropriate category under the NGPA or any other law or regulation in effect including deregulated gas, as appropriate. Each party to this GBA agrees that it will not utilize any information obtained hereunder for any purpose other than implementing the terms of this agreement.

GAS MAKEUP:

     Any party underproduced as to a given category of gas shall endeavor to bring its taking of gas of that category into balance. After a reasonable length of time after written notice to the Operator, any party may begin taking and/or delivering to its purchaser(s) its full share of each category of gas produced. In addition, to allow for the recovery and makeup of underproduced gas in a category and to balance the gas account for the category between the parties in accordance with their respective interests, the underproduced party shall be entitled to take an additional share of gas ("make-up gas"). After a reasonable length of time after written notice to the Operator, the underproduced party shall be entitled to take up to an additional fifty percent (50%) of the monthly quantity of that category of gas attributable to the overproduced party; however, unless the underproduced party and the overproduced party otherwise mutually agree, the make-up gas entitlement of a party may not exceed one hundred percent (100%) of that party's regular working interest entitlement of production. If more than one underproduced party is entitled to take additional gas, they shall divide the make-up gas in proportion to their respective underproduced accounts. The first gas made up shall be assumed to be the first gas underproduced.

     It is specifically agreed that no underproduced party will be allowed to take make-up gas during the months of November, December, January or February (the "winter period"). How-ever, gas make-up will be allowed during the winter period if the underproduced party has taken at least ninety percent (90%) of the make-up gas to which it was entitled during the six consecutive months immediately prior to the winter period.

CESSATION OF PRODUCTION:

     If, at the termination of production of a given category of gas, an imbalance exists between the parties, a monetary settlement of the imbalance between the parties shall be made within a reasonable length of time after production permanently ceases. The amount of the monetary settlement will be limited to the lesser of 1) the proceeds actually received by the overproduced party at the time of overproduction, or 2) the underproduced party's respective price at the time of underproduction, established under the terms of a valid Gas Sales Agreement for such production, multiplied by the underproduced volumes. Any monetary settlement between the parties shall be made net of any royalties, production taxes, and severance taxes previously paid on the overproduction by the overproduced party, and also net of any out-standing amounts related to the lease(s) or unit(s) which are owed by the underproduced party to the overproduced party. If the overproduced party did not sell its gas, but otherwise utilized such gas in its own operations, such gas will be valued in the same manner used for royalty and severance tax purposes when produced. In the event the underproduced party has taken less than twenty percent (20%) of its working interest share of cumulative gas available for sale at cessation of production, the overproduced party shall be obligated to settle on only ninety percent (90%) of the value received for gas removed from the lease or unit.
That portion of the monies collected by the overproduced party which is subject to refund by orders of the FERC may be withheld by the overproduced party until such prices are fully approved by the FERC, unless the underproduced party furnishes a corporate undertaking agreeing to hold the over-produced party harmless from financial loss due to refund orders by the FERC.

     Notwithstanding the above, by mutual consent the parties may elect to balance gas of like quality and vintage from a source other than lease(s) subject to the Operating Agreement to which this GBA is attached. The gas so returned shall be from a designated area mutually agreed to by the parties to this GBA. In the event that the parties cannot mutually agree to balance in kind under this provision within ninety (90) days, the gas imbalance shall be settled under the first paragraph of this section.

ROYALTY SETTLEMENT:

     Except where provision is made to the contrary in the Operating Agreement, or otherwise required by any State or Federal law or regulation, at all times while gas is produced from the leases or unit, each party shall pay or cause to be paid, all royalty due and payable on its share of gas production, as if each party were taking or delivering to a purchaser its share of production. Each party agrees to hold each other party harmless from any and all claims for royalty payments asserted by its royalty owners. The term "royalty owner" shall include owners of royalty, overriding royalties, production payments, and similar interest.

DELIVERABILITY TESTS:

     Nothing herein shall be construed to deny any party the right, from time to time, upon reasonable advance notice in writing to the operator, to produce and take or deliver to its purchaser the full well stream for a reasonable period to meet the deliverability test required by its purchaser.

TAXES:

     Except where provision is made to the contrary in the Operating Agreement, each party shall pay, or cause to be paid, all production and severance taxes due and payable on its full share of gas production, as if each party were taking or delivering to a purchaser its full share of production.

LIQUID HYDROCARBONS:

     All parties hereto shall share in and own liquid hydrocarbons recovered from all gas by primary separation equipment prior to processing in a gas plant in accordance with their respective interest, as specified in the above Operating Agreement, whether or not such parties are actually producing and marketing gas at such time.

LEASE OPERATING COST:

     Nothing herein shall change or affect each party's obligation to pay its proportionate share of all costs and liabilities incurred in operations, as its share thereof is set forth in the above described Operating Agreement.

TERM:

     This agreement shall remain in force and effect as long as the Operating Agreement is in effect and thereafter until the gas balance accounts between the parties are settled in full and shall accrue to the benefit and be binding upon the parties hereto, their successors, representatives, and assigns.


                             EXHIBIT "E" - PAGE 2

                                  EXHIBIT "F"

             Attached to and made a part of that certain Operating
              Agreement dated _________________, by and between
                 Edge Petroleum Corporation, as Operator, and
          Edge Group II Limited Partnership, et al, as Non-Operators

                     NON-DISCRIMINATION AND CERTIFICATION
                         OF NON-SEGREGATED FACILITIES

Whenever used herein, the term "Contractor" shall refer to each party to the attached Operating Agreements insofar as the particular governmental laws, rules, regulations and orders apply to that party.

I.  Equal Opportunity Clause

    A. Contractor shall be bound by and agrees to the following provisions as contained in Section 202 of Executive Order No. 11246, to wit:

        1. The Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex, age or national origin. The Contractor will take affirmative action to ensure that applicants are employed, and the employees are treated during employment, without regard to their race, color, religion, sex, age or national origin. Such action shall including, but not be limited to, the following: employment, upgrading, demotion or transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this non-discrimination clause.

        2. The Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, age or national origin.

        3. The Contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the agency contracting officer, advising the labor union or workers' representative of the Contractor's commitments under Section 202 of Executive Order No. 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

        4. The Contractor will comply with all provisions of Executive Order No. 11246 of September 24, 1965, and of the rules and regulations, and relevant orders of the Secretary of Labor.

        5. The Contractor will furnish all information and reports required by Executive Order No. 11246 of September 24, 1965, and by the rules, regulations, and order of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the contracting agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

        6. In the event of Contractor's non-compliance with the nondiscrimination clauses of this contract or with any of such rules, regulations or orders, this contract may be cancelled, terminated or suspended in whole or in part and the Contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order No. 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order No. 11246 of September 24, 1965, or by rules, regulations, or orders of the Secretary of Labor, or as otherwise provided by law.

        7. The Contractor will include the provisions in Paragraphs 1 through 7 in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order No. 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for noncompliance; provided, however, that in the event the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the contracting agency, the Contractor may request the United States to enter into such litigation to protect the interests of the United States.

        8. Contractor certifies that he does not maintain or provide for his employees any segregated facilities at any of his establishments, and that he does not permit his employees to perform their services at any location, under his control, where segregated facilities are maintained. He certifies further that he will not maintain or provide for his employees any segregated facilities at any of his establishments, and that he will not permit his employees to perform their services at any location, under his control, where segregated facilities are maintained. Contractor agrees that a breach of this certification is a violation of the Equal Opportunity Clause in this contract. As used in this certification, the "segregated facilities" means any waiting room, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms, and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, sex, age or national origin, because of habit, local custom or otherwise. He further agrees that (except where he has obtained identical certifications from proposed subcontractors for specific time periods) he will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that he will retain such certifications in his files, and that he will forward the following notice to such proposed subcontractors (except where the proposed subcontracts have submitted identical certifications for specific time periods): NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NON-SEGREGATED FACILITIES. A certification of Non-Segregated Facilities as required by the May 9, 1968, order of Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 9,
1967) must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e. quarterly, semi-annually, or annually).
(1968 MAR.) (NOTE: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001).

     C. The undersigned Contractor further agrees and certifies that, if the value of any contract or purchase order is $50,000 or more and the Contractor has 50 or more employees, Contractor will:

         1. File a complete and accurate report on Standard Form 100 (EEO-1) with the Joint Reporting Committee, Post Office Box 9336, Philadelphia, Pennsylvania 19139 (such address may change), within thirty (30) days of the date of contract award, unless such report has been filed within the twelve (12) months' period preceding the date of the contract award and otherwise comply with and file such other compliance reports as may be required under Executive Order No. 11246, as amended, and Rules and Regulations adopted thereunder.

         2. Develop a written affirmative action compliance program for each of its establishments as required by Title 41, Code of Federal Regulations, Section 60-1.40.

II.  Employment of the Handicapped

     A. If this contract or purchase order is over $2,500 and pertains to a non-exempt government contract or subcontract, then the affirmative action clause and regulations (as amended from time to time) promulgated by the Secretary of Labor, or his designee, and to implement Section 503 of the Rehabilitation Act of 1973, P.O. 93-112, as amended by Rehabilitation Act of 1974, P.O. 93-516, found in 41 Code of Federal Regulations Part 60-741, are incorporated by reference and made a part hereof, and contractor agrees to comply with such affirmative action clause and regulations to the extent possible.

III. Disabled Veterans and Veterans of the Vietnam Era

     A. If this contract or purchase order is $10,000 or more, and pertains to a non-exempt government contract or subcontract, then the affirmative action clause and regulations (as amended from time to time) promulgated by the Secretary of Labor, or his designee, to implement Section 402 of the Vietnam Era Readjustment Act of 1974, P.L. 93-508, and found in 41 Code of Federal Regulations Part 60-250 are incorporated by reference and made a part hereof, and contractor agrees to comply with such affirmative action clause and regulations to the extent applicable.


                             EXHIBIT "F" - PAGE 2

                                EXHIBIT "G"

            Attached to and made a part of that certain Operating
              Agreement dated                    , by and between
                 Edge Petroleum Corporation, as Operator, and
          Edge Group II Limited Partnership, et al, as Non-Operators




                            THERE IS NO EXHIBIT "G"

                                  EXHIBIT "H"

        Attached to and made a part of that certain Operating Agreement dated April 1, 1996 between Carrizo Oil & Gas, Inc., as Operator, and Vastar Resources, Inc., et al, as Non-Operators

             EDGE PETROLEUM CORPORATION'S INFORMATION DISTRIBUTION
                       LIST/GEOLOGICAL WELL REQUIREMENTS
                              NON-OPERATED WELLS

  ---------------------------------------------------------------------------

                                             No. of
                                             Copies               Attention
                                             ------             ------------
AFE's                                          2                Mark J. Gabrisch

Drilling, Completion, & Workover Reports     1-Fax Daily        John E. Calaway
                                             1-Mail Weekly

Drilling permits, location plat,               3                John E. Calaway
 completion reports filed w/regulatory
 body, DST's well information, etc.

Monthly Production Reports                     3                John E. Calaway
 (Producing Wells)

Geological correspondence,                   1-FAX Immediately  John E. Calaway
 correspondence & information (Paleo,
 core analysis, logs, show reports, etc.)
 1 set samples upon request of slabbed
 section of cored interval

Electric Logs (Field & Final copies)         3-Field            John E. Calaway
                                             3-Final
                                             1/film of final

Mud logs                                     1-FAX Daily        John E. Calaway
Final Copies

24 HOUR NOTIFICATION of mud runs, tests, casing approval, changes in evaluation programs, first mud log and P&A approval to all designated geologists, of if unavailable, one of the people listed below)

Land correspondence, Operating Agreements,   1                  Mark J. Gabrisch
 letter agreements, payout notices, etc.

Geophysical Data (films, tapes, stacked      1                  John E. Calaway
 migrated sections, etc.)

********************************************************************************
LIST OF TELEPHONE NUMBERS
-------------------------

Office:                                      713/654-8960

Fax:                                         713/654-0701

MAILING ADDRESS:                             Edge Petroleum Corporation
----------------                             1111 Bagby, Suite 2100
                                             Houston, Texas 77002

DESIGNATED GEOLOGIST:                        --------------------------
---------------------
                                             Office: 713/654-8960
                                             Home:   713/   -
                                                        ---  ----